Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-208533 and 333-208533-03

PROSPECTUS

$1,037,160,000
Mercedes-Benz Auto Lease Trust 2016-B
Issuer
(CIK: 0001684415)

$220,000,000   0.75000%  Class A-1 Asset Backed Notes
$407,000,000          1.15%  Class A-2 Asset Backed Notes
$315,000,000          1.35%  Class A-3 Asset Backed Notes
$95,160,000            1.52%  Class A-4 Asset Backed Notes

Daimler Trust Leasing LLC	Mercedes-Benz Financial Services USA LLC
Depositor	Sponsor, Servicer and Administrator
(CIK: 0001537805)	(CIK: 0001540252)

The underwriters are offering the following classes of Notes pursuant to this prospectus:

	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A-1 Asset Backed Notes	$220,000,000.00	(100.00000%)	$143,000.00	(0.065%)	$219,857,000.00	(99.93500%)
Class A-2 Asset Backed Notes	$406,987,830.70	(99.99701%)	$671,550.00	(0.165%)	$406,316,280.70	(99.83201%)
Class A-3 Asset Backed Notes	$314,998,992.00	(99.99968%)	$693,000.00	(0.220%)	$314,305,992.00	(99.77968%)
Class A-4 Asset Backed Notes	$95,151,483.18	(99.99105%)	$256,932.00	(0.270%)	$94,894,551.18	(99.72105%)
Total	$1,037,138,305.88		$1,764,482.00		$1,035,373,823.88

(1)	The net proceeds to the Depositor exclude expenses, estimated at $1,000,000.

The price of the Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning November 15th, 2016.  The main sources for payment of the Notes are the assets of the issuer, which consist primarily of the exchange note, issued by Daimler Trust, backed by a pool of new Mercedes-Benz passenger car and sport utility vehicle leases and the related leased vehicles.  Credit enhancement will consist of overcollateralization, excess spread and a reserve fund.

The Notes will represent obligations of the issuer only and will not represent obligations of Daimler Trust, Daimler Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

All or a portion of one or more classes of the Notes may be retained by the Depositor or its affiliates.

Before you purchase any Notes, be sure you understand the structure and the risks.  You should read carefully the risk factors on page 20 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about October 26, 2016.
Joint Bookrunners
Credit Agricole Securities	BofA Merrill Lynch	SMBC Nikko

Co-Managers
Deutsche Bank Securities		HSBC
October 18, 2016

Reading This Prospectus

This prospectus contains information about the Issuer and the  terms of the Notes.

We suggest you read this prospectus in its entirety.  We include cross-references to sections in this document where you can find further related discussions.  Refer to the Table of Contents in this prospectus to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the “Glossary of Terms”.

You should rely only on information on the Notes provided in this prospectus.  Neither we nor the underwriters have authorized anyone to provide you with different information.  We and the underwriters are making offers to sell the Notes only in places where offers and sales are permitted.

This prospectus may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as may be required under applicable federal securities laws.

In this prospectus, the terms “we,” “us” and “our” refer to Daimler Trust Leasing LLC.

Available Information

Daimler Trust Leasing LLC, as the Depositor for the Issuer, has filed a Registration Statement covering the securities offered by this prospectus with the SEC under the Securities Act.  This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

The Registration Statement and any other materials filed by the Depositor or the Issuer with the SEC will be available for web site viewing and printing in the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

The Depositor has met the registrant requirements of Section I.A.1 of the General Instructions to Form SF-3 by having timely filed under Form 8-K the required certification and the transaction agreements for its prior offerings under this Registration Statement.

Mercedes-Benz Financial Services USA LLC, as the Servicer, will file for the Issuer annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be obtained by any noteholder by request to the Indenture Trustee or the Depositor.  See “Description of the Transaction Documents—Reports to be Filed with the SEC”.

Notice to Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of the Prospectus Directive. This prospectus and any accompanying free writing prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes.  Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus and any accompanying free writing prospectus may only do so in circumstances in which no obligation arises for the Issuer, the Depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.  None of the Issuer, the Depositor or any of the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer, the Depositor or any of the underwriters to publish a prospectus for such offer.  The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Investors in the United Kingdom

This prospectus and any accompanying free writing prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are (1) persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (2) high net worth companies and other entities or persons falling within Article 49(2)(a) to (d) of the Order or (3) any other person to whom this prospectus and any accompanying free writing prospectus may otherwise lawfully be communicated or caused to be communicated in accordance with the Order (each such person being referred to as a “Relevant Person”). This prospectus, any accompanying free writing prospectus and any of their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any investment or investment activity to which this prospectus and any accompanying free writing prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any person in the United Kingdom that is not a Relevant Person must not act or rely on this prospectus, any accompanying free writing prospectus or any of their contents.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” certain information that we file with the SEC.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report, we file with the SEC prior to the termination of the offering of the notes offered by this prospectus.  These periodic and current reports will be filed under the name of the Issuer.

The Depositor will provide without charge to each person, including any beneficial owner of notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus.  Requests for such copies should be directed to:

Daimler Trust Leasing LLC
36455 Corporate Drive
Farmington Hills, MI 48331
(248) 991-6700

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under “Available Information”.

Summary of Transaction

This chart provides only a simplified overview of the structure of this securitization transaction and the credit enhancement available for the Notes.  Refer to this prospectus for a further description.

(1)	The Exchange Note will be backed by the Reference Pool.
(2)	Some or all of one or more classes of Notes may be initially retained by the Depositor or its affiliates.
(3)
The Certificates represent the residual interest that will be held initially by MBFS USA and represent the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund.

(4)	The Reserve Fund will be funded on the Closing Date at 0.25% of the Cutoff Date Aggregate Securitization Value.
(5)
Overcollateralization is the amount by which the Aggregate Securitization Value of the Leases exceeds the Note Balance of the Notes.  Initially, the overcollateralization for the Notes will be approximately 15.85% of the Cutoff Date Aggregate Securitization Value.

(6)	The Target Overcollateralization Amount will adjust each month and is calculated as described under “Description of the Notes — Credit Enhancement — Overcollateralization”.
(7)
Excess spread is available, as a portion of Available Funds, to make required principal payments on the Notes and, as a result, provides a source of funds to absorb losses on the Leases and related Leased Vehicles and to increase overcollateralization until the Target Overcollateralization Amount is reached, as further described under “Description of the Notes — Credit Enhancement — Excess Spread”.

Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the Notes on the Closing Date for this securitization transaction and how credit enhancement is used to absorb losses on the Leases and related Leased Vehicles.  You should read this prospectus completely for more details about the credit enhancement available for the Notes.

(1)	On the Closing Date, the Reserve Fund will be funded at 0.25% of the Cutoff Date Aggregate Securitization Value.
(2)
Excess spread is available as a portion of Available Funds to make required principal payments on the Notes and, as a result, provides a source of funds to absorb losses on the Leases and related Leased Vehicles and to increase overcollateralization until the Target Overcollateralization Amount is reached.

(3)
Overcollateralization is the amount by which the Aggregate Securitization Value of the Leases exceeds the Note Balance of the Notes.  Initially, the overcollateralization for the Notes will be approximately 15.85% of the Cutoff Date Aggregate Securitization Value.

Summary of Monthly Deposits To and
Withdrawals From Accounts*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus for a further description.

Transaction Documents Diagram

This diagram shows the role of each transaction document in this securitization transaction.  Forms of the transaction documents are exhibits to the registration statement filed with the SEC that includes this prospectus.

Summary of Terms

This summary describes the main terms of the issuance of and payments on the notes, the assets of the issuer, the cash flows in this securitization transaction and the credit enhancement available for the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read this prospectus in its entirety.

Principal Parties
Issuer
Mercedes-Benz Auto Lease Trust 2016-B, a Delaware statutory trust, will be governed by an amended and restated trust agreement between the depositor and the owner trustee.  The issuer will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuer of the exchange note backed by a pool of new Mercedes-Benz passenger car and sport utility vehicle leases and the related leased vehicles.  The issuer will rely upon collections on the exchange note and the funds on deposit in certain accounts to make payments on the notes.  The issuer will be solely liable for the payment of the notes.
The notes will be obligations of the issuer secured by the assets of the issuer.  The notes will not represent obligations of Daimler Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.
Depositor
Daimler Trust Leasing LLC, a Delaware limited liability company, will transfer the exchange note to the issuer.
Daimler Trust Leasing LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.
Sponsor, Servicer and Administrator
Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, will be the sponsor of the securitization, will be the administrator for the issuer and will be responsible for servicing the leases and the related leased vehicles.
Mercedes-Benz Financial Services USA LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.
Owner Trustee
Wilmington Trust, National Association, a national banking association, will act as owner trustee of the issuer.
Indenture Trustee
U.S. Bank National Association, a national banking association, will act as indenture trustee with respect to the notes.
Titling Trust
Daimler Trust, a Delaware statutory trust.  Mercedes-Benz dealers have assigned and will assign closed-end retail lease contracts and the related leased vehicles to the titling trust.  Some of the leases and related leased vehicles assigned to the titling trust have been allocated to a separate pool of assets in the titling trust, which we call the “reference pool”, cash flow from which is directed to make payments on a note called the “exchange note”.  The titling trust will issue, and the issuer will hold, the exchange note.
Titling Trustee
BNY Mellon Trust of Delaware (f/k/a BNY Mellon Trust (Delaware)) (f/k/a The Bank of New York (Delaware)), a Delaware banking corporation.
Initial Beneficiary
Daimler Trust Holdings LLC, a Delaware limited liability company.
Titling Trust Administrator
Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company.
Collateral Agent
Daimler Title Co., a Delaware corporation.

Administrative Agent

U.S. Bank Trust National Association, a national banking association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company.

Terms of the Securities

The Notes

The following classes of notes, referred to herein as the “notes”, are being offered pursuant to this prospectus:
Note Class	Initial Note Balance	Interest Rate Per Annum
A-1	$220,000,000	0.75000%
A-2	$407,000,000	1.15%
A-3	$315,000,000	1.35%
A-4	$95,160,000	1.52%

The notes will bear interest at the rates set forth above and interest will be calculated in the manner described under “Interest Accrual”.

The notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The depositor or its affiliates may initially retain some or all of one or more classes of notes.

The Certificates

The issuer will issue Mercedes-Benz Auto Lease Trust 2016-B certificates to the depositor.  The certificates will be transferred by the depositor to Mercedes-Benz Financial Services USA LLC pursuant to the first tier sale agreement.  The certificates, which reflect the residual interest in the issuer, are not being offered by this prospectus.  The certificates will not have a principal balance and will not bear interest.  All distributions in respect of the certificates will be subordinated to payments on the notes.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.
Important Dates

Cutoff Date

The cutoff date is the close of business on August 31, 2016.  Unless otherwise indicated, the statistical information presented in this prospectus is presented as of the cutoff date.

Closing Date

The closing date will be on or about October 26, 2016.

Collection Periods

For any payment date, the month immediately preceding the month in which the related payment date occurs (or, in the case of the first collection period, the period from but excluding the cutoff date to and including the last day of the month immediately preceding the month in which the first payment date occurs).

Payment Dates

Payments will be made on the 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first payment date will be November 15, 2016.

Final Scheduled Payment Dates

The final principal payment for each class of notes is due and payable on the final scheduled payment date listed below:

Note Class	Final Scheduled Payment Date
A-1	November 15, 2017
A-2	January 15, 2019
A-3	August 15, 2019
A-4	June 15, 2022

Record Dates

On each payment date, the issuer will make payments to the holders of the notes as of the related record date.  So long as the notes are in book-entry form, the record date will be the business day immediately preceding such payment date or, with respect to any notes that have been issued in fully registered, certificated form, the last business day of the month preceding the payment date.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes and
 Class A-4 Notes

“30/360”, accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each payment date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class.  Interest payments on each class of notes will have the same priority.  Interest accrued but not paid on any payment date will be due on the immediately succeeding payment date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, any fees, expenses and indemnified amounts of the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee and the indenture trustee will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Changes in Priority of Distributions Following Acceleration”.

For more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “Application of Available Funds—Priority of Payments”.

Principal Payments

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (3) and (5) under “Priority of Distributions”, the issuer will pay principal of the notes in the following order of priority:
(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full; and

(4)	to the class A-4 notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified under “Terms of the Securities—The Notes”, all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full; and

(2)	to the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, until all classes of notes have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “Application of Available Funds—Priority of Payments”.

Priority of Distributions

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from amounts received by the issuer with respect to payments on the exchange note for the related collection period and, with respect to the distributions described in clauses (1) through (3), amounts available for withdrawal from the reserve fund, the issuer will distribute the following amounts in the following order of priority:

(1)
pro rata, if not previously paid, the fees, if any, expenses and indemnified amounts due to the indenture trustee, the owner trustee, the collateral agent, the administrative agent and the asset representations reviewer for the related collection period, plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior collection periods to each such party; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(2)	the interest distributable amount for the class A notes, to the distribution account, for payment ratably to the holders of the class A notes;

(3)
principal of the notes in an amount equal to the excess, if any, of (a) the aggregate principal amount of the class A notes (before giving effect to any payments made to the holders of the notes on the related payment date) over (b) the aggregate securitization value as of the last day of the related collection period, to the distribution account for payment to the holders of the notes;

(4)
the amount, if any, necessary to fund the reserve fund up to the required reserve amount, which will be 0.25% of the aggregate securitization value of the leases as of the cutoff date or, on any payment date occurring on or after the date on which the aggregate principal amount of the notes has been reduced to zero, zero, into the reserve fund;

(5)
principal of the notes in an amount equal to (a) the excess, if any, of (i) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on the related payment date) over (ii) the aggregate securitization value as of the last day of the related collection period minus the target overcollateralization amount described under “Description of the Notes—Credit Enhancement—Overcollateralization” less (b) any amounts allocated to pay principal as described in clause (3) above, to the distribution account for payment to the holders of the notes;

(6)
if a successor servicer has replaced the servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

(7)
any fees, expenses and indemnified amounts due to the owner trustee, indenture trustee, collateral agent, administrative agent and asset representations reviewer, pro rata, that have not been paid as described in clause (1) above; and

(8)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “Principal Payments”.

In addition, if the sum of the amounts on deposit in the exchange note collection account and the reserve fund on any payment date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee, the indenture trustee and the servicer, all such amounts will be applied up to the amount necessary to retire the notes and pay all amounts due to the servicer, the collateral agent, the asset representations reviewer, the administrative agent, the owner trustee and the indenture trustee.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Description of the Notes” and “Application of Available Funds—Priority of Payments”.

Changes In Priority of Distributions Following Acceleration

If the notes are accelerated following the occurrence and continuation of an event of default under the indenture, the priority of distributions will change to the following order of priority:

(1)
fees, expenses and indemnified amounts of the owner trustee, the indenture trustee, the collateral agent, the administrative agent, the asset representations reviewer and the issuer, pro rata, due to each of them, without limitation;

(2)	the interest distributable amount for the class A notes, ratably to the holders of the class A notes;

(3)	principal of the class A-1 notes, to the holders of the class A-1 notes, until the class A-1 notes have been paid in full;

(4)
principal of the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, to the holders of the class A-2 notes, the class A-3 notes and the class A-4 notes, until all such classes of notes have been paid in full;

(5)
if any entity has replaced the servicer, any unpaid transition expenses due in respect of a transfer of servicing and any additional servicing fees for the related collection period will be paid to the successor servicer; and

(6)	any remaining amounts to the certificateholders.

Following the occurrence and continuation of an event of default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes on each payment date.

For a more detailed description of the priority of distributions and the allocation of funds following an acceleration of the notes resulting from the occurrence of an event of default under the indenture see “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

Credit Enhancement

General

Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing credit losses on the leases, residual losses on the related leased vehicles and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the leases and related leased vehicles in excess of available credit enhancement will not result in a write down of the principal amounts of the notes.  Instead, if losses on the leases and related leased vehicles exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

Credit enhancement for the notes generally will include the following:

Overcollateralization

Overcollateralization represents the amount by which the aggregate securitization value of the leases and the related leased vehicles exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb credit losses on the leases and residual losses on the related leased vehicles that are not otherwise covered.

The initial amount of overcollateralization will be approximately 15.85% of the aggregate securitization value as of the cutoff date of the leases and related leased vehicles to be allocated to the reference pool on the closing date which will equal approximately $195,353,851.10.

The application of funds as described in clause (5) of “Priority of Distributions” is designed to increase over time the amount of overcollateralization as of any payment date to a target amount.  The amount of target overcollateralization for each payment date will equal 16.50% of the aggregate securitization value as of the cutoff date of the leases and related leased vehicles to be allocated to the reference pool on the closing date.

The amount of target overcollateralization will be attained by paying an amount of principal on the notes on the first several payment dates after the closing date that is greater than the principal component of the lease payments paid by lessees during that time.

Excess Spread

More interest is expected to be paid by the lessees in respect of the leases in the reference pool than is necessary to pay the related servicing fee, certain amounts due to the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee, the indenture trustee and the servicer and accrued and unpaid interest on the notes each month.  Any such excess interest payments from lessees will serve as additional credit enhancement.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Spread”.

Reserve Fund

On the closing date, the servicer will establish with the securities intermediary, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and certain excess collections on or in respect of the leases and leased vehicles will be deposited pursuant to clause (4) of “Priority of Distributions”.  The reserve fund will afford noteholders limited protection against losses on the leases and leased vehicles.  The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount equal to 0.25% of the aggregate securitization value as of the cutoff date of the leases and leased vehicles to be allocated to the reference pool on the closing date.

The amount required to be on deposit in the reserve fund on any payment date will be $3,081,284.63; provided, that the required amount may not be greater than the aggregate principal amount of the notes.

On each payment date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the exchange note during the related collection period that are not used on that payment date to make required payments to the collateral agent, the administrative agent, the asset representations reviewer, the owner trustee, the indenture trustee, the servicer and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that payment date exceeds (ii) the amount on deposit in the reserve fund on that payment date.

On each payment date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

(1)
pro rata, if not previously paid, to the indenture trustee, the owner trustee, the collateral agent, the asset representations reviewer and the administrative agent, the fees, if any, expenses and indemnified amounts due to such parties for the related collection period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior collection periods to each such party; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000  in any given calendar year;

(2)
to the noteholders, monthly interest described in clause (2) and the amounts allocated to pay principal described in clause (3) under “Priority of Distributions”, if any, required to be paid on the notes on that payment date plus any overdue monthly interest due to any class of notes for the previous payment date; and

(3)	to the noteholders, principal payments required to reduce the principal amount of a class of notes to zero on or after its final scheduled payment date.
For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund”.

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuer.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Priority of Payments” or following the occurrence of an event of default under the indenture, set forth in “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.  To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Purchase of Exchange Note

The servicer will have the right to cause the redemption of the notes in whole by exercising its option to purchase the exchange note from the issuer on any payment date when the aggregate principal amount of the notes is less than or equal to 5% of the aggregate principal amount of the notes as of the closing date.  The purchase price will equal the unpaid principal amount of the exchange note plus accrued and unpaid interest thereon as of the last day of the related collection period; provided, however, that the purchase price must equal or exceed the aggregate outstanding principal amount of the notes, plus accrued and unpaid interest thereon.  The issuer will apply the payment of such purchase price to the payment of principal and interest on the notes in full and to pay amounts due to the servicer, the owner trustee, the indenture trustee, the collateral agent, the asset representations reviewer and the administrative agent.

For a more detailed description of this optional purchase right, see “Description of the Transaction Documents—Optional Purchase”.

Events of Default

Following the occurrence and continuation of any of the following events of default, the indenture trustee or the holders of a majority of the aggregate principal amount of the notes of the controlling class may accelerate the notes to become immediately due and payable:

•	a default for five days or more in payment of interest on the notes when due;

•	a default in the payment of principal of any note on its final scheduled payment date;

•
a default in the observance or performance of any other covenant or agreement of the issuer made in the indenture, which default is materially adverse to the holders of the notes and has not been cured for a period of 60 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes of the controlling class;

•
any representation or warranty made by the issuer in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes of the controlling class; or

•	an insolvency or a bankruptcy with respect to the issuer (which, if involuntary, remains unstayed for more than 90 days);

provided, that a delay in or failure of performance referred to under the first, second, third and fourth bullet points for a period of 120 days will not constitute an event of default if that failure or delay was caused by a force majeure.

Also, upon an event of default and acceleration of the notes, the indenture trustee may liquidate or sell the assets of the issuer; provided, that if such event of default is not caused by a failure to pay interest or principal, then the following conditions must be met:

•	the proceeds of the sale or liquidation of the issuer’s assets would be sufficient to repay the noteholders in full;
•	100% of the holders of the notes of the controlling class consent to such sale or liquidation; or

•
the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuer will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and at least 66 2/3% of the aggregate principal amount of notes of the controlling class consent to such sale or liquidation.

For a more detailed description of the events of default under the indenture and the related remedies, see “Description of the Notes—Events of Default” and “—Rights Upon an Event of Default”.

Property of the Issuer

General

The property of the issuer will include the following:

•	an exchange note secured by the leases and the related leased vehicles allocated to the reference pool;

•	amounts on deposit in the accounts owned by the issuer and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

For more information regarding the issuer’s property, see “—Reference Pool” and “—The Exchange Note” below and “The Issuer—Property of the Issuer”, “The Exchange Note” and “The Leases”.

Reference Pool

As of the cutoff date, the leases had the following characteristics:

•	the aggregate securitization value, based on the securitization rate, of the leases and leased vehicles was $1,232,513,851.10;

•	the total number of leases was 29,821;

•	the discounted aggregate residual value of the leases being financed was approximately 64.30% of the aggregate securitization value;

•	the weighted average original number of monthly payments of the leases was 36.63 months; and

•	the weighted average remaining number of monthly payments of the leases was 23.11 months.

For more detailed information regarding the characteristics of the leases in the reference pool, see “The Leases – Characteristics of the Leases.”

The cutoff date aggregate securitization value of the leases allocated to the reference pool will equal the sum of (1) the present value of the remaining monthly payments payable under such leases and (2) the present value of the residual values of the related leased vehicles, each determined using the securitization rate.

The residual value of a leased vehicle will equal the lowest of (1) the value of the leased vehicle at the lease maturity date established or assigned by the servicer at the time of origination of the related lease, (2) the expected wholesale value of the leased vehicle at the lease maturity date based on a residual value estimate of Book 5 (September edition) provided by Automotive Lease Guide in September 2016 and (3) the expected wholesale value of the leased vehicle at the lease maturity date based on a residual value estimate provided by Automotive Lease Guide at the time such lease was originated.

The securitization rate for any lease and the related leased vehicle allocated to the reference pool will be the higher of the related contract rate and a discount rate equal to 7.25%.

The securitization rate will be established based on, among other things, market interest rates and the assumed interest rates on the notes.

The Exchange Note

Mercedes-Benz and smart automobile dealers have assigned motor vehicle retail lease contracts and the related leased vehicles to the titling trust.  The leases have been underwritten using the underwriting criteria described under “MBFS USA—Underwriting”.  The titling trust has purchased these lease contracts from such dealers through cash advances made by Mercedes-Benz Financial Services USA LLC, as lender, to the titling trust, under the terms of a revolving facility.
On the closing date, the titling trust will issue an exchange note for the series 2016-B transaction secured by the reference pool of leases and the related leased vehicles.  The initial principal amount of the exchange note will be $1,170,888,158.55.  The exchange note will bear interest at a per annum rate equal to 1.53% per annum.  The final scheduled maturity date of the exchange note will be June 15, 2022.

The titling trust will issue the exchange note to Mercedes-Benz Financial Services USA LLC, as lender, which will then sell the exchange note to the depositor.  The exchange note will be transferred by the depositor to the issuer at the time the issuer issues the notes.  The issuer will assign and pledge the exchange note to the indenture trustee, which will hold a first priority, perfected security interest in the exchange note for the benefit of the noteholders.  The exchange note will evidence a debt secured by the leases and related leased vehicles included in the reference pool.  The issuer, as holder of the exchange note, will not have an interest in any other assets of the titling trust.  Payments made on or in respect of any other titling trust assets will not be available to make payments on the exchange note.

The exchange note will not be offered to you under this prospectus.

For more information regarding the exchange note and exchange note payments, see “The Exchange Note” and  “Application of Available Funds— Sources of Funds for Distributions”.

Removal of Assets

The servicer may be required to repurchase from the reference pool certain leases and leased vehicles if, among other things, (1) there is a breach of the representations and warranties relating to those leases or leased vehicles and such breach materially and adversely affects the interests of the issuer and such breach is not timely cured or (2) the servicer extends a lease so that it matures later than the payment date occurring six months prior to the final scheduled payment date of the Class A-4 notes.

Reallocation of Leases and Leased Vehicles from the Reference Pool

The servicer will be obligated to deposit or cause to be deposited into the exchange note collection account an amount equal to the securitization value of any leases and related leased vehicles, including any interest accrued and unpaid with regard to such lease, that breach certain representations and warranties and such breach materially and adversely affects the issuer and is not timely cured.

For more information regarding the representations and warranties made by the servicer and the depositor, see “The Leases—General” and “—Representations and Warranties”.  For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the reference pool, see “The Leases—MBFS USA Must Repurchase Certain Leases” and “Description of the Transaction Documents—Sales or Other Disposition of Leased Vehicles”.

Servicing and Servicer Compensation

Mercedes-Benz Financial Services USA LLC’s responsibilities as servicer will include, among other things, collection of payments, realization on the residual values of the leased vehicles, selling or otherwise disposing of leased vehicles relating to delinquent or defaulted leases and monitoring the performance of the leases.  In return for its services, the issuer will be required to pay the servicer a servicing fee on each payment date for the related collection period equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first payment date) and the aggregate securitization value as of the first day of the related collection period (or as of the cutoff date in the case of the first payment date).

The servicing fee will be payable on each payment date prior to any other distributions as described in clause (1) under “The Exchange Note – Payments on the Exchange Note”.

In addition, as supplemental servicing compensation, the servicer will be entitled to retain any and all fees and charges paid by lessees, including, among other things, late payment fees, a returned instrument or automatic clearing house transaction charge, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.  For more detailed information about additional servicing compensation, see “Description of the Transaction Documents—Servicing Compensation”.
Servicer Advances

The servicer may, at its option, advance to the issuer lease payments that are due but unpaid by the lessees.  The servicer will not be required to make any servicer advance if it determines that it will not be able to recover a servicer advance from future payments on the related lease or leased vehicle.  The servicer will be reimbursed for any nonrecoverable advances as described in clause (1) under “The Exchange Note – Payments on the Exchange Note”.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  A rating agency rating the notes may, in its discretion, lower or withdraw its rating in the future as to any class of notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, titling trustee, collateral agent, administrative agent or any of their respective affiliates will be required to monitor any changes to the ratings on these notes.

Tax Status

Opinions of Counsel

In the opinion of Sidley Austin LLP, for federal income tax purposes the notes will be characterized as debt if held by persons other than the beneficial owner of the equity in the issuer or an affiliate of such beneficial owner for such purposes, and the issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.  You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences”.

ERISA Considerations

The notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations”.  Each investing employee benefit or other benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code, and each person investing on behalf of or with plan assets of such plans, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “Certain ERISA Considerations”.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be structured to be eligible securities for purchase by money market funds under paragraph (a)(11) of Rule 2a-7 under the Investment Company Act.  Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

Certain Investment Company Act Considerations

The issuer is not registered as an “investment company” under the Investment Company Act.  In determining that the issuer is not required to be registered as an investment company, the issuer is relying on the exemption in Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may also be available to the issuer.

Certain Legal Investment Considerations

The issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes.  The following risk factors describe the principal risk factors of an investment in the notes:

The notes are not suitable
investments for all investors
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes and/or obtaining
your desired price
There may be no secondary market for the notes.  The underwriters may participate in making a secondary market in the notes, but are under no obligation to do so.  We cannot assure you that a secondary market will develop.  In addition, there have been times in the past where there have been very few buyers of asset backed notes and thus there has been a lack of liquidity in the secondary market.  There may be a similar lack of liquidity in the secondary market in the future.  As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

The issuer’s assets are limited and only the assets of the issuer are available to make payments on your notes and you may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement
The notes represent indebtedness of the issuer and will not be insured or guaranteed by MBFS USA, the depositor, the servicer, any of their respective affiliates or any other person or entity.  The only source of payment on your notes will be payments received on the leases and the related leased vehicles in the reference pool and the other credit enhancement described herein.  The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity.  Therefore, you must rely solely on the assets of the issuer for repayment of your notes.  If these assets are insufficient, you may suffer losses on your notes.

The residual values are future projections that are based on projections by Automotive Lease Guide, as described herein.  There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct.

If the residual values of the leased vehicles are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement is exceeded.

Amounts on deposit in the reserve fund will be limited
and subject to depletion
The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date if payments received on or in respect of the leases and leased vehicles allocated to the reference pool, including amounts recovered in connection with the repossession and sale of leased vehicles that secure defaulted leases, are not sufficient to make such payments.  There can be no assurances, however, that the amount on deposit in the reserve fund will be sufficient on any payment date to assure payment of your notes.  If the leases experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund on the closing date, the actual amount on deposit in the reserve fund on a payment date may be less than projected.  If on any payment date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the notes, you may experience payment delays with respect to your notes.  If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the leases and leased vehicles allocated to the reference pool, amounts recovered in connection with the repossession and sale of leased vehicles that secure defaulted leases, you will experience losses with respect to your notes.

Overcollateralization may
not increase as expected
The overcollateralization is expected to increase to the target overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the aggregate securitization value of the reference pool from the amortization of the leases and related leased vehicles.  It is not certain, however, that the target overcollateralization amount will be reached or maintained, or that the leases will generate sufficient collections to pay your notes in full.

For more information about overcollateralization as a form of credit enhancement for your notes, you should read “Description of the Notes — Credit Enhancement — Overcollateralization”.

Failure to pay principal on your notes will not constitute an event of default until maturity
The amount of principal required to be paid to noteholders will be limited to amounts available for that purpose in the exchange note collection account (and the reserve fund).  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

The return on your notes may be reduced by application of the Servicemembers
Civil Relief Act
Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service may be entitled to protections that state the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment.  Furthermore, under the Servicemembers Civil Relief Act, a lessee may, under certain circumstances, terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders.  No early termination charges may be imposed on the lessee for such termination.  No information can be provided as to the number of leases that may be affected by these laws.

The foregoing laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the lease termination date of the related lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service.  It is not clear that the Servicemembers Civil Relief Act would apply to leases such as the leases allocated to the reference pool or how many leases would be affected by it.  If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts.

Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

Turn-in rates may increase
losses
Under each lease, the lessee may elect to purchase the related vehicle during the related lease term or at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease, subject to certain concessions MBFS USA may offer to such lessee.  Lessees who decide not to purchase their leased vehicles will expose the issuer to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values.

The level of turn-ins at lease termination could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by MBFS USA), the level of the purchase option prices for the related leased vehicles compared to new and pre-owned vehicle prices and economic conditions generally.  The grant of extensions and the early termination of leases allocated to the reference pool may affect the number of turn-ins in a particular month.  If lessees purchase the related leased vehicles for less than their stated residual values or if lessees opt to not purchase the related vehicles and such vehicles are then re-sold in the used car market at prices below their related stated residual values, and such residual losses related to these turn-ins exceed the credit enhancement available, you may suffer a loss on your investment.

Prepayments, including prepayments on the leases and the related leased vehicles, may adversely affect the average life of and rate of return on your notes
You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes.  Faster than expected prepayments on the leases may cause the issuer to make payments on its notes earlier than expected.  A variety of economic, social and other factors will influence both the rate of optional prepayments on the leases and the level of defaults.  We cannot predict the effect of prepayments on the average lives of your notes.

All leases, by their terms, may be prepaid at any time.  Prepayments include:

•          prepayments in whole or in part by the lessee;

•          prepayments in whole or in part resulting from damages to a leased vehicle and the related insurance proceeds received;

•          liquidations due to default;

•          partial payments with proceeds from amounts received as a result of rebates, insurance premiums and physical damage, theft, credit life and disability insurance policies;

•          payments due to a required repurchase from the reference pool of leases and the related leased vehicles by the servicer for specified breaches of certain servicing obligations or representations, warranties and covenants, to the extent such breach materially and adversely affects the interest of the issuer and such breach is not timely cured; and

•          an optional repurchase of the issuer’s assets by the servicer, as described under “Description of the Transaction Documents—Optional Purchase”.

You will bear any reinvestment risks resulting from prepayments and the corresponding acceleration of payments on the notes.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to the related final scheduled payment date.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes will occur later than scheduled.

Proceeds of the liquidation of the assets of the issuer may not be sufficient to pay your notes in full
If so directed by the holders of the requisite percentage of the controlling class of notes, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuer only in limited circumstances.  The noteholders will suffer losses if the indenture trustee sells the assets of the issuer for less than the total amount due on its notes.  We cannot assure you that sufficient funds would be available to repay those noteholders in full.

Federal bankruptcy or state debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes
If a lessee sought protection under federal bankruptcy or state debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease.  As a result, that lease would be written off as uncollectible.  You could suffer a loss if no funds are available from credit enhancement or other sources and amounts allocated to the notes are insufficient to cover the applicable default amount.

Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment
Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Consumer Financial Protection Bureau, impose requirements on retail lease contracts.  California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the leases) or the issuer (as owner of the exchange note).  Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles.  A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded.  MBFS USA will make representations and warranties that each lease complies with all requirements of applicable law in all material respects.  If any such representation and warranty proves incorrect, has a material and adverse effect on the interest of the issuer and is not timely cured, MBFS USA will be required to make a repurchase payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the reference pool.  To the extent that MBFS USA fails to make such repurchase, or to the extent that a court holds the titling trust or the issuer liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust or the issuer.  If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

Vicarious tort liability may
result in a loss
Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership.  Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

The Transportation Act, more fully described under “Certain Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability” provides that, absent negligence or criminal wrongdoing on its part, an owner (or an affiliate of an owner) of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease.  The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after the effective date of the Transportation Act.  While the outcome in these cases have thus far upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

MBFS USA maintains primary and excess liability insurance policies on behalf of the titling trust and contingent liability insurance coverage against third party claims against the titling trust.  If vicarious liability imposed on the titling trust exceeds this coverage, or if lawsuits are brought against either the titling trust or MBFS USA involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss on your  investment.

Paying the servicer a fee based on a percentage of the securitization value of the leases may result in the inability to obtain a successor servicer
Because the servicer will be paid its base servicing fee based on a percentage of the aggregate securitization value of the leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining leases and leased vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period which could delay payments and reports to noteholders, adversely impact collections and ultimately lead to losses or delays in payments on your notes.

Commingling by the servicer may result in delays and reductions in payments on your notes
The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds collections it receives from lessees on the leases (and an amount equal to sales proceeds that are deposited under MBFS USA’s like-kind exchange program) and the repurchase payment for any leases and related leased vehicles required to be reallocated from the reference pool until the day prior to the date on which the distributions are made on the notes.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  If the servicer is unable to pay these amounts to the issuer on or before the related payment date, you might incur a delay in payment or a loss on your notes.

A servicer default may result in additional costs or a diminution in servicing performance, any of which may have an adverse effect on your notes
If a servicer default occurs, the exchange noteholder (which shall be the indenture trustee acting on behalf of 66 2/3% of the holders of the notes of the controlling class) may direct the titling trustee to remove the servicer, without the consent of the owner trustee or the holders of any securities subordinate to those of the controlling class, including certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•          the cost of the transfer of servicing to the successor servicer; or

•          the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer
Following a bankruptcy or insolvency of MBFS USA or the depositor, a court could conclude that the exchange note is owned by MBFS USA or the depositor, instead of the issuer.  This conclusion could be reached either because the court concluded that the transfer of the exchange note from the depositor to the issuer was a pledge of the exchange note and not a “true sale” or because the court concluded that the depositor or the issuer should be consolidated with MBFS USA or the depositor for bankruptcy purposes.  If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•          the “automatic stay”, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution of collateral in limited circumstances;

•          tax or government liens on MBFS USA’s or the depositor’s property (that arose prior to the transfer of the exchange note to the issuer) having a prior claim on collections before the collections are used to make payments on the notes; and

•          the fact that neither the issuer nor the indenture trustee has a perfected security interest in the leased vehicles allocated to the reference pool and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the reference pool held by MBFS USA at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring the transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with MBFS USA for bankruptcy purposes or conclude that the transfer of the exchange note was not a “true sale”.

In addition, in the event of a servicer default by MBFS USA resulting solely from certain events of insolvency or the bankruptcy of MBFS USA, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders of the controlling class from appointing a successor servicer or prevent MBFS USA from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the leases may occur.  Any delay in the collection of payments on the leases may delay or reduce payments to noteholders.

Adverse events with respect to MBFS USA, its affiliates or third party servicers to whom MBFS USA outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes
Adverse events with respect to MBFS USA, its affiliates or a third party servicer to whom MBFS USA outsources its activities may result in servicing disruptions or reduce the market value of your notes.  MBFS USA currently outsources some of its activities as servicer to third party servicers with respect to delinquent leases.  In the event of a termination and replacement of MBFS USA as the servicer, or if any of the third party servicers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase.  As servicer, MBFS USA will be required to repurchase certain leases that do not comply with representations and warranties made by MBFS USA (for example, representations relating to the compliance of the lease contracts with applicable laws).  If MBFS USA becomes unable to repurchase any of those leases or make the related payment to the issuer, investors could suffer losses.  In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities.  For example, MBFS USA is an indirect wholly-owned subsidiary of Daimler AG.  Although Daimler AG is not guaranteeing the obligations of the issuer, if Daimler AG ceased to manufacture vehicles or support the sale of vehicles or if Daimler AG faced financial or operational difficulties, those events may reduce the market value of Mercedes-Benz and smart automobiles, and ultimately the amount realized on any Mercedes-Benz or smart leased vehicle, including the leased vehicles allocated to the reference pool.

Interests of other persons in the leases and the leased vehicles could be superior to the issuer’s interest, which may result in delayed or reduced payment on your notes
Because the exchange note will be secured by the leases and leased vehicles allocated to the reference pool, you will be dependent on payments made on these leases and proceeds received in connection with the sale or other disposition of the leased vehicles for payments on your notes.

The issuer will not have an ownership interest in the leases or an ownership interest or perfected security interest in the leased vehicles, which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust.

It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the exchange note to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

Further, although unlikely, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the reference pool, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the exchange note.

If that occurs, you may experience delays in payment or losses on your investment in the notes.

If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment
Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes MBFS USA and its affiliates.

However, because the collateral agent in connection with the exchange note has a prior perfected security interest in the leases and leased vehicles (other than for leased vehicles in Kansas, Missouri, Nebraska and South Dakota), these liens would not have priority over the interest of the collateral agent in the assets securing the exchange note.

While MBFS USA believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote, you cannot be sure the leases and leased vehicles will not become subject to an ERISA liability.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes
Over the past several years, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for these asset-backed securities.  There can be no assurance that future events will not occur that could have a similar adverse effect on liquidity of the secondary market for asset-backed securities.  The recurrence of such events or the occurrence of similar events could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, over the past several years, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

Federal financial regulatory reform could have an adverse impact on the sponsor, the depositor or the issuer
The Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203) provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.  In 2015, the CFPB issued a final rule expanding its authority to larger participants in the automobile financing market, including MBFS USA.  The rule became effective on August 31, 2015 and as a result MBFS USA is subject to the supervisory and examination authority of the CFPB to assess compliance with federal consumer financial laws.

Some of the regulations required to be adopted under the Dodd-Frank Act remain to be finalized.  It is not clear what the final form of such regulations will be, how they will be implemented, or the extent to which the issuer, the depositor or the servicer will be affected, or whether or when any additional legislation will be enacted.  No assurance can be given that the new standards will not have an adverse impact on the marketability of asset-backed securities such as the notes, the servicing of the leases and leased vehicles allocated to the reference pool, MBFS USA’s securitization program or the regulation or supervision of MBFS USA.  In addition, when the regulations become effective, your notes, which will not be subject to the requirements included in the legislation, may be less marketable than those that are offered in compliance with the legislation.

The Dodd-Frank Act also creates a liquidation framework under which the FDIC may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries.  With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuer and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuer.  However, the provisions of the new framework provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws.  Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively impacted.

Investigations by the U.S. Department of Justice into auto finance companies could have a material adverse effect on your notes
Certain auto finance companies involved in the origination and securitization of auto loans have recently received subpoenas from the U.S. Department of Justice as part of an industry-wide investigation relating to possible civil proceedings for potential violations of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.  If MBFS USA were to receive a subpoena from the Department of Justice, no assurances could be given that the ultimate outcome of the investigation or any resulting proceeding would not have a material adverse effect on MBFS USA or any of its subsidiaries or affiliates, the ability of MBFS USA to service leases or the ability of MBFS USA to perform its duties under the transaction documents.  Additionally, any such outcome could adversely affect the ratings, marketability or liquidity of your notes.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors
Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers.  Discount pricing incentives or other marketing incentive programs on new vehicles introduced by MBFS USA, its affiliates or its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for pre-owned vehicles.  The reduced demand for pre-owned vehicles resulting from discount pricing incentives or other marketing incentive programs may reduce the prices consumers will be willing to pay for pre-owned vehicles, including leased vehicles included in the reference pool at the end of the related leases and thus reduce the residual value of such leased vehicles.

In addition, the pricing of pre-owned vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, general economic factors and conditions, fuel costs, the introduction and pricing of new vehicle models, legislation relating to emissions and fuel efficiency, possible vehicle recalls and other factors that are beyond the control of the issuer, the depositor or the servicer.  Significant increases in the inventory of pre-owned automobiles during periods of economic slowdown or recession may also depress the prices at which off-lease automobiles may be sold or delay the timing of these sales.

Additionally, if a lessee fails to maintain appropriate insurance with respect to a leased vehicle, insurance coverage with respect to a damaged leased vehicle may unavailable or be exhausted and no third-party reimbursement for the damage may be obtained. Although each lease contract and applicable state law require that appropriate insurance with respect to leased vehicles be maintained by the lessees, MBFS USA is not obligated to, and does not, monitor whether the lessees are in fact maintaining such insurance.

As a result of any of these factors, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced.  If the resulting residual value losses exceed the credit enhancement available for the notes, you may suffer a loss on your investment.

Vehicle recalls could adversely affect the performance of the pool assets
Lessees of leased vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their leases.  Significant increases in the inventory of pre-owned vehicles subject to a recall may also depress the prices at which repossessed vehicles may be sold or delay the timing of those sales.  If the default rate on the leases allocated to the reference pool increases and the price at which the related leased vehicles may be sold declines, you may experience losses with respect to your notes.  If any of these events materially affect collections on the leases allocated to the reference pool, you may experience delays in payments or losses on your investment.

Losses on the leased vehicles may be affected disproportionately because of geographic concentration of the leases
The servicer’s records indicate that, as of the cutoff date, 28.01%, 14.33%, 13.64%, 7.99% and 5.15% of the aggregate securitization value of the leases and leased vehicles allocated to the reference pool are related to lessees with mailing addresses in California, New York, Florida, New Jersey and Texas,  respectively.  No other state accounted for more than 5.00% of the aggregate securitization value of the leases as of the cutoff date.  If any such states experience adverse economic changes, such as an increase in the unemployment rate or an increase in the rate of inflation, lessees in those states may be unable to make timely payments on their leases which may affect the rate of prepayment and defaults on such leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their residual values and you may experience payment delays or losses on your notes.

Extreme weather conditions or other natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn.  As a result, the related lessees’ ability to make timely payments could be adversely affected.  Particularly if any of these adverse events occurs in a state where there is a concentration of leased vehicles, the issuer’s ability to make payments on the notes could be adversely affected.

For a discussion of the breakdown of the leases and leased vehicles by state, see “The Leases”.

The concentration of leased vehicles to particular models could negatively affect the pool assets
The C, E, ML/GLE, S, GL/GLS, GLK/GLC and CLA Class models represent approximately 20.81%, 16.60%, 15.42%, 12.29%, 8.83%, 6.95% and 5.29%, respectively, of the aggregate securitization value as of the cutoff date of the leases and leased vehicles allocated to the reference pool.  No other model accounted for more than 5.00% of the aggregate securitization value.  Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle.  As a result, you may incur a loss on your investment.

Payment priorities and changes in the order of the priority of distributions following an indenture event of default increase risk of loss or delay in payment to certain classes of notes
Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of notes based upon the principal amount of each such class.  As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the leases and the related leased vehicles and the timing of such losses.  If available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee and the related servicer advance reimbursement amount due to the servicer and certain capped fees, expenses and indemnities due to the owner trustee, the indenture trustee, the collateral agent, the asset representations reviewer and the administrative agent (or, after the occurrence of an event of default and the acceleration of the notes, uncapped fees, expenses and indemnities due to the owner trustee, the indenture trustee, the collateral agent, the asset representations reviewer and the administrative agent).  This subordination could result in reduced or delayed payments of principal and interest on the notes.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal”.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale, and the payment of rating agency fees by the sponsor or the issuer may present a conflict of interest
The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor.  The ratings of the notes address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the notes according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate the notes, may nonetheless provide a rating for the notes that will be lower than any rating assigned by a hired rating agency.  In addition, in the event that a rating with respect to any notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such notes.  A reduction, withdrawal or qualification of an note’s rating would adversely affect its value.

The sponsor will not hire any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their respective affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, the owner trustee, the indenture trustee, the collateral agent or any of their respective affiliates will be required to monitor any changes to the ratings on these notes.  Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and leased vehicles allocated to the reference pool and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuer pays the fee charged by the rating agency for its rating services.

Retention of notes by the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes
The depositor or one of its affiliates may retain some of the notes.  As a result, the market for a retained class of notes may be less liquid than would otherwise be the case and, if retained notes are later sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Overview of the Transaction

Please refer to page 6 for a diagram providing an overview of the transaction described in this prospectus.

Dealers have assigned, and will assign, leases and the related vehicles to the Titling Trust.  The Titling Trust was created in June 2007 to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  The Titling Trust has issued to the Initial Beneficiary the Specified Interest.  The Titling Trust Administrator will deliver a notice from the Initial Beneficiary to the Titling Trustee to the effect that:

•	the Exchange Note will be issued by the Titling Trust; and

•	the Leases and the related Leased Vehicles will be allocated from the revolving facility pool to the Reference Pool.

The Exchange Note will represent debt secured by the Leases and Leased Vehicles included in the Reference Pool.  Upon creation of the Exchange Note, the Reference Pool Assets will no longer be a part of the assets of the Titling Trust represented by the revolving facility pool, and the interest in the Titling Trust Assets represented by the revolving facility pool will be reduced accordingly.  The Exchange Note will evidence an indirect interest, rather than a direct legal interest, in the Reference Pool Assets.  Payments made on or in respect of any Titling Trust Assets other than the Reference Pool Assets will not be available to make payments on the Notes or the Certificates.  The Initial Beneficiary has previously executed, and will continue from time to time to execute, notices to the Titling Trust Administrator to permit the creation of additional exchange notes other than the Exchange Note.  The Issuer (and, accordingly, its Noteholders) will have no interest in the Specified Interest, any Other Exchange Note or any other assets of the Titling Trust Assets.  See “The Exchange Note” and “The Titling Trust”.

The Titling Trust will issue to MBFS USA the Exchange Note.  MBFS USA, as Sponsor, will sell, transfer and assign its interest in the Exchange Note to the Depositor.  The Depositor will in turn transfer and assign its interest in the Exchange Note to the Issuer.  The Issuer will issue five classes of Notes in an amount equal to the Initial Note Balance.  The Issuer will also issue one class of Certificates.  The Issuer will pledge the Exchange Note to the Indenture Trustee as security for the Notes.  Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuer.  Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described herein.  The Notes are being offered hereby.  The Certificates are not being offered to you in this offering.

The Sponsor will also act as the Servicer of the Leases and the related Leased Vehicles.  The Servicer will service the Leases and related Leased Vehicles pursuant to the Servicing Agreement and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation”.

Use of Proceeds

MBFS USA will sell the Exchange Note and certain related property to the Depositor.  The Depositor in turn will transfer the Exchange Note and related property to the Issuer in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the Notes to the underwriters (1) as partial consideration for the purchase of the Exchange Note from MBFS USA, (2) to deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) to pay expenses incurred in connection with the issuance and sale of the Notes.

No expenses incurred in connection with the selection of the Leases and Leased Vehicles or the allocation of the Leases and Leased Vehicles to the Reference Pool will be payable from the offering proceeds.

The Issuer

Limited Purpose and Limited Assets

The Depositor and the Owner Trustee formed the Issuer, a Delaware statutory trust, on September 8, 2016.  The Issuer has been formed under the laws of the State of Delaware solely for the purposes of the transactions described herein.  The Issuer will be governed by the Trust Agreement.

The Issuer will not engage in any activity other than:

•	acquiring, holding and managing the Exchange Note sold to the Issuer on the Closing Date, the other assets of the Issuer, and the proceeds of the Exchange Note and the other assets;

•	issuing and executing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Fund, (ii) pay the organizational, start-up and transactional expenses of the Issuer and (iii) pay the balance to the Depositor;

•	assigning and pledging the property of the Issuer to the Indenture Trustee;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer will issue the Notes under the Indenture.  The Certificates will be issued under the Trust Agreement.  Except for the Securities and additional notes or certificates issued by the Issuer in exchange for the Certificates, as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities”, the Issuer is also prohibited from borrowing money or making loans to any other person.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Fund and excess spread are insufficient, the Issuer will have to rely solely upon payments by lessees under the Leases and the proceeds from the repossession and sale or other disposition of the Leased Vehicles allocated to the Reference Pool to make payments on the Notes.

The Issuer’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.  The Issuer’s fiscal year ends on December 31.

Under the Administration Agreement, the Administrator will perform the administrative obligations of the Issuer under the Trust Agreement and the Indenture.

Capitalization of the Issuer

The following table illustrates the expected capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$220,000,000.00
Class A-2 Notes	407,000,000.00
Class A-3 Notes	315,000,000.00
Class A-4 Notes	95,160,000.00
Initial Overcollateralization	195,353,851.10
Total	$1,232,513,851.10

The Issuer will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor or any affiliate of the Depositor, in either case, if it is the sole Certificateholder, may exchange all or a portion of the Certificates for additional notes or certificates issued by the Issuer upon certain conditions, as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities”.

Property of the Issuer

The property of the Issuer will consist of the Exchange Note secured by the Reference Pool of Leases and the related Leased Vehicles.  See “The Titling Trust”.  The Titling Trust has issued to the Initial Beneficiary the Specified Interest Certificates representing the entire beneficial interest in the Specified Interest.  Pursuant to the Titling Trust Agreement, the Initial Beneficiary has acknowledged that the Titling Trust may allocate the Leases and the related Leased Vehicles from the revolving facility pool to the Reference Pool related to the Exchange Note pursuant to the Collateral Agency Agreement and the Exchange Note Supplement.  Under the Collateral Agency Agreement and the titling trust documents, on or before the Closing Date, the Titling Trustee:

•	will allocate the Leases and Leased Vehicles from the revolving facility pool to the Reference Pool; and

•	will issue the Exchange Note secured by the Reference Pool to the Lender.

Upon creation of the Exchange Note, the Reference Pool Assets will no longer be a part of the revolving facility pool.

Neither the Issuer as holder of the Exchange Note nor the Indenture Trustee as pledgee of the Exchange Note will have any interest in the Titling Trust Assets allocated to any Other Reference Pool with respect to Other Exchange Notes or to the revolving facility pool, including any payments made on or proceeds from those assets.

MBFS USA will sell, transfer and assign its interest in the Exchange Note to the Depositor.  On the Closing Date, the Depositor will transfer and assign the Exchange Note to the Issuer.  To fund the purchase of the Exchange Note, the Issuer will issue the Notes and Certificates.  The Issuer will pledge its interest in the Exchange Note to the Indenture Trustee as security for the Notes and Certificates.  Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuer.  See “The Exchange Note—Transfers of the Exchange Note”.

After giving effect to the transactions described above, the Trust Estate will include:

•	the rights of the Issuer in the Exchange Note issued by the Titling Trust, including the right to receive payments with respect to the Exchange Note;

•
the rights of the Issuer to funds on deposit from time to time in certain trust accounts established pursuant to the Indenture, the Servicing Supplement or the Trust Agreement, as applicable, including all investment earnings thereon (net of losses and investment expenses);

•
the rights of the Issuer under the Transaction Documents, including the rights of the Issuer, as assignee of the Depositor under the First Tier Sale Agreement and the rights of the Issuer as a third-party beneficiary of the Servicing Agreement, the Servicing Supplement and the Exchange Note Supplement; and

•
all proceeds of the foregoing, which shall include Sales Proceeds (to the extent vehicles are sold outside of the LKE Program) and an amount equal to Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

Under the Indenture the Trust Estate will be pledged by the Issuer to the Indenture Trustee.

Restrictions on Merger and Consolidation

The Issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•
the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the Issuer has delivered prior written notice of such consolidation or merger to each Rating Agency and each such Rating Agency either (1) confirms in writing that such consolidation or merger shall not cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn, or (2) has not confirmed in writing that such consolidation or merger shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn;

•
the Issuer has received an opinion of counsel to the effect that (1) following such consolidation or merger, the Issuer (or the surviving entity or transferee) will not be classified as (a) an association or (b) a publicly traded partnership taxable as a corporation, each for U.S. federal income tax purposes, (2) such consolidation or merger will not cause the Notes to be characterized other than as indebtedness for U.S. federal income tax purposes and (3) such consolidation or merger will not cause the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision);

•	any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

•
the Issuer has delivered to the Servicer, the Depositor and the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that such consolidation or merger satisfies all requirements under the Indenture.

Other Negative Covenants

The Issuer will not, among other things, except as expressly permitted by the Transaction Documents:

•	engage in any business or activities other than financing, purchasing, owning, acquiring, selling, pledging and managing the Exchange Note;

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•
claim any credit on or make any deduction from the principal and interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuer or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the Indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the Indenture;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Leased Vehicles (arising solely as a result of an action or omission of the related lessee) and except as may be created by the terms of the Indenture;

•	permit the lien of the Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents.

Annual Compliance Statement

The Issuer will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

The Depositor

Daimler Trust Leasing LLC, a Delaware limited liability company organized on January 15, 2009, will be the Depositor.  The sole equity member of the Depositor is MBFS USA.  The Depositor maintains its principal executive offices at 36455 Corporate Drive, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Depositor was organized solely for the purpose of acquiring exchange notes, securities and other property, forming one or more securitization trusts, such as the Issuer, and transferring the related property and rights to those trusts and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.  Other than the obligation to consent to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuer, the payment of organizational expenses of the Issuer, the maintenance and establishment of certain trust accounts, the maintenance of books and records, and the indemnification of the Owner Trustee, the Depositor will have no ongoing duties with respect to the Issuer.

None of the Depositor, MBFS USA or any of their respective affiliates will insure or guarantee the Leases or the Notes.

The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.  The Depositor is not a party to any legal proceeding that could reasonably be expected to have a material adverse impact on the Issuer or the interests of any Noteholders.

The limited liability company agreement of the Depositor includes extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either MBFS USA or any affiliate of MBFS USA in the event of a bankruptcy or insolvency proceeding of MBFS USA or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any state court without the consent of its board of managers, including at least two independent managers.

The Trustees

The Owner Trustee

General.   Wilmington Trust, National Association (formerly called M&T Bank, National Association) will be the Owner Trustee under the Trust Agreement.  Wilmington Trust, National Association is a national banking association with trust powers incorporated in 1995.  The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  Wilmington Trust, National Association is an affiliate of Wilmington Trust Company and both Wilmington Trust, National Association and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto leases.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust, National Association, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Other than the above three paragraphs, Wilmington Trust, National Association has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

 The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

Duties of the Owner Trustee.  The Owner Trustee’s main duties will be:

•	creating the Issuer by filing a certificate of trust with the Delaware Secretary of State;

•	maintaining (or causing to be maintained) a certificate distribution account for the benefit of the Certificateholders; and

•	executing documents on behalf of the Issuer.

The Owner Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to its express obligations set forth in the Trust Agreement.  The Owner Trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the Administrator or any Certificateholder.  The Owner Trustee will not be required to expend or risk its own funds or incur any financial liability in respect of any of its actions as Owner Trustee if the Owner Trustee has reasonable grounds to believe that reimbursement to it of such funds or adequate indemnity against such risk or liability is not reasonably assured.

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Exchange Note, the Notes or Certificates (other than the authentication of the Certificates) or of any Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Exchange Note, or the investment of any monies by the Servicer before those monies are deposited into the Exchange Note  Collection Account.  The Owner Trustee will not independently verify the Leases.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Those duties generally will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuer under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Servicing Agreement, the Exchange Note Supplement or the Asset Representations Review Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement, the Indenture or the Asset Representations Review Agreement;

•	the Depositor under the Second Tier Sale Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Owner Trustee will administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Trust with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

Compensation and Indemnification.  The Depositor and the Administrator will indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants for all liabilities, losses, damages and expenses incurred by the Owner Trustee or arising out of the Owner Trustee’s performance of its duties under the Trust Agreement unless caused by the willful misconduct, bad faith or negligence of the Owner Trustee or as a result of breaches of representations made by the Owner Trustee in the Trust Agreement.  The Administrator will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustees’ performance of its duties unless caused by willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties.

The Issuer will pay the fees of the Owner Trustee, reimburse the Owner Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Owner Trustee, to the extent such amounts have not been paid or reimbursed by the Depositor or the Administrator.  The Issuer will pay these amounts to the Owner Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and the acceleration of the Notes, all Owner Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

Removal, Resignation and Termination.  The Owner Trustee may resign at any time by notifying the Administrator.  The Administrator may remove the Owner Trustee at any time and for any reason or if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as Owner Trustee under the Trust Agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the Owner Trustee will be effective until a successor Owner Trustee is in place.

The Trust Agreement will terminate when:

•	the last Lease is paid in full, settled, sold or charged off and all collections are applied; or

•	the Issuer has paid all the Notes in full and all other amounts payable by it under the Transaction Documents.

Upon termination of the Trust Agreement, any remaining Issuer assets will be distributed to the Certificateholders and the Issuer will be terminated.

The Indenture Trustee

U.S. Bank National Association, a national banking association, will be the Indenture Trustee, registrar and paying agent under the Indenture.  U.S. Bancorp, with total assets exceeding $438 billion as of June 30, 2016, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 54 domestic and 2 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor,  Mail Code: MK-IL-SL7R, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2016, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly report available to each holder of Notes via the Indenture Trustee’s internet website at http://www.usbank.com/abs.  Holders of Notes with questions, including regarding the use of the Indenture Trustee’s internet website, may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2016, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 97 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $36,343,100,000.

Since 2014, various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage-backed securities (“RMBS”) trusts.  The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo.  The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality.  The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently, U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al. v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al. v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.).  Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.  However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

•
will perform those duties and only those duties that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against such Indenture Trustee;

•
may, in the absence of bad faith, rely conclusively on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•
will examine any certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

The Indenture Trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in respect of any of its actions as Indenture Trustee if the Indenture Trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of the Exchange Note or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Exchange Note, or the investment of any monies by the Servicer before those monies are deposited into the Exchange Note Collection Account.  The Indenture Trustee will not independently verify the Leases.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture will provide that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation (other than those relating to an asset representation review demand)  at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon (1) the Noteholder providing the Indenture Trustee with written notice of the Event of Default, (2) the holders of the Notes evidencing not less than 25% of the Note Balance of the Controlling Class having made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, (3) the Indenture Trustee having for 60 days failed to institute that proceeding and (4) no direction inconsistent with such written request having been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the Note Balance of the Controlling Class.  No obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.

Upon the continuance of an Event of Default of which a responsible officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act, the Indenture Trustee for the Issuer will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Reports by Indenture Trustee to Noteholders.  The Indenture Trustee will provide to Noteholders (which shall be Cede & Co. as the nominee of DTC, unless Definitive Notes are issued under the limited circumstances described herein), monthly statements as described under “Description of the Transaction Documents—Statements to Noteholders”.  Copies of these reports may be obtained at no charge at the offices or the website of the Indenture Trustee specified herein.

The Indenture Trustee will also deliver, at the expense of the Issuer, to each Noteholder such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee will be required to furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Transaction Documents.

Compensation and Indemnification.  The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the Issuer and the performance of its duties under the Indenture.

The Issuer will pay these amounts to the Indenture Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and an acceleration of the Notes, all Indenture Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification shall not relieve the Issuer or the Administrator of its obligations under the Indenture.

The Indenture Trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; or

•	for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any Event of Default or a breach of representation or warranty unless a responsible officer of the Indenture Trustee has actual knowledge of the default or has received written notice of the default in accordance with the Indenture.

Resignation of Indenture Trustee Due to Conflict of Interest.  Under the Trust Indenture Act, the Indenture Trustee may be considered to have a conflict of interest and be required to resign as Indenture Trustee for the Notes or any class of Notes if a default occurs under the Indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of Notes.  Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken.

Replacement of Indenture Trustee.  The holders of Notes evidencing a majority of the aggregate principal amount of the Notes of the Controlling Class may remove the Indenture Trustee without cause by providing 30 days’ prior written notice to the Indenture Trustee, the Issuer, the Administrator (who shall notify each Rating Agency) and the Depositor of that removal and, following that removal, may appoint a successor Indenture Trustee.  Any successor Indenture Trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The Indenture Trustee may resign at any time by providing 30 days’ prior written notice to the Issuer, the Administrator, the Depositor and the Noteholders.  The Issuer will be required to remove the Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee under the Indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the Asset Representations Reviewer under the Asset Representations Review Agreement.  Clayton has offices at 1700 Lincoln Street, Suite 2600, Denver, CO 80203.  Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN) and has provided independent due diligence loan review and servicer oversight services to its clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 50 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton has performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  Clayton has performed these services primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is an “eligible asset representations reviewer”, meaning that (1) it is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and (2) neither it nor any of its affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Leases.  For so long as the Notes remain outstanding, the Asset Representations Reviewer must be an eligible asset representations reviewer.  The Asset Representations Reviewer is not responsible for (a) reviewing the Leases for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Lease is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each review lease following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuer, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “The Leases — Asset Representations Review”.

The Asset Representations Reviewer will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the Asset Representations Reviewer.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Issuer and the Administrator will indemnify the Asset Representations Reviewer for liabilities and damages resulting from the Asset Representations Reviewer’s performance of its obligations under the Asset Representations Review Agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the Asset Representations Reviewer or as a result of any breach of representations made by the Asset Representations Reviewer in the Asset Representations Review Agreement.

The Issuer will pay the annual fees and review fees of the Asset Representations Reviewer, reimburse the Asset Representations Reviewer for their reasonable out-of-pocket travel expenses for a review and pay any indemnities due to the Asset Representations Reviewer, to the extent, in the case of indemnified amounts, those amounts are not paid or reimbursed by the Administrator.  The Issuer will pay these amounts to the Asset Representations Reviewer on each Payment Date, along with similar amounts owed to the Indenture Trustee, the Owner Trustee, the Administrative Agent, the Collateral Agent and expenses incurred by the Issuer under the Transaction Documents, up to the total limit of $250,000 per year, before the Issuer makes any other payments.  The Issuer will pay any of these amounts in excess of the limit, on a pro-rata basis with any other amounts due and unpaid to the Indenture Trustee, the Owner Trustee, the Administrative Agent and the Collateral Agent, only after making all payments of interest and principal on the Notes due on that Payment Date, any required deposits in the Reserve Fund and any payments due to a successor servicer, if any.  Following an Event of Default and acceleration of the Notes, however, all of these fees, expenses and indemnities will be payable in an unlimited amount prior to any payments of interest or principal on the Notes.

The Asset Representations Reviewer may not resign, unless it becomes legally unable to perform its obligations as Asset Representations Reviewer.  The Issuer may remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be an eligible asset representations reviewer, (2) breaches any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement or (3) becomes subject to a bankruptcy.  No resignation or removal of the Asset Representations Reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  The Asset Representations Reviewer will pay the expenses of transitioning the Asset Representations Reviewer’s obligations to the successor asset representations reviewer.

The Titling Trust

General

Daimler Trust, a Delaware statutory trust, is the Titling Trust and is governed by the Titling Trust Agreement.  The primary business purpose of the Titling Trust is to acquire leases, including the Leases, and serve as record holder of title to vehicles, including the Leased Vehicles, in connection with asset-backed securities securitizations.

The Titling Trust Assets consist of:

•	leases originated by MBFS USA and assigned by dealers pursuant to dealer agreements entered into with MBFS USA, all monies due from lessees under such leases and all proceeds thereof;

•	the related leased vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

•	proceeds from sales of the leased vehicles;

•	the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related lessees or the leased vehicles; and

•	all proceeds of the foregoing.

After the date of this prospectus, dealers will continue to assign additional leases to the Titling Trust and, as described below, title the related leased vehicles in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

Under the Servicing Agreement, MBFS USA will service the Titling Trust leases and the leased vehicles, including the Leases and Leased Vehicles.

Specified Interest, Revolving Facility Pool, Reference Pool and Exchange Note

The Titling Trust has one or more series of specified interests.  The beneficial interests in the Specified Interest are currently held by the Initial Beneficiary.

Revolving Facility Pool.  In order to provide an ongoing source of funds to finance the acquisition of leases and the related leased vehicles from dealers, the Titling Trust is a party to a financing facility with the Lender, with scheduled commitment termination dates.  The current facility is secured pursuant to the Collateral Agency Agreement.

Creation of the Reference Pool and Issuance of the Exchange Note.  Under the Titling Trust Agreement, the Lender, with the consent of the Initial Beneficiary, will direct the Titling Trust, as borrower, to issue the Exchange Note in exchange of amounts owed to it under the revolving facility pool in an amount up to the sum of the advances made by MBFS USA pursuant to the Collateral Agency Agreement.

The terms of the Exchange Note will be set forth in the Exchange Note, the Collateral Agency Agreement and the Exchange Note Supplement.  The Exchange Note Supplement will designate the Leases and the related Leased Vehicles allocated to the Reference Pool.  When the Exchange Note is issued, the Servicer will enter into the Servicing Supplement, which provides for the servicing of those Leases and Leased Vehicles allocated to the Reference Pool.

Other Transactions Involving the Creation of the Reference Pool.  In connection with other securitizations and transactions, the Titling Trust will issue or has previously issued Other Exchange Notes to MBFS USA.  The holder of the Exchange Note will receive the proceeds of and collections on the Leases and Leased Vehicles in the Reference Pool.  The holder of the Exchange Note will not receive proceeds from any other leases or leased vehicles.  Each holder of the Exchange Note, and each person to whom such Exchange Note is pledged, will also be required to expressly disclaim any interest in the Titling Trust Assets other than those allocated to the Reference Pool and to fully subordinate any claims to those other assets.  In turn, each holder of an Other Exchange Note and the Lender with respect to the revolving facility pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the Reference Pool related to the Exchange Note transferred to the Issuer and fully subordinate their respective claims to all Leases and Leased Vehicles in the Reference Pool.

Limited Powers of Titling Trust

The Titling Trust will not, among other things:

•	engage in any activity other than a permitted transaction described below;

•
create, incur or assume any indebtedness, other than pursuant to any titling trust debts, including the Exchange Note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the titling trust documents;

•
become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Initial Beneficiary or any of its affiliates, except in connection with a permitted transaction described below;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with permitted transactions;

•
enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•
become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any titling trust debt, any titling trust debt document or any other any documents relating to a permitted transaction; and

•
amend, modify, alter, change or repeal the provisions of the Titling Trust Agreement that require the Titling Trust to be operating as a special-purpose, bankruptcy remote entity; provided, however, that, the Titling Trust may amend, alter, change or repeal any provision contained in the certificate of trust or the titling trust documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the titling trust documents include, among others:

•
holding title to Titling Trust leases and related vehicles and other Titling Trust Assets for the benefit of the holders of the related titling trust certificates, all in accordance with the terms of the titling trust documents and the servicing agreements;

•
issuing Specified Interest Certificates representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust Assets in accordance with the terms of the titling trust documents and the related specification notice;

•
at the direction of the holders of any Specified Interest Certificates relating to the Specified Interest, issuing one or more titling trust debts, including exchange notes, with respect to such Specified Interest, entering into the related titling trust document and pledging any or all of the related specified assets to secure such titling trust debts;

•
assigning or otherwise transferring title to titling trust leases, titling trust vehicles and Titling Trust Assets to, or to the order of, the holders of the related Specified Interest Certificates; and

•
borrowing on a revolving basis or otherwise under one or more titling trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of titling trust leases and related vehicles.

For more information about the permitted and required activities of the Titling Trust, see “Description of the Transaction Documents”.

The Initial Beneficiary

Daimler Trust Holdings LLC, a Delaware limited liability company, is the Initial Beneficiary under the Titling Trust Agreement.  The sole member of the Initial Beneficiary is MBFS USA.  The Initial Beneficiary was formed as a limited liability company under the laws of Delaware on August 1, 2007.  Currently, its sole purposes are (1) being the initial beneficiary of the Titling Trust, (2) holding the Specified Interest in the Titling Trust and the Specified Interest Certificates and (3) engaging in related transactions.

Daimler Trust Holdings LLC maintains its principal executive offices in care of Mercedes-Benz Financial Services USA LLC at 36455 Corporate Drive, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Titling Trustee and the Titling Trust Administrator

BNY Mellon Trust of Delaware (f/k/a BNY Mellon Trust (Delaware)) (f/k/a The Bank of New York (Delaware)) is the Titling Trustee for the Titling Trust.  BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at Bellevue Corporate Center, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relationships with the Titling Trustee and its affiliates.

The Titling Trustee will make no representations as to the validity or sufficiency of the Reference Pool or the Exchange Note or of any Lease, Leased Vehicle or related document.  The duties of the Titling Trustee will generally be limited to the acceptance of assignments of the Titling Trust Assets, the creation of the Reference Pool and the Specified Interest and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the Titling Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the Titling Trust Agreement.

MBFS USA is the Titling Trust Administrator for the Titling Trust.  The duties of the Titling Trust Administrator will be limited to those set forth in the Titling Trust Agreement, including maintaining records with respect to investments of the holders in the Titling Trust, establishing and maintaining one or more deposit accounts, taking all action necessary for the continuation of the Titling Trust’s valid existence as a statutory trust under the laws of the State of Delaware and preparing and filing, or causing to be prepared and filed, any federal, state or local tax returns required to be filed by the Titling Trust.

Neither the Titling Trustee nor the Titling Trust Administrator will be responsible for performing any of the duties of the Initial Beneficiary or the Servicer and neither will be accountable for the use, application or investment of any of amounts received from the Leases and related Leased Vehicles allocated to the Reference Pool before such monies are deposited into the accounts relating to the Exchange Note.  Neither the Titling Trustee nor the Titling Trust Administrator will independently verify any Leases or the related Leased Vehicles.

Neither the Titling Trustee nor the Titling Trust Administrator will be under any obligation to exercise any of the rights or powers vested in it by the Titling Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the Initial Beneficiary, the Servicer or the holders of any certificate issued by the Titling Trust, unless such party or parties have offered to the Titling Trustee or the Titling Trust Administrator, as applicable, reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby.  The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee or the Titling Trust Administrator, will be a reimbursable expense of the Titling Trustee or the Titling Trust Administrator, respectively.

Each of the Titling Trustee and the Titling Trust Administrator may resign at any time only with the consent of the Initial Beneficiary, unless the Titling Trustee or the Titling Trust Administrator, as applicable, ceases to be eligible under the Titling Trust Agreement or is incapable of acting or it would be illegal for the Titling Trustee or the Titling Trust Administrator, as applicable, to act.  The Initial Beneficiary will be required to remove the Titling Trustee if at any time the Titling Trustee (1) ceases to be a corporation or a banking association organized under the laws of the United States or any state, (2) ceases to be authorized to exercise corporate trust powers, (3) no longer has a combined capital surplus of not less than $50,000,000 or (4) is incapable of acting or it would be illegal for the Titling Trustee to act.  The Initial Beneficiary will be required to remove the Titling Trust Administrator if such party is incapable of acting or it would be illegal for the Titling Trust Administrator to act.  In addition, the Initial Beneficiary may remove the Titling Trustee or the Titling Trust Administrator, as applicable, (1) at any time the Titling Trustee or the Titling Trust Administrator, as applicable, is adjudged bankrupt or insolvent, (2) if a receiver of the Titling Trustee, the Titling Trust Administrator or their respective properties has been appointed, (3) if any public officer has taken charge or control of the Titling Trustee, the Titling Trust Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation or (4) at its discretion.

Upon the removal of the Titling Trustee or the Titling Trust Administrator, the Initial Beneficiary will promptly appoint a successor titling trustee or titling trust administrator, as applicable.  Any resignation or removal of the Titling Trustee or the Titling Trust Administrator and appointment of a successor will not become effective until acceptance of appointment by the successor titling trustee or titling trust administrator, as applicable.  Any successor titling trustee or tilting trust administrator will execute and deliver to the Initial Beneficiary and the predecessor Titling Trustee or Titling Trust Administrator, as applicable, written acceptance of its appointment as Titling Trustee or Titling Trust Administrator, as applicable.

The Titling Trustee and the Titling Trust Administrator, including their respective officers, directors, shareholders, employees and agents will be indemnified and held harmless by the holders of the Specified Interest Certificates with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related Titling Trust Assets with respect to that Specified Interest, including any liabilities arising out the indemnified person’s acceptance or performance of the trusts and duties contained in the titling trust documents.  Notwithstanding the foregoing, the Titling Trustee will not be indemnified or held harmless from or against any loss, liability or expenses incurred by the Titling Trustee by reason of:

•	the Titling Trustee’s willful misconduct, bad faith or negligence; or

•	the Titling Trustee’s breach of its representations and warranties made in the titling trust documents.

The Collateral Agent and the Administrative Agent

Daimler Title Co. is the Collateral Agent under the Collateral Agency Agreement.  Its principal offices are located at 190 South LaSalle Street, Chicago, IL 60603.  The Collateral Agent will:

•	hold a security interest in the collateral for the benefit of the Lender and the holders of the exchange notes;

•
execute and deliver all supplements and amendments to the Collateral Agency Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) in order to (1) maintain or preserve the security interest (and the priority of such security interest) granted under the Collateral Agency Agreement or carry out the purposes of the Collateral Agency Agreement, (2) perfect, publish notice of or protect the validity of any security interest granted pursuant to the Collateral Agency Agreement, (3) enforce the collateral; or (4) preserve and defend title to the collateral and the rights of the holder of the Exchange Note in such collateral against the claims of all persons;

•
if so determined by the Servicer pursuant to the Servicing Agreement, cause the certificate of title for each Leased Vehicle to reflect “Daimler Title Co.”, or such substantially similar words as the relevant state’s registrar of titles will accept, as the recorded lienholder or recorded holder of a security interest in such Leased Vehicle;

•
with respect to each Leased Vehicle that is permitted or required by the Transaction Documents to be sold or otherwise disposed of by the Titling Trust, take all action necessary to cause (1) the security interest granted pursuant to the Collateral Agency Agreement in such Leased Vehicle to be released and (2) the evidence of the Collateral Agent as lienholder on the related certificate of title to be removed; and

•	take the actions required to be taken by the Collateral Agent pursuant to the Collateral Agency Agreement.

U.S. Bank Trust National Association, a national banking association, is the Administrative Agent under the Collateral Agency Agreement.  Its principal offices are located at 190 South LaSalle Street, Chicago, IL 60603.

The Administrative Agent will record on its books the outstanding balance of the revolving facility from time to time based on the monthly reports provided to it by the Servicer.  In addition, the Administrative Agent will agree for the benefit of the Collateral Agent and the holder of the Exchange Note, to perform, on behalf of the Collateral Agent, all of the duties that the Collateral Agent is required to perform under the Collateral Agency Agreement.

Titling of Leased Vehicles

The Servicer will, on behalf of the Titling Trust, originate or acquire leases and the related leased vehicles on an ongoing basis during the term of the Servicing Agreement.  Each lease will be originated on a form providing for assignment of the related leased vehicle by the dealer to the Titling Trust, including the Leases and the related Leased Vehicles allocated to the Reference Pool.  Under each Lease, the Titling Trust or the Titling Trustee on behalf of the Titling Trust will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title.

The certificates of title to Leased Vehicles in all states other than Kansas, Missouri, Nebraska and South Dakota reflect a first lien recorded in favor of Daimler Title Co., as Collateral Agent.  This lien exists to assure delivery of the certificates of title for the Leased Vehicle to the Servicer and to perfect the security interest in and to the Leased Vehicles and other Titling Trust Assets granted to Daimler Title Co. by the Titling Trust under the Collateral Agency Agreement.  The Servicer will not have any interest in the Leased Vehicles.  For administrative convenience, the Servicer (or, in certain circumstances, a separate custodian) will hold the certificates of title as custodian on behalf of the Titling Trust and the Collateral Agent.  No other liens will be placed on the certificates of title, and new certificates of title will not be issued, to reflect the interest of the Issuer, as holder of the Exchange Note, in the Leased Vehicles.  See “Certain Legal Aspects of the Titling Trust and the Exchange Notes” for additional legal discussion on titling of Leased Vehicles.

The certificates of title for the Leased Vehicles will not reflect the indirect interest of the Issuer in the Leased Vehicles by virtue of its ownership of the Exchange Note.  Therefore, the Issuer will not have a direct perfected lien in the Leased Vehicles, but will have filed a financing statement to perfect the security interest in the Exchange Note, but only to the extent that the security interest may be perfected by filing under the UCC.  The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions.

MBFS USA

General

MBFS USA will be (i) the Sponsor of the securitization in which the Notes are offered, (ii) responsible for structuring the securitization and selecting the transaction parties other than MBFS USA and its affiliates, (iii) the Servicer of the Leases and the related Leased Vehicles, (iv) the Administrator for the Issuer and (v) the Titling Trust Administrator for the Titling Trust.  MBFS USA is a wholly-owned indirect subsidiary of Daimler AG, a German corporation that is a globally leading producer of premium passenger cars and the largest manufacturer of heavy- and medium-duty trucks in the world.  MBFS USA is a Delaware limited liability company.  Its principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.

Daimler AG and its predecessor have owned at least one U.S. financial services subsidiary since 1982.  MBFS USA was formed on March 16, 2007 in connection with the sale by Daimler AG of the Chrysler Group and related entities.

MBFS USA provides indirect automobile and commercial vehicle installment sales contract, installment loan and lease financing by purchasing both retail and/or commercial installment sales contracts and leases from Mercedes-Benz and smart automobile retail dealers and Daimler commercial vehicle dealers in all 50 states of the United States and Puerto Rico.  Leases are purchased by MBFS USA from dealers in accordance with the underwriting standards described below under “—Underwriting”.  MBFS USA provides direct installment sales contract and installment loan financing to finance the purchase by lessees of leased vehicles in accordance with the same underwriting standards.  MBFS USA also provides direct wholesale financing to many dealers by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  MBFS USA’s managed lease portfolio amounts to $20.4 billion at June 30, 2016.

MBFS USA services all of the leases which the Titling Trust has purchased.  See “—Servicing Responsibilities” below.  Historical delinquency and loss information for the leases originated and serviced by MBFS USA, as well as data showing the size and growth of both originations and of the serviced portfolio is presented herein.

MBFS USA frequently purchases leases with contract rates that are lower than would be the case based on its targeted rates of return, pursuant to incentive finance programs intended to increase sales of new and pre-owned Mercedes-Benz or smart automobiles.

The following table sets forth information regarding the growth of MBFS USA’s United States retail lease portfolio since 2011.

	At December 31,
	2015	2014	2013	2012	2011
Number of Lease Contracts Outstanding	408,029	376,029	364,870	333,261	290,367
Lease Contracts Outstanding ($ in thousands)(1)	$19,937,826	$18,457,960	$17,308,391	$15,365,905	$12,999,735

	At June 30,
	2016	2015
Number of Lease Contracts Outstanding	422,111	394,827
Lease Contracts Outstanding ($ in thousands)(1)	$20,439,337	$19,104,792

(1)	Outstanding balance is equal to the net book value of the related Lease.

MBFS USA will initially retain the residual interest in the Issuer.  The residual interest will be evidenced by the Certificates and represent the ownership interest in the Issuer and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund.

Underwriting

MBFS USA’s underwriting standards assess a prospective lessee’s ability and willingness to pay the amounts due on the lease contract and the adequacy of the related leased vehicle as collateral.  MBFS USA employs predetermined credit score cutoffs, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

Applicants complete a credit application providing various items of personal and financial information including address, date of birth, income and employment history.  The primary applicant may apply with a joint-applicant (or guarantor, if the applicant is a business), each of whom is jointly and severally liable for the debt.

Dealers electronically submit lease application documents, together with related vehicle information and deal structure.  MBFS USA obtains one or more credit reports on the applicant from a national credit bureau (generally, TransUnion).  A second credit report is obtained from Equifax or Experian if MBFS USA believes a second report may contain additional credit information.  The credit report is used to evaluate the creditworthiness of the proposed lessee and co-lessee, if any.

MBFS USA evaluates each application using a proprietary credit scorecard developed with a third party credit scoring company exclusively for MBFS USA. The scorecard is used to assess the creditworthiness of the applicant and uses credit bureau data to assign a proprietary credit score. The scorecard was most recently updated in July 2014.  The proprietary credit score is used to price the statistical risk of default represented by each application, as well as to determine system-recommended rejected applications.  Using the scorecard process, MBFS USA has stratified the range of acceptable credit scores into tiers, and an approved customer is assigned to one of these credit tiers, depending on the customer’s proprietary credit score.  If MBFS USA’s proprietary scorecard assigns an applicant to a tier that signifies greater credit risk, the tier assignment will assign the applicant a higher lease  rate.  The analyst or dealer can structure the lease to reduce the amount MBFS USA will advance, which can reduce the tier and as a result, reduce the assigned lease rate.

Amounts advanced in excess of 100% of a vehicle’s retail price or market value generally are due to balances owing on trade-in vehicles or various fees and taxes.  In some instances, they may also include financing of dealer-installed accessories, insurance policies and extended service contracts and dealer markups.

As part of the approval process, MBFS USA’s credit process may require that some of the information provided by the applicant must be verified, such as income, employment, residence or credit history.  Credit analysts in MBFS USA’s consumer credit department are responsible for properly structuring and pricing deals that do not meet automated approval criteria, as well as clearing Office of Foreign Assets Control, European Sanctions List and “red flags” identified in applicable guidelines. An application may not meet the automated approval criteria because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels.  In such cases, a credit analyst evaluates the applications using the same underwriting guidelines that are structured into the automated process and weighs other factors as applicable, such as the prospective lessee’s prior experience with MBFS USA, current and previous vehicle registrations, housing values and ownership, liquidity and proof of income.  If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will take steps to determine if the data in question can be verified and to make corrections if necessary or obtain proof of the inconsistent data.  Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by an MBFS USA credit analyst with higher approval authority.  Ultimately, the final decision is rendered using the proprietary scorecard as applied through the automated process and analysis by the credit analyst where that analysis is warranted under MBFS USA’s credit process.

That an application does not meet the automatic approval criteria or has other characteristics that require referral to a credit analyst does not mean that it has failed to meet MBFS USA’s underwriting standards.  The automated approval criteria are not a separate level of underwriting from those applied by credit analysts.  Rather, the automated decision process uses models that are designed to replicate the judgmental evaluation that would be applied by an experienced credit analyst based on MBFS USA’s established underwriting standards.  It is common under MBFS USA’s underwriting procedures for applications to be referred to MBFS USA’s credit analysts for application of MBFS USA’s underwriting standards.

Credit analysts have the authority to approve or deny different types of credit applications depending on their level of experience.  Less experienced credit analysts are generally allowed to approve only the highest credit quality applications up to their assigned aggregate dollar credit limit.  Experienced analysts can approve lower credit quality applications that are within MBFS USA’s underwriting standards.   The retail credit operation manager, retail credit manager, senior retail credit analyst and retail credit analyst can approve any credit application up to their authority limits.  Retail credit managers receive and review reports, sorted by credit analysts that highlight credit application approvals where the credit score approved by the analyst differs from the system-assigned credit score.

In the case of commercial applicants, MBFS USA reviews recent financial information, including financial statements when available.  A commercial transaction is also scored using attributes from the applicant’s financial statements and the deal structure.  Individuals may be required to participate as a co-obligor in respect of their business’ obligations under the related lease contract, and the foregoing application process applies to the co-obligor.  In the case of a commercial applicant where there is no individual co-obligor, MBFS USA analyzes the applicant’s financial statements and investigates current and previous credit references (including reports prepared by PayNet, Inc.) to determine creditworthiness.

Once approval has been received, the computer system automatically sends an electronic notice to the dealer with MBFS USA’s credit decision, specifying approval, denial or conditional approval based upon modification of the transaction such as an increase in capital cost reduction or term limitation.  If a decision to decline or to condition the application is made, the weaknesses of the application are discussed with the dealer.  A written notification is also generated and is mailed to the applicant no more than ten days after an application has been conditioned or declined unless an approved lease contract has been received and funded by MBFS USA.  Upon acceptance, the dealer can fund the lease contract at time of credit approval through MBFS USA’s electronic funds transfer system.

If the dealer and applicant accept the terms of the approval, the dealer delivers the applicable documentation to MBFS USA’s vendor in Memphis, Tennessee or Wilmington, Ohio for processing.  The file presented by the dealer is imaged and stored offsite for seven years after contract termination, after being held by the vendor for 45-days in case MBFS USA desires a second scanning of certain documents for clarity purposes.  The Ft. Worth funding team audits the lease contract documentation for completeness, legal compliance and consistency with the application.

In cases where the applicable documentation is sent to the vendor, the vendor scans the contract documentation and sends images to the funding team in Ft. Worth.  The funding team audits the documentation as described above.  The vendor stores certain original paper documents offsite for seven years after contract termination.

Determination of Residual Values

The Residual Values of the related Leased Vehicles will be calculated by the Servicer based on the lowest of the Contract Residual Value, the ALG Residual Value and the ALG Current Residual Value.

If the Contract Residual Value is higher than the ALG Residual Value and the ALG Current Residual Value, the Securitization Value for the related Lease will be calculated by the Servicer based upon the lower of the two ALG provided residual values.  As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in a securitization transaction.  However, the purchase price (which if paid is part of collections available to the Issuer) for a Leased Vehicle at the related Lease maturity date will be based upon the Contract Residual Value, subject to certain concessions MBFS USA may offer to the lessee.

If the Residual Values of the Leased Vehicles relating to the Issuer, as originally determined by MBFS USA, are higher than the sales proceeds actually realized upon the sale of such Leased Vehicles, you may suffer losses on your investment.  See “Risk Factors – The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other market factors”.  For more information regarding MBFS USA’s procedures for realizing the Residual Value of Leased Vehicles, see “—Remarketing” below.

Insurance

Each Lease requires the lessee to maintain vehicle liability insurance and other coverages required by state law and physical damage insurance on the Leased Vehicle.  Each such policy must name the Titling Trust as loss payee and as additional insured.  While the lessee is required to maintain physical damage insurance on the related Leased Vehicle in an amount at least equal to the amount required by applicable state law, MBFS USA is not obligated to, and does not, monitor whether the lessee is maintaining that insurance.  Failure to maintain the required insurance is an event of default under the related Lease.

The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related lease contract is purchased by the Titling Trust.

MBFS USA does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the lessees in the event of disability or death.  To the extent that this type of insurance coverage is obtained on behalf of a lessee, payments received in respect of the coverage will be applied to payments on the related Lease.

Contingent and Excess Liability Insurance

In addition to the vehicle liability and physical damage insurance coverage required to be obtained and maintained by the lessee pursuant to the Leases, and as additional protection in the event the lessee fails to maintain the required insurance, MBFS USA maintains contingent liability insurance for the benefit of, among others, the Titling Trust, which provides coverage for liability caused by any Leased Vehicle owned by the Titling Trust.  This insurance policy provides insurance coverage at an amount equal to $10 million.  Claims could be imposed against the assets of the Titling Trust if such coverage were exhausted and damages were assessed against the Titling Trust.  In that event, investors in the Notes could incur a loss on their investment.  See “Risk Factors—Vicarious tort liability may result in a loss”, “The Exchange Note” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” for a discussion of related risks.

With respect to damage to the Leased Vehicles, a lessee is required by the related Lease to maintain comprehensive and collision insurance.  As more fully described above under “—Insurance”, the Servicer does not monitor the maintenance of required lessee insurance and will not be required to do so in the Transaction Documents.  In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Notes could incur a loss on their investment.

Servicing Responsibilities

MBFS USA is the Servicer for the leases and the related leased vehicles held by the Titling Trust.  MBFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the Leases allocated to the Exchange Note and for the repossession, termination or other disposition of the Leased Vehicles related to such Leases.  MBFS USA will have the right to delegate any or all of its servicing duties to its affiliates or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, MBFS USA will remain obligated and liable for servicing the Leases and the related Leased Vehicles as if it alone were servicing such Leases.

To facilitate the servicing of the Leases, the Servicer will retain physical possession of the Leases and the other documents related thereto on behalf of the Titling Trust, as custodian for the Titling Trust.

MBFS USA’s servicing procedures are summarized in the remaining portions of this section.  Servicing operations are conducted primarily out of its servicing center in Ft. Worth, Texas.

Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to lessee inquiries, and repossessing and selling the leased vehicles.

Normally 19 days before a payment is due, lessees not paying via direct debit are mailed a billing statement directing them to make a payment on the date indicated.  Numerous payment methods are offered to lessees in addition to direct debit, on a volume basis the most important of which include Auto Pay, paper check, online banking, MBFS USA online bill pay, credit card payments and phone pay.

MBFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related Lease.  MBFS USA considers a payment to be delinquent when the lessee fails to remit more than 90% of a scheduled payment on or before the related due date.

Account delinquency data is directed to collection software that tracks and monitors delinquency status.  A risk-based collection system assigns a risk level to each obligor based on its behavioral score and a treatment plan according to its risk level and estimated loss amount.  Factors considered in the assignment of the behavioral score include internal MBFS account characteristics, such as the number of times delinquent, and external credit bureau attributes from TransUnion, which include number of months since most recent delinquency and number of tradelines 90 days past due or worse.

Telephone collection intervention can begin as early as eight and as late as 20 days after the due date for a delinquent payment.  Predictive dialers assist with this process for delinquent accounts generally up to 90 days past due.  Assessment of risk with respect to delinquent lessees is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

•	Financial Agent Workbench – Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Mail Tracking System – Electronic notification from the U.S. Post Office when a customer places a MBFS USA remittance in the U.S. mail;

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts; and

•	Call Miner – Vendor search engine for data associated with recorded calls.

MBFS USA may, in its sole discretion, arrange with the lessee on a lease to defer or modify the payment schedule.  Deferrals may be granted, and a deferral fee may be charged, to a current or delinquent lessee to cure a short-term cash flow problem.  The deferral process allows for the deferral of payments by adding the deferred amount to the maturity of the lease or alternatively the deferred payment can be spread over the remaining life of the lease.  Deferrals are granted on an individual basis and the deferral has to bring the account current.  Deferrals are reported and monitored closely by MBFS USA.

If satisfactory payment arrangements are not made by delinquent lessees, the leased vehicle is generally assigned for repossession when the lessee becomes 75-85 days delinquent, subject to compliance with applicable law.  All involuntary repossessions must be authorized by a collections team leader or higher level manager and be in compliance with all applicable consumer protection laws and regulations.

Repossessions

Involuntary repossessions occur after all collection techniques have been unable to bring the account current, or the customer is a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender a leased vehicle due to the inability to continue making payments.

Prior to repossession, a collections team leader or higher level manager reviews the account in detail and approves the assignment to a repossession company.  Upon repossession of the vehicle, a legal notice containing redemption instructions is sent.  If the lessee foregoes the opportunity to redeem the vehicle, it is transported to an auction for disposal.  MBFS USA inspects the vehicle and performs any necessary reconditioning or repairs to prepare it for sale.  All repossessed vehicles are sold at auctions that may be physical or virtual via the internet, in each case in an “open sale” environment available to all registered dealers.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account.

Charge-offs

MBFS USA’s policy generally requires that a lease contract be charged-off by the 127th day of delinquency, if MBFS USA does not have physical possession of the leased vehicle or is unable to locate the leased vehicle, and if evidence does not exist that collection is imminent.  MBFS USA’s policy also generally requires that a lease contract be charged-off:

•	if the leased vehicle has been repossessed, sold, and MBFS USA has made a final determination of any deficiency owed on the account;

•	upon unsatisfactory resolution of a bankruptcy proceeding or the incurrence of an uninsured loss; or

•	upon a determination by MBFS that the leased vehicle is of no value or the leased vehicle is abandoned by MBFS USA due to condition and cost to repossess.

Any deficiencies remaining after repossession and sale of the related leased vehicle or after full charge-off of the related lease contract are pursued by MBFS USA to the extent practicable and legally permitted.  Lessees are contacted, and when warranted by circumstances, MBFS USA (or an external agent acting on its behalf) establishes repayment schedules that are monitored until the deficiencies are either paid in full, a settlement agreement is reached, or collection becomes impractical to pursue.

Leased Vehicle Maintenance and Excess Wear and Tear

The lease contract states the customer is responsible for maintaining, servicing and repairing the leased vehicle in accordance with the manufacturer’s recommendations and any applicable warranty.  Customers must keep the vehicle in good operating condition and return the maintenance books with the leased vehicle.  Customers must comply with all recall notices and agree to pay for all operating costs including but not limited to gas, oil, antifreeze, parking fees, inspection, certification fees, towing and replacement tires.  MBFS USA does not provide maintenance services unless a separate maintenance agreement was purchased at lease origination.

Upon return of a leased vehicle to MBFS USA, the vehicle will be inspected by a third party inspection company.  The inspection company utilizes the credit card test (the lessee is charged for any scratches through the paint or dents that are larger than the size of a credit card, seat damage larger than a credit card, exterior cracks, gouges or collective damages regardless of size, cracked or starred windshields, lights, wheels and tires, missing original equipment and any scheduled maintenance not performed).  The lessee is required to pay MBFS USA the estimated cost to repair any damages to the vehicle resulting from unreasonable or “excessive” wear and tear including excess mileage.  MBFS USA may, however, waive all or part of the excessive wear and tear or mileage billed to the lessee.

Extensions and Pull-Ahead Programs

MBFS USA will grant extensions of lease contracts in accordance with its customary servicing procedures, if the lessee requests such extension and is not in default on any of its obligations under the lease.  Currently MBFS USA distinguishes between two forms of extension:

•	Fixed extension: minimum term of four months and maximum term of six months; any fixed extension is subject to defined credit requirements; and

•	Open extension: month-to-month.

Extensions of any type must generally not exceed twelve months.  In rare circumstances MBFS USA accommodates extensions outside of the guidelines to support brand loyalty.

MBFS USA, as Servicer, may also permit a lessee to terminate a lease prior to its maturity in order to allow that lessee, among other things, to enter into a new lease for a different Mercedes-Benz vehicle or to finance a different Mercedes-Benz vehicle.  These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new Mercedes-Benz vehicles.  Over the past years such incentives have been used as an ongoing marketing campaign with payment waivers from three to five months plus waiver of the customer’s end of lease disposition fee.  Future programs could offer an increase or decrease in the number of payment waivers depending on market conditions and company strategies.

However, an early termination with respect to any Lease allocated to the Reference Pool of the Issuer will not be permitted unless the waived monthly payments under the Lease will be deposited in the Exchange Note Collection Account within the time period required for the Servicer to deposit collections into the Exchange Note Collection Account once the payment waiver has been processed on the Lease account.

Following this early termination, the Servicer will charge the lessee any outstanding monthly payments as well as applicable excess wear and tear charges and excess mileage charges in accordance with its customary servicing practices with respect to Leases that are terminated early by the related lessee in the absence of such “pull- ahead” or other marketing program.

Remarketing

MBFS USA handles all pre-termination remarketing activities of leased vehicles and repossessions.  This department is managed from MBFS USA’s Operations Center in Ft. Worth, Texas.

180 Days to Maturity.  Direct mailings are sent which provide lease customers with information about lease end obligations and opportunities which include scheduling a pre-inspection, vehicle inspection information, turn-in requirements, purchase options (either cash sales or financing opportunities), and lease extensions.

120 Days to Maturity.  When an account is 120 days to maturity, the remarketing agents proactively call lessees to schedule a courtesy voluntary pre-inspection to take place any time from 120 days to 15 days prior to maturity.  The primary purpose of this call is the pre-inspection, but agents may also take this opportunity to discuss lease-end options with the customer.

60 – 120 Days to Maturity.  When an account is 60 days to maturity, the remarketing agents proactively call lessees to determine their intent for the leased vehicle at lease end.  When an account is 120 days to maturity, MBFS USA directs all inbound customer calls to the remarketing department.

Vehicle Turn-In Process.  If the customer had a third party pre-inspection completed, and there is no change to the condition of the vehicle, the dealer will ground the vehicle and provide the customer a maturity bill.  If there is any change to the condition of the vehicle, the dealer will inform MBFS USA electronically and a grounding inspection will be requested and performed by the third party inspection company.  If there was no pre-inspection completed and the vehicle is returned, an inspection will be requested and completed by the third party inspection company.  The information from that inspection is electronically transmitted to MBFS USA.  The inspection generates the maturity bill and the lessee is provided with a final copy of the bill which would include any charges for excess wear and tear, excess mileage charges, outstanding amounts due from the lease and any other charges if applicable.

Asset-Disposal Process.  The grounding dealer has the opportunity to purchase the leased vehicle once the account has been terminated.  If the dealer does not exercise this option, the vehicle will be transported to a distribution center (located inside an auction facility) and is thoroughly inspected and photos are taken.  This auction inspection along with photos are transmitted to an online website and posted for sale to Mercedes-Benz or smart franchise dealers, as well as independent dealers.  If not sold within the required timeframe, a statistical model is used to determine the best location/region the unit is perceived to have a greater demand in order to maximize the value of the asset (Auction Determination Model).

Repossessed vehicles are also sold at live auctions, once state regulations are met.  Net proceeds from the sale are applied to the account.

The auction process is handled on behalf of MBFS USA by its affiliate Mercedes-Benz USA.  MB USA  is responsible for the distribution and marketing of Mercedes-Benz and smart products in the United States.  To conduct the auction process on behalf of MBFS USA, MB USA currently uses 13 full-time auction facilities throughout the United States which are optimally dispersed based on concentration of leasing markets along with a supporting demand for pre-owned luxury vehicles.  In addition, MB USA utilizes various other locations at different times for special sale events and other programs to match buyer demand for specific products.

Certified Pre-Owned Program

MB USA established a Certified Pre-Owned Vehicle Program to create customer and dealer demand for pre-owned Mercedes-Benz and smart vehicles and enhance the value of Mercedes-Benz and smart vehicles.  A Certified Pre-Owned vehicle is a Mercedes-Benz or smart vehicle that is fewer than six model years old, has fewer than 75,000 miles and has been inspected by a Mercedes-Benz or smart dealer and passed a multi-point vehicle inspection.  Customer benefits from purchasing a Certified Pre-Owned Mercedes- Benz vehicle include a limited warranty up to 100,000 total miles, a seven day or 500 mile exchange privilege, roadside assistance and a Carfax vehicle history report.  Each Certified Pre-Owned smart vehicle includes a limited warranty of one year and up to 100,000 miles with the option to buy one additional year and up to 120,000 miles or two additional years and up to 135,000 miles, a seven day or 500 mile exchange privilege and a Carfax vehicle history report.

Occasionally, as more fully described under “—Extensions and Pull-Ahead Programs”, incentives are offered to lessees to lease a new vehicle whose lease contracts are nearing expiration.  These programs can also be used to shift vehicles out of peak terminating months and increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price of off-lease vehicles tend to be higher.

Like-Kind Exchange Program

In 2007, MBFS USA implemented a like-kind exchange program for its lease portfolio.  The LKE Program was suspended for the 2010 and 2011 calendar years, but was reinstated effective January 1, 2012.  MBFS USA recognizes a taxable gain on the resale of most leased vehicles returned to the Titling Trust upon lease termination.  The LKE Program is designed to permit MBFS USA to defer recognition of taxable gain by exchanging relinquished vehicles for replacement vehicles:

•
the documents governing the LKE Program require the actual net disposition proceeds of relinquished vehicles, including the Leased Vehicles, to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to MBFS USA, as Servicer; the Servicer assumes responsibility for identifying relinquished vehicles and replacement vehicles based on the Servicer’s eligibility criteria; and the security interest of the Collateral Agent in any net disposition proceeds will be automatically released effective on the date on which a relinquished vehicle is sold to a purchaser under a disposition contract;

•
the Servicer and the qualified intermediary promptly deposit the net disposition proceeds of the Leased Vehicles into designated accounts to be held as qualified intermediary funds; in order to enable MBFS USA to take advantage of the tax deferral, the relinquished vehicle will be reallocated from the Reference Pool to the Specified Interest at the same time and in exchange for the same dollar amount that such relinquished vehicle is sold;

•	the qualified intermediary, acting on behalf of the Titling Trust, uses the net disposition proceeds, together with additional funds, if necessary, to purchase replacement vehicles;

•
the qualified intermediary is not required to purchase replacement vehicles to the extent that the total purchase price amounts exceed the amount of available qualified intermediary funds, unless the Servicer advances the amount of the shortfall;

•	the replacement vehicles are then transferred to the Titling Trust and become part of the Titling Trust property; and

•	the Titling Trust is then deemed to have exchanged relinquished vehicles for the replacement vehicles and MBFS USA is not required to recognize any taxable gain.

The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary.  Consequently, the Indenture Trustee will waive any security interest in any amounts held by the qualified intermediary.

In the event that any net disposition proceeds are not deposited into the Exchange Note Collection Account, the Servicer must deposit into that account an amount equal to the non-deposited relinquished vehicle proceeds within two Business Days of receiving and identifying such proceeds.  This deposit will be treated as equivalent to the deposit into the Exchange Note Collection Account of the actual net disposition proceeds.

Because the Servicer will deposit amounts equal to the net disposition proceeds of the Leased Vehicles subject to the LKE Program at the required time into the Exchange Note Collection Account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by the Issuer from the disposition of related Leased Vehicles.  In the event of a bankruptcy of the Servicer, however, the Indenture Trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, the investors in the Notes could incur losses.  See “Risk Factors—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your Notes and could delay the appointment of a successor servicer”.

Securitization Program

MBFS USA has had an active securitization program for retail auto leases in the United States since 2009.  MBFS USA has been involved in seven public offerings and three private placements of auto lease asset-backed notes and eight public offerings of auto receivable asset-backed notes.  None of these transactions has experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  MBFS USA has never taken any action out of the ordinary to prevent such an occurrence.

Delinquency, Repossession and Loss Information

Set forth below is delinquency and loss information relating to MBFS USA’s total portfolio of U.S. motor vehicle retail lease contracts for new and pre-owned automobiles.  The portfolio consists of contracts in all 50 states and the District of Columbia.  For a description of MBFS USA’s charge-off policies, see “MBFS USA—Charge-offs”.

Lease Delinquency Experience(1)(2)
(Dollars in Thousands)
	At December 31,
	2015	2014	2013	2012	2011
Lease Contracts Outstanding ($)(3)	$19,937,826	$18,457,960	$17,308,391	$15,365,905	$12,999,735
Number of Lease Contracts Outstanding	408,029	376,029	364,870	333,261	290,367

	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Lease Contracts Delinquent
31 – 60 days	1,517	0.37%	1,273	0.34%	1,235	0.34%	1,308	0.39%	1,297	0.45%
61 – 90 days	365	0.09%	322	0.09%	323	0.09%	319	0.10%	301	0.10%
91 – 120 days	149	0.04%	114	0.03%	144	0.04%	147	0.04%	110	0.04%
More than 120 days	38	0.01%	32	0.01%	56	0.02%	51	0.02%	41	0.01%
Total	2,069	0.51%	1,741	0.46%	1,758	0.48%	1,825	0.55%	1,749	0.60%

	At June 30,
	2016	2015

Lease Contracts Outstanding ($)(3)	$20,439,337	$19,104,792
Number of Lease Contracts Outstanding	422,111	394,827

	Units	%	Units	%
Number of Lease Contracts Delinquent
31-60 days	1,684	0.40%	1,247	0.32%
61-90 days	491	0.12%	345	0.09%
91-120 days	127	0.03%	95	0.02%
more than 120 days	49	0.01%	32	0.01%
Total	2,351	0.56%	1,719	0.44%

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).

(2)	Percentages and numbers may not add to total due to rounding.

(3)	Outstanding balance is equal to the net book value of the related Lease.

Net Credit Loss and Repossession Experience(1)
(Dollars in Thousands)

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
Lease Contracts Outstanding ($)(2)	$19,937,826	$18,457,960	$17,308,391	$15,365,905	$12,999,735
Average Lease Contracts Outstanding ($)(3)	$19,154,554	$17,821,449	$16,443,878	$14,017,310	$11,783,204
Number of Lease Contracts Outstanding	408,029	376,029	364,870	333,261	290,367
Average Number of Lease Contracts Outstanding(3)	396,068	372,172	351,230	316,016	270,287
Number of Repossessions Sold(4)	1,307	1,349	1,369	1,444	2,164
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding	0.33%	0.36%	0.39%	0.46%	0.80%
Charge-offs ($)(5)	$63,720	$64,644	$60,429	$94,282	$87,051
Recoveries ($)(6)	$(23,662)	$(23,130)	$(29,543)	$(67,947)	$(58,197)
Net Losses ($)	$40,058	$41,514	$30,887	$26,335	$28,854
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.21%	0.23%	0.19%	0.19%	0.24%

	For the Six Months Ended June 30,
	2016	2015
Lease Contracts Outstanding ($)(2)	$20,439,337	$19,104,792
Average Lease Contracts Outstanding ($)	$20,188,807	$18,769,068
Number of Lease Contracts Outstanding	422,111	394,827
Average Number of Lease Contracts Outstanding(3)	417,176	387,722
Number of Repossessions Sold(4)	683	701
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding(7)	0.33%	0.36%
Charge-offs ($)(5)	$38,083	$31,199
Recoveries ($)(6)	$(12,360)	$(13,338)
Net Losses ($)	$25,724	$17,861
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(7)	0.25%	0.19%

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).

(2)	Outstanding balance is equal to the net book value of the related Lease.

(3)	Averages are computed by taking an average of the month-end outstanding amounts for each period presented.

(4)	Accounts where the vehicle was repossessed and sold.

(5)
Charge-offs generally represent the total aggregate outstanding Lease Balance of the Leases determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in note (6) below.  For a description of MBFS USA’s charge-off policy and a description of recent changes to that policy, see “MBFS USA—Charge-offs” in this prospectus.

(6)	Recoveries generally include amounts received with respect to lease contracts previously charged-off, net of the proceeds realized in connection with the sale of the related leased vehicles.

(7)	Annualized if not based on a full year.

Residual Value Loss Experience(1)
(Dollars in Thousands)

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
Total Number of Vehicles Terminated(2)	144,786	143,356	118,344	88,733	84,239
Number of Vehicles Returned to MBFS USA(2)	130,553	129,211	98,096	63,939	60,271
Vehicles Returned to MBFS USA Ratio	90.17%	90.13%	82.89%	72.06%	71.55%
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3)(4)	$(180,173,577)	$(108,293,733)	$152,954,659	$209,688,210	$141,977,943
Average Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3)(4)	$(1,380)	$(838)	$1,559	$3,280	$2,356
Total ALG Residual on Vehicles Returned to MBFS USA(3)	$4,015,584,235	$4,062,226,303	$2,780,772,010	$1,675,990,726	$1,660,773,725
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA as a Percentage of ALG Residuals of Returned Vehicles sold by MBFS USA(3)(4)	(4.49)%	(2.67)%	5.50%	12.51%	8.55%

	For the Six Months Ended June 30,
	2016	2015
Total Number of Vehicles Terminated(2)	74,352	71,203
Number of Vehicles Returned to MBFS USA(2)	68,001	63,914
Vehicles Returned to MBFS USA Ratio	91.46%	89.76%
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3)(4)	$(118,787,201)	$(79,710,914)
Average Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(3)(4)	$(1,747)	$(1,247)
Total ALG Residual on Vehicles Returned to MBFS USA(3)	$2,064,466,266	$1,973,627,715
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA as a Percentage of ALG Residuals of Returned Vehicles sold by MBFS USA(3)(4)	(5.75)%	(4.04)%

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).

(2)	Excludes repossessions, skips and vehicles in inventory, but includes early terminations.

(3)	If ALG at inception was not available, the gain/(loss) was calculated based on the related Contract Residual Value.

(4)	Residual loss is net of remarketing expenses and end of lease collections.

As the characteristics of the Leases will be different from those of MBFS USA’s entire portfolio of leases, no assurances can be given that the performance of the Leases will be similar.

Repurchase History

The transaction documents for prior securitizations of motor vehicle retail leases sponsored by MBFS USA require MBFS USA or the depositor to repurchase a lease for breach of the representations made about the leases that has a material adverse effect on the lease and is not corrected before the date the lease is required to be repurchased.

During the past year, no assets underlying a securitization of motor vehicle retail leases sponsored by MBFS USA were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period.

MBFS USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for assets  that were the subject of a demand to repurchase on SEC Form ABS-15G.  MBFS USA filed its most recent Form ABS-15G with the SEC on February 8, 2016.  The report can be accessed on the SEC’s website (www.sec.gov) using MBFS USA’s CIK number.

Affiliations and Related Transactions

The Titling Trust, the Initial Beneficiary, the Titling Trust Administrator and the Depositor are affiliates of MBFS USA.  MBFS USA, which acts as Sponsor, Servicer and Administrator, is the sole equity member of the Depositor.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Titling Trust, the Initial Beneficiary, the Titling Trust Administrator, the Depositor, the Issuer and the Sponsor.

The Indenture Trustee is an affiliate of the Collateral Agent.

The Exchange Note

General

As further described under “The Titling Trust”, the Lender provides an ongoing source of funds to finance the acquisition of leases and the related leased vehicles by the Titling Trust.  With the consent of the Initial Beneficiary, the Lender has the right and option to request that the Titling Trust issue the Exchange Note to the Lender.

The Exchange Note will be issued by the Titling Trust under the Exchange Note Supplement to the Collateral Agency Agreement.  To provide for the servicing of the Leases and the related Leased Vehicles in the Reference Pool, the Titling Trust, the Collateral Agent and the Servicer will enter into the Servicing Agreement.

The Exchange Note will be secured by the Leases and Leased Vehicles allocated to the Reference Pool, which Leases and Leased Vehicles are pledged by the Titling Trust to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Lender and each subsequent holder of the Exchange Note.  In addition to the Reference Pool, the Exchange Note will be secured by certain other assets, which include the following:

•	amounts in the Exchange Note Collection Account for the Reference Pool, received in respect of the Leases or the sale or other disposition of the Leased Vehicles after the Cutoff Date;

•
certain monies due under or payable in respect of the Leases and the Leased Vehicles after the Cutoff Date, including the right to receive payments made to the Titling Trust, the Titling Trustee or the Servicer under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees;

•	the right to receive the proceeds of any dealer recourse;

•	all other assets of the Titling Trust related to the Leases and the Leased Vehicles; and

•	all proceeds of the foregoing, except that, as more fully described under “MBFS USA—Like-Kind Exchange Program”, actual Sales Proceeds may not constitute part of the security for the Exchange Note.

The initial principal amount of the Exchange Note will be $1,170,888,158.55.  The Exchange Note will bear interest at a per annum rate equal to 1.53% per annum.  The final scheduled maturity date of the Exchange Note will be June 15, 2022.

None of the Issuer, the Noteholders and the Certificateholders will have a legal or beneficial interest in the revolving facility pool, any Other Reference Pool, any Other Exchange Note or any other assets of the Titling Trust.

Payments on the Exchange Note

On or prior to each Payment Date, the Servicer will instruct the Indenture Trustee to make the following distributions on such Payment Date in an amount equal to the designated pool collections for such payment date from the exchange note collections account in the following order of priority:

(1)	to the Servicer, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)	to the Issuer, in its capacity as owner of the Exchange Note, the Exchange Note Interest Payment Amount;

(3)
to the Issuer, in its capacity as owner of the Exchange Note, the Exchange Note Principal Payment Amount, as a payment of principal of the exchange note until the exchange note balance has been reduced to zero;

(4)
the amount, if any, by which the amounts payable by the Issuer on the Notes under clauses (1) through (7) under “Application of Available Funds —Priority of Payments” (or, if applicable, under clauses (1) through (5) under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”) on that Payment Date exceeds the amount it received pursuant to clauses (2) and (3) above on that Payment Date; and

(5)	all remaining amounts, to be distributed pursuant to the Collateral Agency Agreement (which amounts will not be available to make payments on the Notes).

Transfers of the Exchange Note

Upon issuance by the Titling Trust of the Exchange Note to the Lender, the Exchange Note will be sold by MBFS USA to the Depositor pursuant to the First Tier Sale Agreement.

MBFS USA will covenant to treat the conveyance of the Exchange Note to the Depositor as an absolute sale and contribution, rather than a pledge or assignment of only a security interest, for all purposes.

Immediately after the transfer of the Exchange Note to the Depositor, the Depositor will:

•
sell, transfer and assign to the Issuer, without recourse, all of its right, title and interest in and to the Exchange Note, including all collections thereon, under the Second Tier Sale Agreement; and

•	deliver the Exchange Note to the Issuer.

In exchange for the assets transferred by the Depositor, the Issuer will transfer to the Depositor the Notes and the Certificate.  The Depositor will transfer the Certificate to MBFS USA under the First Tier Sale Agreement as partial consideration for the sale of the Exchange Note.

Immediately following the transfer of the Exchange Note to the Issuer, the Issuer will pledge its interest in the Trust Estate, which includes the Exchange Note, to the Indenture Trustee as security for the Notes.

Exchange Note Default

Any of the following events or occurrences with respect to the Exchange Note will constitute an Exchange Note Default:

•
the Titling Trust fails to pay or cause to be paid any part of the interest due and payable on the Exchange Note specified in the Exchange Note Supplement and that failure continues for five Business Days after the due date;

•
the Titling Trust fails to pay or cause to be paid any principal of the Exchange Note on the final scheduled maturity date of the Exchange Note and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for five Business Days after the date when such principal became due;

•
there is a default in the observance or performance of any covenant or agreement of the Titling Trust made in the Collateral Agency Agreement or the Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the holders of the Exchange Note are materially and adversely affected by such default and such default is not cured on or before the 60th day after the Titling Trust has received a notice from the holders of the Exchange Note that states that it is a “notice of Exchange Note Default” and specifies the default; and

•
any representation or warranty of the Titling Trust made in the Collateral Agency Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with the Collateral Agency Agreement or the Exchange Note Supplement proves to have been incorrect as of the time made, the holders of the Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the 60th day after the Titling Trust has received a notice from such holders of the Exchange Note that states that it is a “notice of Exchange Note Default” and specifies the default.

Within two Business Days after an authorized officer of the Titling Trustee or MBFS USA, as Titling Trust Administrator, first has actual knowledge of the occurrence of an Exchange Note Default with respect to the Exchange Note, the Titling Trustee or MBFS USA, as applicable, will notify the Servicer, the Administrative Agent and the holder of the Exchange Note of its status and what action, if any, is being taken or is proposed to be taken with respect to that Exchange Note Default.

If an Exchange Note Default occurs and is continuing with respect to the Exchange Note, the holder of the Exchange Note (which shall be the Indenture Trustee acting on behalf of 66 2/3% of the holders of the Notes of the Controlling Class) may, by notice to the Titling Trust, the Servicer, the Collateral Agent and the Administrative Agent, declare the Exchange Note to be immediately due and payable, and upon any such declaration the outstanding principal amount of the Exchange Note, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy of the Titling Trust has occurred and is continuing or an Exchange Note Default has occurred and is continuing and the holder of the Exchange Note has declared the Exchange Note to be immediately due and payable, subject to certain limitations on enforcement set forth in the Collateral Agency Agreement, the holder of the Exchange Note may (1) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Collateral Agency Agreement, the Exchange Note Supplement or otherwise and (2) direct the Collateral Agent to and the Collateral Agent will (a) institute proceedings for the complete or partial foreclosure on the Leases and Leased Vehicles included in the Reference Pool, (b) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such holder of the Exchange Note and/or (c) sell or otherwise liquidate all or a portion of the collateral pledged to the Collateral Agent under the Collateral Agency Agreement and included in the Reference Pool, or any right or interest included in that collateral, at one or more public or private sales called and conducted in any manner permitted by law.  The proceeds of any liquidation or sale of the collateral included in the Reference Pool will be applied in the manner as set forth herein.

The Leases

General

The Issuer will own the Exchange Note, which is backed by the Reference Pool consisting of the Leases and the Leased Vehicles, which will be described in a schedule appearing as an exhibit to the Servicing Agreement.  As of the Cutoff Date, the Reference Pool consisted of a pool of 29,821 Leases and the related Leased Vehicles that had a Cutoff Date Aggregate Securitization Value of $1,232,513,851.10.

The Aggregate Securitization Value for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Leases.  For more information regarding how the Securitization Value for each Lease is calculated, see “—Calculation of the Securitization Value of the Leases” below.

Each of the Leases was purchased by MBFS USA from a dealer in the ordinary course of such dealer’s business and assigned to the Titling Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “MBFS USA—Underwriting”.  The Leases are operating leases under generally accepted accounting principles and have been selected by the Sponsor based upon the criteria specified in the Servicing Supplement and described below and under “—Representations and Warranties” below.  All Leased Vehicles will be titled in the name of the Titling Trust or the Titling Trustee.

Currently, MBFS USA securitizes leases that were originated in all 50 states of the United States and the District of Columbia.  MBFS USA will represent and warrant that aside from such criteria, it used no adverse selection procedures in selecting the Leases from the pool of leases for allocation to the Reference Pool and that aside from such criteria, it is not aware of any bias in the selection of the Leases that would cause delinquencies or losses on the Leases to be worse than any other leases held by the Titling Trust.  However, there can be no assurance as to actual delinquencies or losses on the Leases.  All Leased Vehicles relating to the Leases will be titled in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

Each Lease provides for a Base Monthly Payment, that does not include other amounts payable by the lessee, such as late charges, returned check fees, taxes and similar items (all of which may be retained by the Servicer as supplemental servicing fees), that is allocated between a principal and an interest portion.  The initial Outstanding Balance of a Lease equals the adjusted capitalized cost set forth in the Lease.  The adjusted capitalized cost of a Lease represents the initial value of the related Leased Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Lease).  The initial Outstanding Balance amortizes over the term of the Lease to an amount equal to the Contract Residual Value.

All of the Leases will be closed-end leases.  Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the related Leased Vehicle by exercise of the purchase option contained in such Lease contract, the lessee is required to return the Leased Vehicle to MBFS USA, at which time the lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and tear and other items as may be due under such Lease.

At the scheduled end of the lease term, under the Lease the lessee has two options:

•	the lessee can purchase the Leased Vehicle for the Maturity Date Purchase Option Amount; or

•
the lessee can return the Leased Vehicle to, or upon the order of, the lessor and pay an amount equal to (1) any turn-in fee specified in the Lease, (2) any amounts assessed by the Servicer as a result of excessive wear and tear, excess mileage, taxes, parking tickets or fines and (3) any due and unpaid payments under the Lease.

An amount equal to the Sales Proceeds from sales of Leased Vehicles to the lessees, dealers or at auction and all amounts assessed and collected by the Servicer in connection with excessive wear and tear and excess mileage charges upon return of the Leased Vehicles will be available to  make payments in respect of the Exchange Note.  Because the Leases are closed-end leases, the lessees will not be responsible for any amount by which the Contract Residual Value of the Leased Vehicle exceeds the Sales Proceeds received for the Leased Vehicle at expiration of the Lease.

Each Lease provides that the lessee or the lessor may terminate the Lease before the scheduled end of the Lease term in the circumstances discussed below.  A lessee has the right to request an early termination provided that the lessee is not in default under the Lease.  In addition, MBFS USA may adopt incentive plans that encourage lessees to terminate Leases before the related scheduled end of term.  See “MBFS USA—Extensions and Pull-Ahead Programs”.

The lessee may purchase the Leased Vehicle for an amount equal to (1) the Maturity Date Purchase Option Amount, plus (2) the monthly payment amount times the number of monthly payments not yet due with respect to related Lease, minus (3) unearned rent charges calculated under the scheduled actuarial method under the Lease.

In addition to purchasing the Leased Vehicle, a lessee has the right to cause an early termination by returning the Leased Vehicle to the lessor and paying an amount equal to the sum of (1) any turn-in fee specified in the Lease, (2) any due and unpaid payments under the Lease, (3) any fees and taxes related to the early termination, plus (4) the lesser of (a) the sum of (i) any positive amount determined by subtracting the Leased Vehicle’s then fair market wholesale value from the Outstanding Balance of the Lease, plus (ii) any early termination fee specified in the Lease and (b) the sum of (i) all Base Monthly Payments not yet due under the Lease, plus (ii) any amounts assessed by the Servicer as a result of excessive wear and tear or excess mileage.

Each Lease will provide that MBFS USA may terminate the Lease and repossess the related Leased Vehicle following a Lease Default.  Typical Lease Defaults include, but may not be limited to, failure of the lessee to make payments when due, certain events of bankruptcy or insolvency of the lessee, failure to maintain required insurance, failure to comply with any other term or condition of the Lease or any other act by the lessee constituting a default under applicable law.  MBFS USA does not track lessees’ compliance with their insurance maintenance obligations.

If a lessee is in default of a Lease, MBFS USA may do any or all of the following:

•	take any reasonable measures to correct the default or save MBFS USA from loss;

•
terminate the Lease and the lessee’s rights to use and possess the Leased Vehicle, and if the lessee does not voluntarily return the Leased Vehicle, take possession of the Leased Vehicle by any method permitted by law;

•
determine the lessee’s “early termination liability”, which is generally the sum of (1) any turn-in fee specified in the Lease, plus (2) any due and unpaid payments under the Lease, plus (3) any fees and taxes related to the early termination, plus (4) any positive amount determined by subtracting the Leased Vehicle’s then fair market wholesale value from the Outstanding Balance of the Lease, plus (5) any early termination fee specified in the Lease; or

•	pursue any other remedy permitted by law.

The lessee is also liable, to the extent not prohibited by law, for all expenses  incurred by MBFS USA related to recovering, storing and preparing for sale and selling the related Leased Vehicle, including any attorney’s fees, collection costs and court costs.

Pool Underwriting

The Reference Pool Assets were originated in accordance with the underwriting criteria described in “MBFS USA—Underwriting”.  The Sponsor does not consider any of the Reference Pool Assets to constitute exceptions to its underwriting criteria.

Selection of the Leases

The Leases will be selected randomly from the leases held by the Titling Trust for inclusion in the Reference Pool, by reference to several criteria.  Certain of these criteria include the requirement that, as of the Cutoff Date, each Lease:

•	was originated in one of the 50 states of the United States or the District of Columbia;

•	is secured by a new Mercedes-Benz passenger car or sport utility vehicle, in each case with a model year between 2012 and 2017;

•	had an original term to maturity of not more than 60 months and not fewer than 24 months;

•	provides for level scheduled monthly payments that fully amortize the initial Lease Balance of the lease at the Contract Rate to the related Contract Residual Value over the lease term;

•	is not delinquent by more than 30 days and is not a defaulted lease;

•	does not relate to a lessee who is the subject of a bankruptcy proceeding;

•	was originated in compliance with customary origination practices;

•	relates to a Lease that had a Securitization Value as of the Cutoff Date no greater than $200,000 and no less than $15,000; and

•	was not selected using selection procedures believed by MBFS USA to be adverse to the Noteholders.

Each Lease will also comply with certain representations and warranties, as set forth below under “—Representations and Warranties”.

As of the Cutoff Date, 447 Leases, or approximately 1.58% of the Leases (based on the Cutoff Date Aggregate Securitization Value) have been delinquent between 31 and 60 days once and none have been delinquent more than 60 days or have been delinquent between 31 and 60 days more than once.  The following table sets forth the delinquency experience regarding the Leases that will be in the Reference Pool.

Historical Delinquency Status	Number of Leases	Percentage of Total Number of Leases	Securitization Value	Percentage of Cutoff Date Aggregate Securitization Value
Delinquent no more than once for 31-60 days(1)	447	1.50%	$19,469,250.50	1.58%
Delinquent at least once for 61 days or more	0	0.00%	$0.00	0.00%
No history of delinquency	29,374	98.50%	$1,213,044,600.60	98.42%
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Delinquent no more than once for 31-60 days represent leases that were delinquent once but never exceeded 60 days past due.

As of the Cutoff Date, none of the Leases has been extended, deferred or modified.

Characteristics of the Leases

Characteristics of the Leases and Leased Vehicles as of the Cutoff Date are as set forth in the following tables.

Composition of the 2016-B Leases as of the Cutoff Date

Cutoff Date Aggregate Securitization Value	$1,232,513,851.10
Number of 2016-B Leases	29,821
Average Securitization Value	$41,330.40
Securitization Value Range	$15,467.56 to $193,454.78
Percentage Mercedes-Benz Passenger Cars	63.51%
Percentage Mercedes-Benz Sport Utility Vehicles	36.49%
Aggregate Residual Value	$909,542,444.43
Aggregate Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	73.80%
Average Residual Value	$30,500.07
Residual Value Range	$13,780.00 to $114,647.00
Aggregate of Discounted Residual(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	64.30%
Weighted Average Original Term(2)	36.63 months
Original Term Range	24 months to 60 months
Weighted Average Remaining Term(2)	23.11 months
Remaining Term Range	2 months to 56 months
Weighted Average FICO® Score(2)	784
Range of FICO® Scores	651 to 899

(1)	Discounted by the Securitization Rate.

(2)	Weighted by Cutoff Date Aggregate Securitization Value.

The FICO® score for each lessee of a Lease was determined at the time of application.  A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  FICO® scores are intended to show the likelihood that an individual might default on a debt based on past credit history.  An individual’s credit history may not reliably predict his or her future creditworthiness.  Additionally, the reliability of the credit scoring the FICO® scores provide is limited by the accuracy of the data contained within the credit bureau files.  Accordingly, FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Leases.

Distribution of the 2016-B Leases by Original Term to Maturity
as of the Cutoff Date

Original Term to Maturity (months)	Number of 2016-B Leases	Percentage of Total Number of 2016-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
13-24	851	2.85%	$35,599,480.94	2.89%
25-36	24,834	83.28	1,017,174,918.70	82.53
37-48	3,797	12.73	162,158,910.61	13.16
49-60	339	1.14	17,580,540.85	1.43
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2016-B Leases by Remaining Term to Maturity
as of the Cutoff Date

Remaining Term to Maturity (months)	Number of 2016-B Leases	Percentage of Total Number of 2016-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
1-12	4,866	16.32%	$168,671,741.80	13.69%
13-24	10,793	36.19	425,872,902.50	34.55
25-36	13,358	44.79	588,687,197.03	47.76
37-48	784	2.63	46,875,225.07	3.80
49-60	20	0.07	2,406,784.70	0.20
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2016-B Leases by FICO® Score Range
as of the Cutoff Date
FICO® Score Range	Number of 2016-B Leases	Percentage of Total Number of 2016-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
650-699	4,051	13.58%	$156,054,201.21	12.66%
700-749	6,041	20.26	242,947,305.99	19.71
750-799	6,537	21.92	274,048,507.85	22.23
800-849	7,516	25.20	318,209,128.17	25.82
850-899	5,676	19.03	241,254,707.88	19.57
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2016-B Leased Vehicles by State
as of the Cutoff Date

State	Number of 2016-B Leases	Percentage of Total Number of 2016-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
California	8,561	28.71%	$345,218,546.71	28.01%
New York	4,139	13.88	176,580,923.22	14.33
Florida	4,109	13.78	168,064,416.07	13.64
New Jersey	2,412	8.09	98,509,908.08	7.99
Texas	1,471	4.93	63,446,249.57	5.15
Pennsylvania	1,052	3.53	40,942,390.49	3.32
Massachusetts	720	2.41	28,838,670.12	2.34
Ohio	672	2.25	26,531,543.40	2.15
Maryland	461	1.55	20,858,090.18	1.69
Georgia	491	1.65	20,258,280.10	1.64
Connecticut	491	1.65	19,747,371.66	1.60
Illinois	406	1.36	19,742,139.03	1.60
Virginia	478	1.60	19,490,890.55	1.58
North Carolina	364	1.22	15,188,545.60	1.23
Arizona	348	1.17	15,058,410.29	1.22
Michigan	323	1.08	13,971,688.78	1.13
Washington	287	0.96	11,386,315.27	0.92
Colorado	268	0.90	11,242,943.71	0.91
Nevada	250	0.84	10,836,220.05	0.88
Louisiana	179	0.60	8,038,407.53	0.65
South Carolina	187	0.63	7,577,197.36	0.61
Indiana	164	0.55	7,260,028.42	0.59
Minnesota	160	0.54	6,588,874.51	0.53
Wisconsin	149	0.50	6,460,257.73	0.52
Alabama	141	0.47	5,883,217.42	0.48
Oregon	138	0.46	5,855,197.76	0.48
Tennessee	126	0.42	5,442,846.59	0.44
Kentucky	133	0.45	5,337,336.79	0.43
Missouri	118	0.40	5,202,724.38	0.42
Hawaii	119	0.40	4,758,376.67	0.39
Oklahoma	88	0.30	3,931,368.21	0.32
Rhode Island	91	0.31	3,468,204.86	0.28
Utah	69	0.23	3,224,480.19	0.26
New Hampshire	75	0.25	3,144,415.20	0.26
District of Columbia	72	0.24	3,079,653.87	0.25
Delaware	74	0.25	3,047,405.20	0.25
Kansas	64	0.21	2,648,183.67	0.21
Other(2)	371	1.24	15,652,131.86	1.27
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Each state included in the “Other” category accounted for less than 0.20% of the Cutoff Date Aggregate Securitization Value.

Distribution of the 2016-B Leased Vehicles by Model
as of the Cutoff Date

Model	Number of 2016-B Leases	Percentage of Total Number of 2016-B Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
C	8,290	27.80%	$256,467,187.08	20.81%
E	5,180	17.37	204,601,926.71	16.60
ML/GLE	4,177	14.01	190,033,648.71	15.42
S	1,852	6.21	151,501,121.26	12.29
GL/GLS	1,855	6.22	108,816,479.47	8.83
GLK/GLC	2,511	8.42	85,717,067.85	6.95
CLA	2,381	7.98	65,156,689.28	5.29
GLA	1,638	5.49	48,332,610.63	3.92
CLS	780	2.62	42,434,792.35	3.44
SL	490	1.64	36,752,016.06	2.98
G	157	0.53	16,842,893.13	1.37
SLK	432	1.45	16,157,575.44	1.31
GT	72	0.24	9,341,151.78	0.76
CL	6	0.02	358,691.35	0.03
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by Year and Quarter of Maturity
as of the Cutoff Date

Year and Quarter of Maturity	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
2016 4th Quarter	1,008	3.38%	$30,542,540.12	2.48%
2017 1st Quarter	1,080	3.62	34,397,966.13	2.79
2017 2nd Quarter	1,248	4.18	45,693,591.94	3.71
2017 3rd Quarter	1,495	5.01	56,482,541.22	4.58
2017 4th Quarter	2,967	9.95	112,165,511.90	9.10
2018 1st Quarter	2,123	7.12	84,042,245.47	6.82
2018 2nd Quarter	2,628	8.81	107,111,467.61	8.69
2018 3rd Quarter	3,096	10.38	123,548,860.23	10.02
2018 4th Quarter	4,604	15.44	196,362,165.70	15.93
2019 1st Quarter	4,489	15.05	198,717,190.99	16.12
2019 2nd Quarter	3,540	11.87	162,545,527.26	13.19
2019 3rd Quarter	746	2.50	32,005,748.46	2.60
2019 4th Quarter	258	0.87	15,602,354.56	1.27
2020 1st Quarter	272	0.91	15,925,108.33	1.29
2020 2nd Quarter	221	0.74	13,147,881.61	1.07
2020 3rd Quarter	26	0.09	1,816,364.87	0.15
2020 4th Quarter	7	0.02	800,769.36	0.06
2021 1st Quarter	8	0.03	991,632.97	0.08
2021 2nd Quarter	5	0.02	614,382.37	0.05
Total	29,821	100.00%	$1,232,513,851.10	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Review of Reference Pool Assets

In connection with the offering of the Notes, the Depositor performed a review of the Reference Pool Assets, including the Leases.  The review was designed and effected to provide the Depositor with reasonable assurance that the information regarding the Reference Pool Assets contained in this prospectus is accurate in all material respects.

In selecting the leases to be included in the Reference Pool, the Sponsor and the Depositor followed their standard practices and methodologies to test and confirm the accuracy in all material respects of the information set forth in this prospectus.  The Sponsor used information from its portfolio management system and other system sources to create an electronic file or “data tape” for the Reference Pool.  The data tape contains relevant data regarding the  Reference Pool Assets on a per-asset basis.  The Depositor used information in, or derived from, the data tape to prepare the pool composition and distribution tables set forth under “The Leases— Characteristics of the Leases” in this prospectus.  The Depositor used the data tape and information gained from the Sponsor’s portfolio management system and other system sources as well as discussions with senior officers of the Sponsor to obtain  reasonable assurance that the Reference Pool Assets satisfy the selection criteria set forth under “The Leases— Selection of the Leases”.

Additionally, the Depositor compared the statistical data contained in this prospectus describing the Reference Pool Assets to data in, or derived from, the data tape.  The review included a recalculation from the data tape of the number of assets, dollar amounts, and percentages set forth in this prospectus under “The Leases— Characteristics of the  Leases” and a comparison of the recalculated amounts to the related information in this prospectus.  This recalculation and comparison found no  material discrepancies.

In structuring this offering, the Depositor reviewed the internal controls and systems of the Sponsor that were used to produce and verify the disclosure regarding the Reference Pool, including origination and reporting systems and processes, asset documentation and other origination functions.  Internal control audits that are performed regularly on material business functions were also reviewed. The Depositor relied upon its internal controls and systems to review and confirm that the data tape accurately reflects in all material respects the individual asset data contained therein.  Additionally, the Depositor randomly selected 100 lease files from a pool of approximately 49,734 leases that satisfied the selection criteria described under “The Leases—Selection of the Leases” above, and from which the Reference Pool was selected to determine whether selected data required to be contained in the lease file for each such asset conformed to the same information for such asset on the data tape.  The selected data included various lease characteristics, such as maturity date, base rent payment, vehicle model name and year, and various other criteria, such as FICO® score.  The Depositor found no material discrepancies out of 1,700 data points reviewed or compared in the sample lease files.

A review was also conducted of the descriptions in this prospectus of the underwriting practices, lease terms, legal and regulatory considerations, representations and warranties, and other material information regarding the pool of assets.  These descriptions were reviewed with senior officers of the Sponsor and with counsel and found to be accurate in all material respects.

The Depositor engaged third parties to assist it in certain aspects of the review of statistical information and of legal matters.  The Depositor determined the scope of the assistance provided by third parties for purposes of its review and the sufficiency of those procedures.  The Depositor attributes to itself the findings and conclusions of the review.

After completion of the review described above, the Depositor has concluded that it has reasonable assurance that the disclosure regarding the Reference Pool Assets in this prospectus is accurate in all material respects.

Representations and Warranties

In the Servicing Agreement, MBFS USA will represent and warrant to the Issuer on behalf of the Noteholders, among other things, that at the Closing Date:

•	each Lease was originated in substantial compliance with the origination and servicing policies of MBFS USA;

•
each Leased Vehicle was titled in one of the 50 states of the United States or the District of Columbia, in accordance with the Titling Trust Agreement and in a manner acceptable to the related registrar of titles, and the Collateral Agent is noted as lienholder of the Leased Vehicle (other than in Kansas, Missouri, Nebraska and South Dakota);

•
each lessee is a person other than MBFS USA, any affiliate thereof or a governmental authority and, at the time of origination of each Lease, based on information provided by the related lessee, the related lessee was located in and has a billing address within one of the 50 states of the United States or the District of Columbia;

•
each Lease is payable solely in United States dollars and is a closed-end lease that provides for equal monthly payments by the lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Contract Residual Value of the related Leased Vehicle based upon the related Contract Rate;

•
the Servicer, or its custodian, has possession of the original executed copy of each Lease, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than the Titling Trust;

•	each Lease complied in all material respects at the time it was originated with applicable laws;

•
each Lease is fully assignable and does not require the consent of the related lessee or any other person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust;

•	no Lease or the related Leased Vehicle allocated to the Reference Pool has been allocated to any Other Reference Pool;

•	the Titling Trust has good and marketable title to such Lease and the related Leased Vehicle, free and clear of any liens (other than any permitted liens);

•
each Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of a Lease has been waived in any manner that causes such Lease to not qualify with the selection criteria;

•
no Lease is subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened in writing;

•	each Lease requires the related lessee to obtain physical damage insurance covering the related Leased Vehicle; and

•	as of the Cutoff Date, the Servicer had not received actual notice that a lessee on any Lease is a debtor in a bankruptcy proceeding.

Modifications

Under the terms of the Servicing Agreement and the Servicing Supplement, MBFS USA may grant extensions, waivers, rebates, modifications or adjustments with respect to any Lease, except that if after the Cutoff Date MBFS USA grants an extension with respect to any Lease which extends its related Maturity Date to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class A-4 Notes, MBFS USA may be required to repurchase such Lease as described under “—MBFS USA Must Repurchase Certain Leases”.  In addition, MBFS USA will represent and warrant that, at the Closing Date, no Lease has been extended or otherwise been deferred, although it may have been modified in accordance with MBFS USA’s applicable servicing policies then in effect, so long as such modification did not cause such Lease to not meet any other selection criteria.

MBFS USA Must Repurchase Certain Leases

If MBFS USA  has actual knowledge, or receives notice from the Issuer, the Owner Trustee or the Indenture Trustee that any representation about a Lease or the related Leased Vehicle was untrue when made and the breach has a material adverse effect on the Lease, MBFS USA will be required to cure the breach or repurchase the Lease in the manner described below.  In addition, a Noteholder may make a request or demand that a Lease be repurchased due to a breach of a representation made about the Leases or the related Leased Vehicles and the Indenture Trustee will notify MBFS USA of any Noteholder’s or Note Owner’s request or demand it receives. Any Note Owner who wishes to submit such request or demand must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

MBFS USA will be considered to have actual knowledge of a breach if a designated employee of MBFS USA who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  A noteholder may obtain a list of responsible persons by request to the Indenture Trustee or the Depositor.

On discovery of a breach or receipt of a notice of breach, a repurchase request or demand or a review report from the Asset Representations Reviewer indicating that a test was failed for a Lease or related Leased Vehicle, MBFS USA will investigate the Lease or Leases to confirm the breach and determine if it has a material adverse effect on any Lease.  MBFS USA will report any requests or demands to repurchase Leases and related activity and status on SEC Form ABS-15G.

Additionally, MBFS USA will agree in the Servicing Agreement and the Servicing Supplement to purchase any Lease as to which MBFS USA:

•
determines, in its sole discretion, that, as a result of a computer systems error or computer systems limitation or for any other reason, the Servicer is unable to service a Lease and the related Leased Vehicle in accordance with the terms of the Servicing Agreement and the Servicing Supplement, or fails to comply with certain other servicing covenants; or

•
has granted extensions after the Cutoff Date (other than any such extension that is required by applicable law) which extends the Maturity Date of a Lease to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the latest maturing class of Notes.

In each instance described above, if the Servicer has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer will repurchase the related Lease and Leased Vehicle as of the last day of such Collection Period by depositing an amount equal to the Repurchase Payment into the Exchange Note Collection Account on the related Deposit Date.

Upon the deposit of such Repurchase Payment, the related Lease and Leased Vehicle shall no longer constitute an asset of the Reference Pool and will be reallocated to the revolving facility pool.

The repurchase obligation of MBFS USA under the Servicing Agreement and the Servicing Supplement, including the rights of Noteholders described below under “—Dispute Resolution for Repurchase Requests”  constitutes the sole remedy available to Noteholders for any losses resulting from a breach of the representations of MBFS USA about the Leases or related Leased Vehicles.

Residual Values

The Residual Values of the Leased Vehicles for purposes of calculation of the Securitization Value will be calculated by the Servicer based on the lowest of (1) the Contract Residual Value, (2) the ALG Residual Value and (3) the ALG Current Residual Value.  ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

MBFS USA may distribute to dealers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above.  As a result, the Contract Residual Value set forth in a Lease may be higher than the Residual Value determined using the method described above.  The Securitization Values have been and will be calculated by the Servicer based upon the Residual Values.  As a result, the excess of the Contract Residual Value over the related Residual Value will not be financed in the transaction described herein.  For additional information, see “MBFS USA—Determination of Residual Values”.

Calculation of the Securitization Value of the Leases

Under the Servicing Agreement, the Servicer will calculate the Securitization Value for each Lease in the Reference Pool equal to the following:

Calculation Date	Securitization Value Formula

As of the Cutoff Date
the sum of the present values, calculated using the Securitization Rate, of (1) the aggregate Base Monthly Payments remaining on such Lease (including Base Monthly Payments due but not yet paid) and (2) the Residual Value of the related Leased Vehicle

As of any date other than the Cutoff Date	the Securitization Value of such Lease as of the Cutoff Date less the principal portion of all payments made with respect to such Lease since the Cutoff Date

As of the end of the Collection Period during which a Lease (1) becomes a Liquidated Lease or a Defaulted Lease or (2) is repurchased	zero

Static Pools

Static pool information is included as Appendix A.  The static pool information reflects the static pool performance of the leases and leased vehicles included in the lease securitizations of the Sponsor issued during the last five years.  The information in Appendix A consists of prepayment, delinquency and loss data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Because MBFS USA regularly implements changes to various aspects of its origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the Reference Pool.  However, the prior pools are generally comparable since these changes have not been substantial and the Leases were originated under the same general underwriting and purchasing policy framework as the leases in the prior pools.  Nevertheless, prepayments, delinquencies and losses for the pool of Leases in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of leases, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations of the Sponsor.

Asset Representations Review

The Asset Representations Reviewer will perform a review of Leases to test for compliance with the representations made by MBFS USA and the Depositor about the Leases if each of the following occurs:

•
if the Aggregate Securitization Value of Leases that are more than 60 days delinquent as a percentage of the Reference Pool as of the end of a Collection Period meets or exceeds the percentage for that month set by MBFS USA as described below under “— Delinquency Trigger” and

•
Noteholders of at least 5% of the aggregate principal amount of Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the aggregate principal amount of the Notes that are voted vote for a review as described below under “— Voting Trigger”.

Delinquency Trigger.  The delinquency trigger will be 4.861%.  MBFS USA developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of retail lease contracts over the last five years.  The delinquency rate is calculated by determining the Aggregate Securitization Value of the Leases that are more than 60 days delinquent (excluding Defaulted Leases and Liquidated Leases) as a percentage of the Securitization Value of all Leases in the Reference Pool as of the end of a Collection Period.  Liquidated Leases and Defaulted Leases, including repossessed vehicle leases, are not included in the calculation of Securitization Value or considered to be delinquent, and therefore will not be included in determining whether the delinquency trigger has been met for any Collection Period.

If the delinquency trigger occurs, it will be reported on the investor report for that Collection Period and reported in the Form 10-D for that Collection Period.

MBFS USA set the delinquency trigger at 15 times the highest monthly greater than 60-day delinquency rate observed in MBFS USA’s prior securitizations of retail lease contracts over the last five years.

MBFS USA believes that the delinquency trigger is appropriate based on:

•	its experience with delinquency in its prior securitized pools of retail lease contracts, and in its portfolio of retail lease contracts,

•	its observation that greater than 60 day delinquency rates and net cumulative losses in its retail lease contract securitization transactions are correlated, and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior securitized pools.

Static pool information regarding MBFS USA’s prior securitized pools is included in Appendix A.

Voting Trigger.  If the delinquency trigger occurs on the last day of a Collection Period, Noteholders of at least 5% of the principal amount of the Notes may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review.  If a Noteholder is not a Noteholder of record but is rather a Note Owner, its demand must be accompanied by a written certification that the Noteholder is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  If Noteholders of at least 5% of the principal amount of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the Issuer’s Form 10-D filing for the Collection Period in which the demand requirement was met will include a statement that sufficient requesting Noteholders are requesting a full Noteholder vote to commence an asset representations review.  The Form 10-D filing will also describe the applicable voting procedures.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Noteholders holding at least 5% of the principal amount of the Notes is reached, if the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review.  Upon receipt of such notice from the Indenture Trustee, the Servicer will report in the Form 10-D filing for the related Collection Period that the voting trigger has occurred and the asset representations review will be conducted.  Notes owned by MBFS USA or its affiliates are deemed to not be outstanding for purpose of the voting trigger.  If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger.

Asset Representations Review Process.  The review will be performed on each Lease that is more than 60 days delinquent at the end of the Collection Period when the delinquency trigger was met, or the “review Leases.”  Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Lease files and other information necessary for the review of all of the review Leases.  Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the review Leases and complete its review within 60 days after receiving access to all review materials. The review will consist of performing specific tests for each representation and each review Lease and determining whether each test was passed or failed.  The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials or requires clarification of any review materials or testing procedures, in which case the Asset Representations Reviewer will promptly, and in no event less than 30 days before completing the review, request such review materials or information from the Servicer and the Servicer will have 60 days to give the Asset Representations Reviewer access to such review materials or information.  If the Asset Representations Reviewer is not provided with the requested missing review materials within the 60-day period, the related review Lease will be reported as having failed each test that requires use of the missing review materials.  If the Servicer notifies the Asset Representations Reviewer that a review Lease was paid in full or repurchased from the Reference Pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that review Lease and the review of that review Lease will be considered complete.  The review fees will be $175 for each Lease tested in the review.

The tests were designed by MBFS USA to determine whether a review Lease was not in compliance with the representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Lease or as of the Cutoff Date or Closing Date.  There may be multiple tests for each representation. The review is not designed to determine why the lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination.  The review is not designed to determine whether the Lease was serviced in compliance with the Servicing Agreement after the Cutoff Date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether MBFS USA’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuer, the Servicer and the Indenture Trustee indicating whether the related tests were passed, failed or considered completed.  The test results will be considered “completed” rather than passed or failed if the Lease is paid in full or purchased from the Reference Pool pursuant to the terms of the Servicing Agreement prior to the completion of the review.  Upon receipt of any such report of the Asset Representations Reviewer, MBFS USA will review the report and determine whether any observed noncompliance with the representations and warranties constitutes a breach that materially and adversely affects the interest of the Issuer in the related Lease or Leased Vehicle. The Asset Representations Reviewer will not be responsible for determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Lease is required to be repurchased.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer according to the priority of payments as described under “Application of Available Funds — Priority of Payments.”  A summary of the report of the asset representations review will be included in the Form 10-D for the Issuer in the next month.

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer” above.

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Lease due to a breach of a representation made about the Leases, and the repurchase is not resolved within 180 days after receipt by MBFS USA of notice of the repurchase request, the requesting party, including a Noteholder or a Note Owner who provides a written certification and appropriate supporting documentation evidencing its beneficial ownership of a Note, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The requesting party must start the mediation or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  MBFS USA and the Depositor must agree to participate in the selected resolution method.  Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by MBFS USA, using its relevant rules then in effect.  However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the Transaction Documents, the procedures in the Transaction Documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.  The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties.  Discovery will be scheduled for completion within 60 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 90 days after the selection of the arbitrator.  At the hearing each party will be entitled to equal time for the presentation of evidence and cross examination.  The hearing will be scheduled to last no more than 10 business days.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 120 days after its selection.  The arbitrator will not have the power to award punitive or consequential damages.  The arbitrator will determine the allocation among the parties of any expenses of the arbitration, including attorneys’ fees.  The final determination of the arbitrator may not be appealed  and may be entered and enforced in any court having jurisdiction.  By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the repurchase request and the dispute resolution confidential; however, such confidentiality limitations will not prevent disclosure required by any applicable laws.

Maturity and Prepayment Considerations

Specific information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Risk Factors—Prepayments, including prepayments on the leases and the related leased vehicles, may adversely affect the average life of and rate of return on your notes” and under “Weighted Average Lives of the Notes”.

The weighted average lives of the Notes of the Issuer will generally be influenced by the rate at which payments on or in respect of the Leases and Leased Vehicles allocated to the Reference Pool are made, which payment may be in the form of scheduled amortization or prepayments.  Prepayments for these purposes includes the following circumstances:

•	prepayments in full by lessees, who may prepay at any time without penalty;

•	Repurchase Payments made by MBFS USA under the circumstances set forth under “The Leases—MBFS USA Must Repurchase Certain Leases”;

•	Sales Proceeds resulting from early lease terminations;

•	Sales Proceeds due to Lease Defaults;

•	payments made in respect of dealer recourse;

•	prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the Notes on each Payment Date since that amount will depend primarily on the amount of principal collected on the Exchange Note during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of Leases will be borne entirely by the Noteholders.

The rate of prepayments on the Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors, incentive programs and the conditions in the used automobile market.  These factors may also include unemployment, servicing decisions, destruction of vehicles by accident, sales of vehicles and market interest rates.  In general, prepayments of Leases will shorten the weighted average life of the Notes, which is the average amount of time during which each dollar of the principal amount of a Note is outstanding.

In addition, the Notes will be prepaid in full if the Servicer exercises its option to purchase the Exchange Note and other assets of the Issuer.  See “Description of the Transaction Documents—Termination” and “Description of the Transaction Documents—Optional Purchase”.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “MBFS USA—Delinquency, Repossession and Loss Information”.  MBFS USA can give no assurances that the Leases will experience the same rate of prepayment or default as MBFS USA’s historical prepayment and default rates, or that the residual value loss experience of Leased Vehicles related to Leases will be the same as MBFS USA’s historical residual value loss experience for all of the retail leases in its portfolio.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Leases on the weighted average lives of the Notes under the stated assumptions below and is not a prediction of the prepayment rate that might actually be experienced by the Leases.

Prepayments on motor vehicle lease contracts can be measured relative to a prepayment standard or model.  The model used in this prospectus, the Absolute Prepayment Model, or “ABS”, represents an assumed rate of prepayment each month relative to the original number of leases in a pool of leases.  ABS further assumes that all of the leases are the same size and amortize at the same rate and that each lease in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay each month.

The base prepayment assumption assumes that the original lease balance of the leases will prepay at 100% of the following curve:

(1)	0.20% ABS in month one, increasing by 0.01% (precisely 0.16%/16) ABS in each subsequent month until reaching 0.36% ABS in the 17th month of the life of the lease;

(2)	0.51% ABS in month 18, increasing by 0.15% (precisely 0.90%/6) ABS in each subsequent month until reaching 1.41% ABS in the 24th month of the life of the lease;

(3)	1.15% ABS in months 25 through 37, decreasing to 0.50% in month 38, and remain at that level until the original lease balance of the lease contract has been paid in full.

Neither ABS nor the base prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Leases.  There can be no assurance that the Leases will prepay at the indicated levels of the base prepayment assumption or any other rate.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Leases.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables below have been prepared on the basis of the following assumptions:

•	the Leases and Leased Vehicles have the characteristics set forth herein;

•	all Base Monthly Payments are received timely and no Lease is ever delinquent;

•	all Base Monthly Payments are made in accordance with the cashflow schedule set forth in Appendix B;

•
the interest rate on the Class A-1 Notes is 0.78% based on an actual/360 day count, the interest rate on the Class A-2 Notes is 1.25% based on a 30/360 day count, the interest rate on the Class A-3 Notes is 1.47% based on a 30/360 day count and the interest rate on the Class A-4 Notes is 1.60% based on a 30/360 day count;

•
the initial principal amount of the Class A-1 Notes is $220,000,000, the initial principal amount of the Class A-2 Notes is $407,000,000, the initial principal amount of the Class A-3 Notes is $315,000,000 and the initial principal amount of the Class A-4 Notes is $95,160,000;

•	no Repurchase Payment is made in respect of any Lease;

•	there are no losses in respect of the Leases;

•	distributions of principal of and interest on the Notes are made on the 15th of each month, whether or not the day is a Business Day, commencing on November 15, 2016;

•
the Servicing Fee is 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period multiplied by 1/12 (or 1/6, in the case of the first Payment Date);

•
no expenses, fees or indemnified amounts are due or paid to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Asset Representations Reviewer or the Administrative Agent in any Collection Period;

•	the Reserve Fund is funded with an amount equal to the Reserve Fund Deposit;

•
the initial amount of overcollateralization is approximately 15.85% of the Cutoff Date Aggregate Securitization Value and the amount of overcollateralization increases over time to an amount equal to 16.50% of the Cutoff Date Aggregate Securitization Value, in each case based upon the Leases and Leased Vehicles allocated to the Reference Pool on the Closing Date;

•	the Residual Value for each Leased Vehicle is received on the maturity date of the related Lease in accordance with the cashflow schedule set forth in Appendix B;

•	all prepayments are prepayments in full; and

•	the Closing Date is October 26, 2016.

No representation is made as to what the actual levels of losses and delinquencies on the Leases will be.  Because payments on the Leases will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables.  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of the Notes that would be outstanding after each of the dates shown based on a prepayment rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the base prepayment assumption.  As used in the table, “0% prepayment assumption” assumes no prepayments on a Lease, “50% prepayment assumption” assumes that a Lease will prepay at 50% of the base prepayment assumption and so forth.

Percent of Initial Note Balance at Various ABS Percentages(1)

	Class A‑1 Notes						Class A‑2 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	84.22	82.28	81.28	80.25	78.11	75.85	100.00	100.00	100.00	100.00	100.00	100.00
December 2016	71.92	69.04	67.54	66.01	62.81	59.44	100.00	100.00	100.00	100.00	100.00	100.00
January 2017	58.32	54.13	51.93	49.67	44.93	39.87	100.00	100.00	100.00	100.00	100.00	100.00
February 2017	47.30	41.41	38.30	35.06	28.19	20.69	100.00	100.00	100.00	100.00	100.00	100.00
March 2017	35.27	27.35	23.11	18.66	9.02	0.00	100.00	100.00	100.00	100.00	100.00	99.04
April 2017	25.47	15.16	9.54	3.57	0.00	0.00	100.00	100.00	100.00	100.00	94.79	86.50
May 2017	14.03	1.01	0.00	0.00	0.00	0.00	100.00	100.00	96.65	92.45	82.91	71.32
June 2017	1.87	0.00	0.00	0.00	0.00	0.00	100.00	92.37	87.48	82.13	69.60	53.43
July 2017	0.00	0.00	0.00	0.00	0.00	0.00	94.27	83.86	77.86	71.16	54.86	32.01
August 2017	0.00	0.00	0.00	0.00	0.00	0.00	87.88	76.22	69.48	61.94	43.61	18.11
September 2017	0.00	0.00	0.00	0.00	0.00	0.00	81.33	68.51	61.08	52.77	32.54	4.59
October 2017	0.00	0.00	0.00	0.00	0.00	0.00	73.28	59.48	51.46	42.49	20.65	0.00
November 2017	0.00	0.00	0.00	0.00	0.00	0.00	63.78	49.19	40.71	31.21	8.08	0.00
December 2017	0.00	0.00	0.00	0.00	0.00	0.00	53.36	38.18	29.34	19.43	0.00	0.00
January 2018	0.00	0.00	0.00	0.00	0.00	0.00	42.53	26.91	17.82	7.62	0.00	0.00
February 2018	0.00	0.00	0.00	0.00	0.00	0.00	34.04	17.94	8.54	0.00	0.00	0.00
March 2018	0.00	0.00	0.00	0.00	0.00	0.00	26.03	9.49	0.00	0.00	0.00	0.00
April 2018	0.00	0.00	0.00	0.00	0.00	0.00	18.69	1.76	0.00	0.00	0.00	0.00
May 2018	0.00	0.00	0.00	0.00	0.00	0.00	10.53	0.00	0.00	0.00	0.00	0.00
June 2018	0.00	0.00	0.00	0.00	0.00	0.00	2.30	0.00	0.00	0.00	0.00	0.00
July 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(2)	0.33	0.29	0.28	0.26	0.24	0.22	1.21	1.07	1.00	0.94	0.81	0.69
Weighted Average Life (years) to Call(2),(3)	0.33	0.29	0.28	0.26	0.24	0.22	1.21	1.07	1.00	0.94	0.81	0.69

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

Percent of Initial Note Balance at Various ABS Percentages(1)

	Class A‑3 Notes						Class A‑4 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2017	100.00	100.00	100.00	100.00	100.00	87.89	100.00	100.00	100.00	100.00	100.00	100.00
November 2017	100.00	100.00	100.00	100.00	100.00	69.53	100.00	100.00	100.00	100.00	100.00	100.00
December 2017	100.00	100.00	100.00	100.00	93.96	51.45	100.00	100.00	100.00	100.00	100.00	100.00
January 2018	100.00	100.00	100.00	100.00	77.78	34.12	100.00	100.00	100.00	100.00	100.00	100.00
February 2018	100.00	100.00	100.00	97.43	64.30	19.32	100.00	100.00	100.00	100.00	100.00	100.00
March 2018	100.00	100.00	99.80	85.81	51.76	5.63	100.00	100.00	100.00	100.00	100.00	100.00
April 2018	100.00	100.00	89.50	75.16	40.27	0.00	100.00	100.00	100.00	100.00	100.00	77.08
May 2018	100.00	91.45	78.51	63.98	28.62	0.00	100.00	100.00	100.00	100.00	100.00	36.66
June 2018	100.00	80.69	67.66	53.04	17.44	0.00	100.00	100.00	100.00	100.00	100.00	0.00
July 2018	89.54	67.58	54.75	40.34	5.26	0.00	100.00	100.00	100.00	100.00	100.00	0.00
August 2018	77.59	55.96	43.31	29.10	0.00	0.00	100.00	100.00	100.00	100.00	81.86	0.00
September 2018	65.57	45.06	33.12	19.76	0.00	0.00	100.00	100.00	100.00	100.00	58.40	0.00
October 2018	53.44	34.13	22.93	10.44	0.00	0.00	100.00	100.00	100.00	100.00	35.17	0.00
November 2018	42.85	24.58	14.04	2.32	0.00	0.00	100.00	100.00	100.00	100.00	14.94	0.00
December 2018	23.73	7.72	0.00	0.00	0.00	0.00	100.00	100.00	95.08	61.29	0.00	0.00
January 2019	3.83	0.00	0.00	0.00	0.00	0.00	100.00	67.78	42.07	13.66	0.00	0.00
February 2019	0.00	0.00	0.00	0.00	0.00	0.00	59.74	21.47	0.00	0.00	0.00	0.00
March 2019	0.00	0.00	0.00	0.00	0.00	0.00	7.86	0.00	0.00	0.00	0.00	0.00
April 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(2)	2.02	1.89	1.81	1.70	1.45	1.19	2.36	2.29	2.25	2.20	1.96	1.56
Weighted Average Life (years) to Call(2),(3)	2.02	1.89	1.81	1.70	1.45	1.19	2.35	2.28	2.22	2.19	1.92	1.53

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Leases and Leased Vehicles which will differ from the actual characteristics and performance of the Leases and Leased Vehicles) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Payment Date, adding the results and dividing the sum by the initial principal amount of the Note.

Description of the Notes

The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary should be read together with the description of the Indenture set forth under “Description of the Transaction Documents”.

Note Registration

The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Notes will initially be issued only in book-entry form.  See “Description of the Notes—Book-Entry Registration”.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record on the related Record Date.

The Notes will bear interest at their stated Interest Rates.

Calculation of Interest.  Interest will accrue and will be calculated on the Notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue during the applicable Accrual Period. The interest due on the Class A-1 Notes on each Payment Date will be an amount equal to the product of:

•
the principal amount of the Class A-1 Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 Notes on that preceding Payment Date;

•	the Interest Rate applicable to the Class A-1 Notes; and

•
the actual number of days elapsed during the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date divided by 360.

•
30/360.  Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue during the applicable Accrual Period.  The interest due on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 19 in the case of the first Payment Date, assuming a Closing Date of October 26, 2016) divided by 360.

Unpaid Interest Accrues.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.  The Issuer will pay interest on the Notes on each Payment Date with Available Funds aggregated and paid out of the Distribution Account, in accordance with the priority set forth under “Application of Available Funds—Priority of Payments”, with interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on the Notes is not paid within five days of the related Payment Date, subject to, under certain circumstances, the related additional grace period.  See “Description of the Notes—Events of Default”.

Payments of Principal

Priority and Amount of Principal Payments.  On each Payment Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the aggregate principal amount of the Notes on the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to any principal payments made on that preceding Payment Date; over

•	the Aggregate Securitization Value as of the last day of the related Collection Period, minus the Target Overcollateralization Amount.

On each Payment Date, all Available Funds allocated to payments of principal of the Notes as described  below under clauses (3) and (5) under “Application of Available Funds—Priority of Payments” will be aggregated and will be paid out of the Distribution Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full; and

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default or the assets of the Issuer have been liquidated, the Issuer will distribute the funds allocated to the holders of the Notes to pay principal of the Notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” below.

All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Payment Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date for that class.  The failure to pay principal in full on a class of Notes will result in an Event of Default only on the Final Scheduled Payment Date for such class of Notes subject to, under certain circumstances, the related grace period, including any additional grace periods as described under “Description of the Notes—Events of Default”.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which payments on the Leases and the related Leased Vehicles are made.  See “Weighted Average Lives of the Notes” and “Maturity and Prepayment Considerations” for a further discussion of prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

On each Payment Date after the Notes have been accelerated following the occurrence of an Event of Default, the Servicer will instruct the Indenture Trustee to apply Available Funds in the following amounts and order of priority:

(1)
to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrative Agent, the Asset Representations Reviewer and the Issuer, pro rata, the fees, if any, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods;

(2)
to the holders of the Class A Notes, the Interest Distributable Amount for the Class A Notes, to pay interest due on each class of Class A Notes outstanding on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(3)	to the holders of the Class A-1 Notes, principal of the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(4)
to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until all classes of Class A Notes have been paid in full;

(5)	to any successor servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period; and

(6)	to the Certificateholder, any amounts remaining after the foregoing distributions.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive current distributions, overcollateralization, excess spread and the establishment of the Reserve Fund.  See “Risk Factors— Payment priorities and changes in the order of the priority of distributions following an indenture event of default increase risk of loss or delay in payment to certain classes of notes” and “Risk Factors—The issuer’s assets are limited and only the assets of the issuer are available to make payments on your notes and you may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement”.

Overcollateralization.  Overcollateralization represents the amount by which the Aggregate Securitization Value of the Leases exceeds the Note Balance of the Notes.  The overcollateralization will be available to absorb losses on the Leases and the related Leased Vehicles that are not otherwise covered by excess collections on the Leases, if any.

The amount of overcollateralization on the Closing Date will be approximately 15.85% of the Cutoff Date Aggregate Securitization Value, or $195,353,851.10.  This will represent the difference between the Cutoff Date Aggregate Securitization Value and the Initial Note Balance of the Notes.

The Issuer will, to the extent of funds available on each Payment Date pursuant to the priority of payments, achieve and maintain an overcollateralization amount equal to the Target Overcollateralization Amount.  To increase the amount of overcollateralization on any Payment Date and achieve the Target Overcollateralization Amount, the Issuer will be required to make principal payments on the Notes greater than the payments made by the lessees during the related Collection Period that have been allocated to principal, as described in clause (5) of “Application of Available Funds—Priority of Payments”.  The amount of this payment will be funded primarily from excess spread that is not otherwise used to make required payments to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Asset Representations Reviewer and the Administrative Agent and on the Notes or fund the Reserve Fund on the related Payment Dates.

Excess Spread.  Excess spread for any Payment Date generally will be the amount by which collections of interest from lessees in respect of the Leases in the Reference Pool exceeds the amount necessary to pay the related Servicing Fee and Nonrecoverable Advances due to the Servicer, certain fees, expenses and indemnities of the Owner Trustee, Indenture Trustee, Collateral Agent, the Asset Representations Reviewer and Administrative Agent, the Interest Distributable Amount on the Notes each month and any amounts required to be deposited into the Reserve Fund so that funds on deposit therein equal the Reserve Fund Required Amount.  Any such excess in interest payments from lessees will serve as additional credit enhancement.  Any excess spread will be applied on each Payment Date, as a component of Available Funds, as described in clause (5) of “Application of Available Funds—Priority of Payments” to increase over time the amount of overcollateralization as of any Payment Date to the Target Overcollateralization Amount.  Generally, excess spread will also provide a source of funds to absorb any losses on the Leases and the related Leased Vehicles and reduce the likelihood of losses on the Notes.

Reserve Fund.  On the Closing Date, the Servicer will establish in the name of and maintain with the Securities Intermediary on behalf of the Indenture Trustee the Reserve Fund into which certain amounts on the Closing Date and amounts described in clause (4) of “Application of Available Funds—Priority of Payments” will be deposited and from which amounts may be withdrawn to pay all monies due to the Collateral Agent, Administrative Agent, the Asset Representations Reviewer, Indenture Trustee and Owner Trustee up to the cap described herein and to make required payments on the Notes.  The Reserve Fund will afford Noteholders limited protection against losses on the Leases and related Leased Vehicles.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date and the amounts on deposit in the Reserve Fund will be pledged to the Issuer.  On each Payment Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Funds during the related Collection Period that are not used on that Payment Date to pay the Required Payment Amount, an amount up to the Reserve Fund Required Amount.

Except to the extent that the Servicer directs the Indenture Trustee to hold such funds uninvested, amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.  The Reserve Fund must be maintained as an Eligible Account.  Income received on the investment of funds on deposit in the Reserve Fund will be part of Available Funds.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Payment Date.  If the Reserve Fund Draw Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Exchange Note Collection Account.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Exchange Note Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the sum of the amounts on deposit in the Exchange Note Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Collateral Agent, the Asset Representations Reviewer, the Administrative Agent, the Owner Trustee and the Indenture Trustee, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.  The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuer specified in the notice of termination.  Any funds remaining in the Distribution Account, after the Indenture Trustee has taken certain measures to locate the Noteholders and those measures have failed, will be distributed to the Certificateholders.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes and all amounts due to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Asset Representations Reviewer and the Administrative Agent, any funds remaining on deposit in the Reserve Fund in excess of the Reserve Fund Required Amount will be paid to the Certificateholders.

Controlling Class

The outstanding Notes, collectively, will constitute the “Controlling Class”.  As a result, holders of each class of Notes will generally vote together as a single class under the Indenture.  For additional information about the voting rights of Noteholders, see “Description of the Notes—Rights Upon an Event of Default” and “Description of the Transaction Documents—Rights Upon Servicer Default”, “—Removal of Servicer” and “—Amendments”.

Optional Purchase of the Exchange Note

The Servicer may, at its option, purchase the Exchange Note for an amount equal to the Optional Purchase Price from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  See “Description of the Transaction Documents—Optional Purchase”.

Notes Owned by the Issuer, the Depositor, the Servicer and their Affiliates

Notes owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of Notes, except that such owned Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders or Controlling Class of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the Notes are owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the Notes.

Calculation of the Factor for Your Class of Notes.  The Servicer will compute a separate factor for each class of Notes issued.  The factor for each class of Notes will be computed by the Servicer prior to each distribution with respect to the related class of Notes indicating the remaining outstanding principal amount of that class of Notes as of the applicable Payment Date.  The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of the related class of Notes.

Your Portion of the Outstanding Amount of the Notes.  For each Note you own, your portion of that class of Notes will be the product of:

•	the original denomination of your Note; and

•	the factor relating to your class of Notes computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuer Makes Payments on the Notes.  The factor for each class of Notes will initially be 1.000000.  The factors will then decline to reflect reductions in the aggregate principal amount of the applicable class of Notes.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the Leases and related Leased Vehicles by MBFS USA and liquidations of the Leases.

Additional Information.  The Noteholders will receive reports generated by the Servicer on or about each Payment Date concerning, with respect to the:

•	related Collection Period, payments received on the Exchange Note, the Exchange Note principal amount, Note factors for each class of Notes described above and various other items of information; and

•
preceding Payment Date, as applicable, the Exchange Note principal amount as of the last day of the related Collection Period and any reconciliation of such principal amount with information provided by the Servicer.

In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Description of the Transaction Documents—Statements to Noteholders”.

Events of Default

Events of Defaults under the Indenture will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the Notes when the same becomes due and payable;

•	a default in the payment of principal of the Notes of a class on the related Final Scheduled Payment Date;

•
a default in the observance or performance of the Issuer in any material respect of any covenant or agreement made in the Indenture and the continuation of that default for a period of 60 days after written notice thereof is given to the Issuer by the Indenture Trustee or to that Issuer and the Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes;

•
a breach of any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Notes of the Controlling Class; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer (which, if involuntary, remain unstayed for more than 90 days).

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first, second, third and fourth bullet points above for a period of 120 days will not constitute an Event of Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding a majority of the aggregate principal amount of the Notes of the Controlling Class may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

Rights Upon an Event of Default

If an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes of the Controlling Class may declare the principal of the Notes to be immediately due and payable by a notice in writing to the Issuer (who will provide such notice to the Rating Agencies), the Indenture Trustee (if notice is given by Noteholders), the Depositor and the Servicer.  This declaration may be rescinded by the holders of a majority of the aggregate principal amount of the Notes of the Controlling Class before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

•
the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes, (2) all amounts advanced by the Indenture Trustee and its costs and expenses and (3) all other amounts that would then be due under the Indenture or upon the Notes as if the Event of Default giving rise to that declaration had not occurred; and

•	all Events of Default (other than the nonpayment of principal of the Notes that has become due solely due to that acceleration) have been cured or waived.

If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  The Indenture Trustee may not, however, sell the Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in the first two bullet points in the definition thereof) unless:

•	100% of the holders of the Notes of the Controlling Class consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes; or

•
the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the Notes when due and payable and the Indenture Trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes of the Controlling Class.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm to determine the sufficiency or insufficiency as it relates to the second and third bullet points in the immediately preceding paragraph.  Any sale of the Trust Estate of the Issuer is subject to the requirement that an opinion of counsel be delivered to the effect that following such transaction, the Titling Trust or an interest therein or a portion thereof will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

In the event of a sale of a Trust Estate following the occurrence of an Event of Default under the circumstances described in the prior paragraph, the proceeds of such sale, including any available monies on deposit in the Reserve Fund, will be distributed in the same manner as if the payment of the Notes has been declared immediately due and payable.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request.  Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of a majority of the aggregate principal amount of the Notes of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee.

Limitation on Suits.  No Noteholder will have the right to institute any proceeding with respect to the Indenture unless:

•	that Noteholder previously has given the Indenture Trustee written notice of a continuing Event of Default;

•
Noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes of the Controlling Class have made written request of the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture;

•	the Noteholder has offered the Indenture Trustee satisfactory indemnity against any liabilities that the Indenture Trustee may incur in complying with the request;

•	the Indenture Trustee has, for 60 days after receipt of such notice, written request and offer of indemnity, failed to institute that proceeding; and

•
no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by Noteholders holding a majority of the aggregate principal amount of the Notes of the Controlling Class.

A Noteholder, however, has the right to begin at any time a proceeding to enforce its right to receive principal and interest due to it under its Note, and that right may not be impaired without the consent of the Noteholder.

The Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the Transaction Documents have been paid in full, institute against the Issuer, the Depositor, the Titling Trust or the Initial Beneficiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of interest on or principal of the Notes or for the agreements of that Issuer contained in the Indenture or in the Trust Agreement.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of such an event.  A Noteholder may communicate with the Indenture Trustee and provide notices and make requests and demands and give directions to the Indenture Trustee as permitted by the Transaction Documents through the procedures of DTC and by notice to the Indenture Trustee.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Noteholder Communication

Three or more Noteholders may request a list of all Noteholders of the Issuer maintained by the Indenture Trustee for the purpose of communicating with other Noteholders about their rights under the Indenture or under the Notes.  Any request must be accompanied by a copy of the communication that the requesting Noteholders propose to send.

A Noteholder may also send a request to the Issuer or to the Servicer, on behalf of the Issuer, stating that the Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents.  The requesting Noteholder must include in the request a description of the method by which other Noteholders may contact the requesting Noteholder.  The Issuer will promptly deliver any such request to the Servicer.  On receipt of a communication request, the Servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the Issuer received a communication request,

•	the date the request was received,

•	the name of the requesting Noteholder,

•	a statement that the requesting Noteholder is interested in communication with other Noteholders about the possible exercise of rights under the Transaction Documents, and

•	a description of the method by which the other Noteholders may contact the requesting Noteholder.

Any expenses of the Issuer or the Servicer relating to an investor communication, including any review of documents evidencing ownership of a Note and the inclusion of the investor communication information in the Form 10-D, will be paid by the Servicer.

In order to make a request or demand or to provide notice to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the Transaction Documents, a Noteholder must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

Book-Entry Registration

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The Notes will be available for purchase in the denominations specified herein and are available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of each class of Notes issued in book-entry form.  Unless and until Definitive Notes are issued under the limited circumstances described herein, you, as an owner of Notes will not be entitled to receive a physical certificate representing your interest in the Notes of that class.  Beneficial owners will not be recognized by the Indenture Trustee as “holders”, as such term will be used in the Indenture and will generally only be permitted to exercise the rights of holders indirectly through DTC and its participants.  However, to exercise their rights with respect to the asset representations review, dispute resolution and investor communication, beneficial noteholders may communicate directly with the Indenture Trustee, the Servicer or the Issuer, as appropriate, as long as such beneficial noteholders provide a written certification stating that such noteholders are beneficial owners of a Note and supporting documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note. For more information, as described under “The Leases—Asset Representations Review—Voting”, “—Dispute Resolution for Repurchase Requests,” and “Description of the Notes—Noteholder Communication.”

You may hold your Notes through DTC in the United States, or Clearstream or Euroclear in Europe.  The global notes will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds. You should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payment and tax withholding applicable to your purchase of the Notes.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

All references herein to actions by holders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to the Noteholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of Notes with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that under existing industry practices, if we request any action of Noteholders or if a beneficial owner of a Note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.  Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds. Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through direct or indirect participants.  In addition, Noteholders will receive all distributions of principal and interest from the Indenture Trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or Noteholders.  Noteholders will not be recognized by the applicable trustee as “noteholders” and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these Notes.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will advise the Administrator that it will take any action permitted to be taken by a Noteholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more participants to whose accounts with DTC the Notes are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global notes will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Definitive Notes

With respect to any class of Notes, such Notes will be issued as Definitive Notes to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (1) the Administrator or the Servicer advises the Indenture Trustee, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Notes and neither the Administrator nor the Indenture Trustee is able to locate a qualified successor or (2) after the occurrence of an Event of Default under the Indenture, holders representing a majority of the outstanding principal amount of the Notes of the Controlling Class advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the Notes is no longer in the best interest of the holders of the Notes.

Upon the occurrence of any event described in the previous paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given class through participants of the availability of Definitive Notes.  Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of such Definitive Notes in whose names the Definitive Notes were registered at the close of business on the record date for such Notes.  The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Application of Available Funds

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and the Owner Trustee a statement to be made available to the Noteholders on that Payment Date.  See “Description of the Transaction Documents—Statements to Noteholders”.

On each Payment Date, the Servicer will allocate the Collections transferred to the Exchange Note Collection Account during the related Collection Period to interest and principal payable to the holder of the Exchange Note.  On each Payment Date, the Indenture Trustee will make distributions from the Reserve Fund as well as from the Exchange Note Collection Account to make payments pursuant to the priorities set forth under “—Priority of Payments” below, including making payments to the Distribution Account in an amount required to make payments pursuant to priorities (2) and (3) under “—Priority of Payments”.  The Indenture Trustee will make distributions to the Noteholders out of amounts on deposit in the Distribution Account and to the Certificateholder out of amounts on deposit in the Exchange Note Collection Account.  The amount to be distributed to the Securityholders will be determined in the manner described below.

Sources of Funds for Distributions

Distributions to the Noteholders

The funds available to the Issuer to make payments on the Notes on each Payment Date will come from the Available Funds, which will consist of (1) payments made to the Issuer with respect to the Exchange Note as described under “The Exchange Note—Payments on the Exchange Note” and (2) any Reserve Fund Draw Amount. The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds in the “Glossary of Terms.” The following chart shows the sources of Available Funds for each Payment Date:

Distributions on the Exchange Note

The funds available to make payments to the Issuer on the Exchange Note will come from the Collections. The calculation of the funds available to make payments on the Exchange Note is set forth in the definition of Collections in the “Glossary of Terms.” The following chart shows the sources of Collections available for payment on the Exchange Note for each Payment Date:

Priority of Payments

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Servicer will instruct the Indenture Trustee to apply Available Funds in the following amounts and order of priority:

(1)
to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrative Agent and the Asset Representations Reviewer, pro rata, if not previously paid, the fees, if any, expenses and indemnified amounts due to each of them for the related Collection Period, plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(2)
to the Distribution Account for the benefit of the holders of the Class A Notes, the Interest Distributable Amount, to pay interest due on each class of Notes outstanding on that Payment Date, ratably for each class of Class A Notes;

(3)
to the Distribution Account for the benefit of the holders of the Class A Notes, the Priority Principal Distribution Amount, which will be allocated to pay principal of the Class A Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(4)	to the Reserve Fund, the amount necessary to cause the amount on deposit in the Reserve Fund to equal the Reserve Fund Required Amount;

(5)
to the Distribution Account for the benefit of the holders of the Notes, the Regular Principal Distribution Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(6)	to any successor servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(7)
pro rata, to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrative Agent and the Asset Representations Reviewer, any accrued and unpaid expenses, indemnities and fees, if any, in each case to the extent the fees, expenses and indemnities have not been previously paid above; and

(8)	to the Certificateholder, any amounts remaining after the foregoing distributions.

In addition, if the aggregate amount on deposit in the Exchange Note Collection Account and the Reserve Fund on any Payment Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon and all amounts due to the Collateral Agent, Administrative Agent, Indenture Trustee, Owner Trustee, the Asset Representations Reviewer and the Servicer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

The following chart shows how payments from Available Funds are made on each Payment Date unless the Notes are accelerated following the occurrence of an Event of Default:

Fees and Expenses of the Issuer

As set forth in the following table, the Issuer will be obligated to pay the Servicing Fee to the Servicer and the fees, expenses and indemnified amounts of the Collateral Agent, the Administrative Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, subject to a cap, before it pays any amounts due on the Notes and any other liabilities.  Such cap will not apply following the occurrence of an Event of Default and the acceleration of the Notes.  In addition, the Servicer will be obligated to pay the fees and expenses of the Administrator from the Servicing Fee.

Recipient	Source	Amount

Servicer	Available Collections
1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period multiplied by 1/12 (or 1/6, in the case of the first Payment Date) plus any supplemental servicing fee, as described under “Description of the Transaction Documents—Servicing Compensation”.

Indenture Trustee	Available Funds	$5,500 per annum plus reasonable expenses.

Owner Trustee	Available Funds	$2,500 per annum plus reasonable expenses.

Collateral Agent	Available Funds	reasonable expenses.

Administrative Agent	Available Funds	reasonable expenses.

Asset Representations Reviewer	Available Funds	$7,500 per annum plus $175 for each reviewed asset on completion of a review.

Description of the Transaction Documents

This summary describes the material provisions of the documents under which MBFS USA will transfer the Exchange Notes to the Depositor, the Depositor will transfer the Exchange Notes to the Issuer and the Servicer will service the Leases and Leased Vehicles allocated to the Reference Pool securing the Exchange Notes on behalf of the Issuer.  These documents are the First Tier Sale Agreement, the Second Tier Sale Agreement, the Servicing Agreement and the Servicing Supplement.  This summary also describes the material provisions of the Indenture, the Trust Agreement and the Administration Agreement.  We will file a copy of these agreements with the SEC as exhibits to a Current Report on Form 8-K.

In general, the operations of the Issuer will be governed by the following Transaction Documents:

Document	Parties	Primary Purposes
Titling Trust Agreement	Initial Beneficiary, Titling Trustee and MBFS USA, as Titling Trust Administrator
Creates the Titling Trust

Creates the Specified Interest

Establishes rights and duties of the Initial Beneficiary, the Titling Trustee and the Titling Trust Administrator

Allows for the creation and issuance of the titling trust note, of which the Exchange Notes are a part

Collateral Agency Agreement and Exchange Note Supplement	Titling Trust, Administrative Agent, Collateral Agent, Lender and Servicer
Establishes the revolving facility under which the Lender makes advances to the Titling Trust in exchange for certain Titling Trust Assets

Establishes terms of the revolving facility

Establishes rights and duties of the Collateral Agent and the Administrative Agent

Provides for the issuance and terms of the Exchange Notes

Document	Parties	Primary Purposes
Servicing Agreement and Servicing Supplement	Servicer, Lender, Titling Trust and Collateral Agent	Provides for the servicing of the Leases and the related Leased Vehicles

Trust Agreement	Depositor and Owner Trustee	Creates the Issuer Provides for issuance of Certificates and payments to Certificateholders Establishes rights and duties of the Owner Trustee Establishes rights of Certificateholders

Indenture	Issuer and Indenture Trustee
Provides for issuance of the Notes, the terms of the Notes and payments to Noteholders

Secures the Notes with a lien on the property of the Issuer, which includes the Exchange Note

Establishes rights and duties of the Indenture Trustee

Establishes rights of Noteholders

Administration Agreement	Issuer, Administrator and Indenture Trustee	Provides for certain services and the assumption of certain duties by the Administrator on behalf of the Issuer and the Indenture Trustee

First Tier Sale Agreement	MBFS USA, as seller, and Depositor	Provides for the sale, transfer and assignment of the Exchange Note from MBFS USA to the Depositor

Second Tier Sale Agreement	Depositor and Issuer	Provides for the sale, transfer and assignment of the Exchange Note from the Depositor to the Issuer

Asset Representations Review Agreement	Issuer, Servicer and Asset Representations Reviewer	Provides for the review of delinquent leases by the Assert Representations Reviewer under the circumstances described under “The Leases – Asset Representations Review”.

Transfer, Assignment and Pledge of the Exchange Note

On or prior to the Closing Date, the Initial Beneficiary will consent to the creation and issuance of the Exchange Note, as requested by the Lender.  Pursuant to the terms of the First Tier Sale Agreement, MBFS USA will sell, transfer and assign the Exchange Note to the Depositor.  On the Closing Date, the Depositor will in turn sell, transfer and assign the Exchange Note to the Issuer pursuant to the Second Tier Sale Agreement.  The Issuer will pledge its interest in the Exchange Note to the Indenture Trustee as security for the Noteholders.  See “The Exchange Note”.

The Trust Agreement and the Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of the Trust Agreement.  The Certificates will evidence undivided ownership interests in the Issuer created pursuant to the Trust Agreement.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Accounts

On or prior to the Closing Date, the Servicer will establish and the Securities Intermediary on behalf of the Indenture Trustee will maintain the Exchange Note Collection Account, into which collections on or in respect of the Leases and the Leased Vehicles will generally be deposited, together with income received on the investment of funds on deposit in the Exchange Note Collection Account.

On or prior to the Closing Date, the Servicer will establish and the Securities Intermediary on behalf of the Indenture Trustee will maintain the Distribution Account, into which amounts released from the Exchange Note Collection Account and, when necessary, from the Reserve Fund, will generally be deposited, and from which all distributions to the Noteholders will be made.

Each of the Exchange Note Collection Account, the Distribution Account and the Reserve Fund will be an Eligible Account.  If the Securities Intermediary or the Indenture Trustee at any time does not have the required rating, the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the related account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the required rating.

On the Payment Date on which all Notes have been paid in full and following payment of any remaining obligations of the Depositor under the Transaction Documents, any amounts remaining on deposit in the trust accounts, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, will be paid to the Certificateholder.

All funds on deposit in the Issuer accounts will be invested in Eligible Investments to the extent so provided in the Servicing Supplement or Indenture.  Eligible Investments will generally be limited to obligations or securities that mature on or before the business day preceding the Payment Date following the Collection Period during which the investment is made (or, in the case of the Reserve Fund, on or before the business day preceding the Payment Date following the date of such investment).  Funds in the Issuer accounts may be invested in securities that will mature after the next Payment Date and will not be sold to meet any shortfalls.  Thus, the amount of cash in any Issuer account at any time may be less than the required balance of such account.  If required withdrawals from any Issuer account exceed the amount of cash in such Issuer account, a temporary shortfall in the amounts distributed to the Noteholders could result.  The average lives of the Securities could then increase.  All net investment earnings on funds on deposit in the Issuer accounts will be deposited in the Exchange Note Collection Account.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the Issuer accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described below under “—Evidence as to Compliance”.

Servicing

Under the Servicing Agreement and the Servicing Supplement, the Servicer will perform on behalf of the Titling Trust all of its obligations under the related Leases and Leased Vehicles allocated to the Reference Pool, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the related Leases and related Leased Vehicles allocated to the Reference Pool and commencing legal proceedings to enforce related Leases, including accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information.  In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Leases allocated to the Reference Pool and, in a manner consistent with the Servicing Agreement and the Servicing Supplement, will be obligated to service the related Leases and related Leased Vehicles allocated to the Reference Pool generally in accordance with the customary and usual procedures of the Servicer in respect of automobile leases serviced by it for its own account.  See “MBFS USA”.  The Servicer has discretion in servicing the related Leases and related Leased Vehicles allocated to the Reference Pool, including the ability to grant payment deferrals and to determine the timing and method of collection and liquidation procedures.

The Servicing Agreement and the Servicing Supplement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of the related Leases and related Leased Vehicles allocated to the Reference Pool and take all necessary steps to maintain evidence of the Titling Trust’s or Titling Trustee’s ownership on the certificates of title to the related Leased Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, modify or extend the term of a Lease.  If any extension of a Maturity Date is granted by the Servicer and such extension extends the Maturity Date of such Lease to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class A-4 Notes, the Servicer will be required to repurchase such Lease by making a Repurchase Payment.  The purchase obligation of the Servicer under the Servicing Agreement will constitute the sole remedy available to the Issuer, the Noteholders, the Owner Trustee, the Indenture Trustee and the Certificateholders for any extension of a payment schedule that causes a Lease to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes.

In addition, the Servicing Agreement and the Servicing Supplement will require the Servicer to notify as soon as practicable the Depositor (in the event that MBFS USA is not acting as the Servicer), the Indenture Trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Titling Trust in any Leases and related Leased Vehicles allocated to the Reference Pool.

Custody of Lease Documents and Certificates of Title

Under the Servicing Agreement, to reduce administrative costs and assure uniform quality in the servicing of the Leases, the Titling Trust and the Collateral Agent have appointed the Servicer as their agent, bailee and custodian of the Leases, the certificates of title relating to the Leased Vehicles and any other related items that from time to time come into possession of the Servicer.  Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the Servicer.  The Servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties.  For example, the Servicer may hire a third-party to hold original certificates of title for vehicles that it services.  The accounting records and certain computer systems of the Servicer will reflect the allocation of the Leases and related Leased Vehicles to the Reference Pool.  Upon instructions from the Collateral Agent, the Servicer will release or cause to be released any certificate of title to the Collateral Agent, at the place or places designated by the Collateral Agent.

Insurance on the Leased Vehicles

Each Lease will indicate that the related lessee will be required to provide during the related lease term a comprehensive liability, public liability, property damage liability and collision liability insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee and as additional insured, as described under “MBFS USA—Insurance”.  Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary.

MBFS USA does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the lessees in the event of disability or death.  To the extent that this type of insurance coverage is obtained on behalf of a lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the lessee’s beneficiary chooses to do so.

In the event that a lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the Noteholders which is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the Certificates to the extent described in this prospectus, the Noteholders could suffer a loss on their investment.

Collections

As of the Closing Date, the Servicer will deposit all Collections received during each Collection Period into the Exchange Note Collection Account within two Business Days after receipt and identification thereof.  So long as the Servicer is required to deposit Collections into the Exchange Note Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Exchange Note Collection Account and the Reserve Fund will be available to be distributed in accordance with “Application of Available Funds—Priority of Payments”.  In the event that the Monthly Remittance Condition is satisfied and the Servicer is entitled to deposit Collections into the Exchange Note Collection Account on a monthly basis, any net investment earnings on Collections will be retained by the Servicer.

Notwithstanding the foregoing, it is understood that for all purposes of the Transaction Documents, with respect to the proceeds from the sale or other disposition of a Leased Vehicle, the Servicer may remit when due (1) for as long as no Event of Default has occurred and is continuing, an amount equal to such proceeds (less related Liquidation Expenses) rather than the actual proceeds from such sale or other disposition, which actual proceeds shall be deposited into a “qualified intermediary account” under MBFS USA’s LKE Program and shall not constitute Collections and (2) during the occurrence and continuance of an Event of Default, the actual proceeds from such sale or other disposition (less related Liquidation Expenses), which actual net proceeds will be deposited directly into the Exchange Note Collection Account.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Exchange Note Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Advances

The Servicer, at its option, may make Servicer Advances in respect of a Collection Period on the related Deposit Date by a deposit into the Exchange Note Collection Account.  The Servicer shall make such Servicer Advance only to the extent that the Servicer, in its sole discretion, shall determine that such Servicer Advance shall be recoverable and the Servicer shall not be obligated to make such Servicer Advance.

In making Servicer Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Leases and related Leased Vehicles allocated to the Reference Pool and, accordingly, in respect of the Notes, rather than guarantee or insure against losses.  Accordingly, all Servicer Advances will be reimbursable to the Servicer, without interest.  The Servicer will recover Servicer Advances from future payments on or in respect of the related Lease or Leased Vehicle or, upon the Servicer’s determination that such Servicer Advance is a Nonrecoverable Advance, from Available Funds as described in clause (1) under “The Exchange Note—Payments on the Exchange Note”.

Sales or Other Disposition of Leased Vehicles

Under the Servicing Agreement, the Servicer, on behalf of the Issuer, shall use commercially reasonable efforts to sell or otherwise dispose of Leased Vehicles related to Matured Vehicles not purchased by the lessee or a dealer and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle.  In accordance with the foregoing standards, the Servicer shall follow its customary servicing practices, which may include:

•	engaging in self-help repossession to the extent permitted under applicable law;

•	exercising efforts to realize upon dealer recourse as the Servicer may determine in its sole discretion;

•	consigning a Leased Vehicle to a dealer for resale or re-lease (to the extent permitted by applicable law);

•	selling a Leased Vehicle at public or private sale in a commercially reasonable manner;

•	commencing and prosecuting proceedings with respect to such Lease or the related Leased Vehicle; or

•
taking any actions as are necessary or desirable in order to transfer a Leased Vehicle in a transaction that qualifies or will qualify as a like-kind exchange, as described under “MBFS USA—Like-Kind Exchange Program”, in each case in compliance with the related Lease and all applicable laws.

For additional information about MBFS USA’s Like-Kind Exchange Program, see “MBFS USA—Like-Kind Exchange Program”.

In connection with the sale or other disposition of a Liquidated Vehicle, the Servicer will deposit into the Exchange Note Collection Account Net Liquidation Proceeds received with respect to the sale or other disposition of the related Leased Vehicles during the related Collection Period within two Business Days after receipt and identification.  So long as the Monthly Remittance Condition is satisfied, however, the Servicer may retain such amounts until the related Deposit Date.

The Servicer will be required to purchase a Leased Vehicle before the Maturity Date of the related Lease and remit to the Exchange Note Collection Account a Repurchase Payment calculated as of the effective date of repurchase if the related lessee moves to a state that is not a state in which the Titling Trust has all licenses necessary to own and lease vehicles and the Titling Trust has not been so licensed within 90 days of the Servicer becoming aware of such a move.

Realization Upon Charged-off Leases

The Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it.  Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law.  The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease.  In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any Leases serviced by it for its own account.  The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles but will be entitled to reimbursement.  Proceeds from the sale or other disposition of repossessed Leased Vehicles allocated to the Reference Pool will constitute Sales Proceeds and will be deposited into the Exchange Note Collection Account.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date.  The Servicer will also be entitled to retain as supplemental servicing compensation fees and charges paid by lessees in respect of each Collection Period, including, among other things, late payment fees, a returned instrument or automatic clearing house transaction charge, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any Lease or Leased Vehicle other than excess wear and tear or excess mileage charges during that Collection Period.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid in accordance with the priority of payments set forth under “The Exchange Note—Payments on the Exchange Note”.

The Servicing Fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party Servicer of the Leases and the related Leased Vehicles as an agent for the Issuer, including collecting and posting all payments, responding to inquiries of lessees, investigating delinquencies, sending payment coupons to lessees, reporting federal income tax information to lessees, paying costs of collections and policing the Leased Vehicles.  The fees will also compensate the Servicer for administering the Issuer, including making Servicer Advances, accounting for collections, furnishing monthly and annual statements to the trustees with respect to distributions and generating federal income tax information for the Issuer.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Leases and the related Leased Vehicles.

The Issuer will pay the Servicing Fee out of collections from the Leases included in the Reference Pool, prior to distributions to Noteholders.

Statements to Noteholders

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and Owner Trustee a statement to be made available to the Noteholders on that Payment Date.  Each statement to be delivered to Noteholders will include (to the extent applicable) the following information as to the Notes with respect to that Payment Date:

(1)	the outstanding principal amount of the Exchange Note at the beginning of the related Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of Notes;

(4)	the amount of distribution allocable to interest on or with respect to each class of Notes;

(5)	the amount of the distribution allocable to draws from the Reserve Fund;

(6)	the outstanding principal amount of the Exchange Note at the end of the related Collection Period;

(7)	any overcollateralization amount;

(8)	the aggregate principal amount and the appropriate factor for each class of Notes after giving effect to all payments reported under clause (3) above;

(9)	the amount of the Servicing Fee to be paid to the Servicer and the amount of any unpaid Servicing Fee with respect to such Collection Period or prior Collection Periods, as the case may be;

(10)	the amount of aggregate credit and residual losses realized on the Leases and Leased Vehicles allocated to the Reference Pool during the related Collection Period;

(11)	previously due and unpaid interest payments on each class of Notes and the change in these amounts from the preceding statement;

(12)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of Notes, and the change in these amounts from the preceding statement;

(13)	the aggregate amount of Repurchase Payments in respect of the related Collection Period;

(14)	the balance of the Reserve Fund, if any, on that date, after giving effect to payments on that date; and

(15)	the amount of Servicer Advances in respect of the related Collection Period and the reimbursement amount for such Servicer Advances.

Each amount set forth under clauses (3) and (4) above with respect to the Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes.

Prior to each Payment Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth substantially the same information described above that is required to be provided to Noteholders.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of the Issuer, the applicable trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment with respect to the Issuer a statement containing certain information for the purposes of the Noteholder’s preparation of federal income tax returns.  See “Material Federal Income Tax Consequences”.

The Servicer will use the investor report to direct the Indenture Trustee on payments to be made to the Noteholders on each Payment Date.  The Indenture Trustee will have no obligation to verify calculations made by the Servicer.  On each Payment Date, the Indenture Trustee, as paying agent, will forward the investor report to each Noteholder of record or make the investor report available to Noteholders through the Indenture Trustee’s internet website, which is located at http://www.usbank.com/abs.

The Servicer, on behalf of the Issuer, will file a Form 10-D for the Issuer with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the review Leases by the Asset Representations Reviewer during the prior month,

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report,

•
if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date of the change occurred, the circumstances surrounding the change, and

•
a statement that the Issuer received a request from a Noteholder during the prior month to communicate with other Noteholders, together with the date the request was received, the name of the requesting Noteholder, a statement that the requesting Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents and a description of the method which the other Noteholders may contact the requesting Noteholder.

Annual Compliance Reports

The Servicer will prepare or obtain a number of annual reports, statements or certificates for the Issuer.  No later than 90 days after the end of the calendar year, the Servicer will provide to the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies the following:

•
Compliance Certificate:  a certificate stating that the Servicer fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•
Assessment of Compliance:  copies of the report by the Servicer on its assessment of compliance with the specified applicable servicing criteria set forth in Item 1122(a) of Regulation AB regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by MBFS USA involving retail lease contracts that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that Servicer, and

•
Attestation Report:  copies of the report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer of compliance with the minimum servicing criteria set forth in the preceding bullet point.

The Servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the Issuer’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of these items may be obtained by any Noteholder by request to the Indenture Trustee.

Reports to be Filed with the SEC

The Depositor will, or will cause the Servicer to, file for the Issuer the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include but are not limited to:

•
Reports on Form 8-K (Current Report), following the issuance of the Notes of the Issuer, including as exhibits to the Form 8-K the opinions related to the tax consequences and the legality of the Notes being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date; the content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Statements to Noteholders”; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits; the annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described above  under “—Annual  Compliance Reports” and any other assessments of compliance and accountants’ reports by any other parties performing a servicing function as defined by Regulation AB with respect to the Issuer.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  The reports filed with the SEC by or on behalf of  the Issuer can be accessed on the SEC’s website (www.sec.gov) using the Issuer’s CIK number.

Optional Purchase

The Servicer may, at its option, purchase the Exchange Note for an amount equal to the Optional Purchase Price from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  Exercise of this right to purchase the Exchange Note will result in the redemption of the Notes at the Redemption Price.  Notice of redemption under the Indenture must be given by the Indenture Trustee not later than 10 days prior to the applicable redemption date to each holder of Notes.  In addition, the Issuer will notify each Rating Agency upon redemption of the Notes.

On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.  The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

Certain Matters Regarding the Servicer

The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible under applicable law.  With respect to the Reference Pool, no such resignation of the Servicer will become effective until a successor servicer acceptable to the Indenture Trustee (acting at the direction of a majority of the holders of the Notes of the Controlling Class) has assumed the Servicer’s obligations under the Servicing Agreement and the Servicing Supplement.

Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Servicing Agreement and the Servicing Supplement.

In addition, the Servicer will indemnify the Titling Trustee and its agents, responsible officers, directors and employees for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement and the Servicing Supplement, but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

Servicer Defaults

A Servicer Default under the Servicing Supplement will consist of the following:

(1)
any failure by the Servicer to deliver to the Indenture Trustee any required payment, which failure continues unremedied for ten Business Days after the earlier of the discovery thereof by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee;

(2)
any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or in the Servicing Supplement, which failure materially and adversely affects the rights of holders of interests in the Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, Certificateholders, and which continues unremedied for 90 days after written notice thereof is given as described in clause (1) above;

(3)
any representation, warranty or statement of the Servicer made in the Servicing Agreement or any certificate, report or other writing delivered pursuant to the Servicing Agreement or the Servicing Supplement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, Certificateholders, and which failure continues unremedied for 90 days after written notice thereof is given as described in clause (1) above; or

(4)	occurrence of certain Insolvency Events with respect to the Servicer;

provided, however, that the occurrence of any event set forth in clauses (1) through (3) with respect to the Reference Pool related to the Issuer will be a Servicer Default only with respect to such Reference Pool and will not be a Servicer Default with respect the revolving facility pool or to any Other Reference Pool.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1), (2) or (3) above for a period of 120 days will not constitute a Servicer Default if that failure or delay was caused by force majeure.  Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicing Supplement, and the Servicer will provide to the Indenture Trustee, the Depositor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Upon the occurrence of any Servicer Default, the sole remedy available to the holder of the Exchange Note will be to direct the Titling Trustee to remove the Servicer, whereupon the Indenture Trustee or another successor servicer appointed by the Titling Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement.  However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal.  See “—Removal of Servicer” below.

Rights Upon Servicer Default

The Servicing Supplement will provide that upon the occurrence of a Servicer Default, the holder of the Exchange Note (which shall be the Indenture Trustee acting on behalf of 66 2/3% of the holders of the Notes of the Controlling Class) may, to the extent such Servicer Default relates to the Exchange Note, waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and the Servicing Supplement or terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the Reference Pool assets.  Upon any such waiver of a past default, such Servicer Default shall cease to exist and shall be deemed to have been remedied.

The Servicer will be removed by the Titling Trustee with respect to the Reference Pool at the direction of the Indenture Trustee (acting on behalf of 66 2/3% of the holders of the Notes of the Controlling Class).  Upon the termination of the Servicer with respect to the Reference Pool assets, the Servicer subject to that termination will continue to perform its functions as Servicer, until the date on which the Administrative Agent shall have appointed a successor servicer under the Servicing Agreement and the Servicing Supplement.  The Indenture Trustee or, after the Notes have been paid in full, the Owner Trustee, may arrange for compensation to be paid to the successor servicer; provided, however, that the servicing compensation paid to the successor servicer may not be greater than the servicing compensation paid to the servicer under the Servicing Supplement without the prior written consent of the holders of Notes evidencing a majority of the aggregate principal amount of the Controlling Class of Notes or, after the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the aggregate percentage interest of the Certificates.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the Exchange Note, after amounts owed to the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Asset Representations Reviewer, the Administrative Agent and Noteholders have been paid.  Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Leases to the successor servicer and as promptly as practicable, the Servicer shall provide to the successor servicer a current computer tape containing all information regarding the related Leases required for the proper servicing of the affected Leases, together with documentation containing any and all information necessary for use of the tape.

Removal of Servicer

The Issuer may, and at the direction of the Indenture Trustee, acting at the direction of Noteholders evidencing not less than 66 2/3% of the Note Balance of the Controlling Class, shall, direct the Titling Trustee to terminate the rights and obligations of the Servicer under the Servicing Agreement upon the occurrence and continuance of a Servicer Default, whereupon the Indenture Trustee or another successor servicer appointed in accordance with the Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement solely in connection with the Reference Pool.  The Issuer will have the right to approve that successor servicer, and that approval may not be unreasonably withheld.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor servicer, which will be the Indenture Trustee or a successor servicer appointed by the Administrative Agent, on behalf of the Issuer, under the Servicing Agreement.  The successor servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Servicing Agreement.  Notwithstanding any such termination, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see “—Rights Upon Servicer Default” above.

Upon the termination of the Servicer with respect to the Reference Pool, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a successor servicer shall have been appointed under the Servicing Agreement.  The Servicer will promptly reimburse the Issuer and the Administrator for all reasonable expenses incurred by such entity in connection with the transfer of servicing of the Leases.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Servicer Advances.  If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders from effecting that transfer of servicing.  The predecessor Servicer will have the right to be reimbursed for any outstanding Servicer Advances made to the extent funds are available therefor in respect of the Servicer Advances made.

Amendments

Modification of the Transaction Documents other than the Indenture

The parties to each of the Transaction Documents, other than the Indenture, may amend any of the agreements without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision in any such Transaction Document that may be inconsistent with any other provision in such Transaction Document or offering document pursuant to which the Notes were sold, to, in the case of the Trust Agreement, provide for the exchange of the Certificates for additional securities or to add, change or eliminate any other provisions with respect to matters or questions arising under such Transaction Document that are not inconsistent with the provisions of such Transaction Document; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder or, after the Notes have been paid in full, any Certificateholder.  An amendment will be deemed not to materially adversely affect the interests of any Noteholder or Certificateholder if the person requesting the amendment:

•	obtains and delivers to the Indenture Trustee or, in the case of Certificateholders, the Owner Trustee an opinion of counsel or an officer’s certificate of the Issuer to that effect; or

•
has, with respect to each Rating Agency, either (1) received written confirmation from such Rating Agency that such amendment will not cause the then-current rating of any class of Notes by such Rating Agency to be qualified, reduced or withdrawn or (2) provided such Rating Agency with at least 10 days’ prior written notice of such amendment and such Rating Agency has not issued written notice that such amendment would cause such Rating Agency to qualify, reduce or withdraw its then-current rating of any class of Notes.

Each Transaction Document, other than the Indenture, may also be amended from time to time by the parties thereto, with the consent of the holders of Notes evidencing a majority of the aggregate principal amount of the outstanding principal amount of the Notes of the Controlling Class or, after the Notes have been paid in full, the holders of Certificates evidencing a majority of the percentage interest of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Document or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Leases and related Leased Vehicles or distributions that are required to be made for the benefit of the Noteholders, change the interest rate applicable to any class of Notes or the Reserve Fund Required Amount, without the consent of all holders of Notes then outstanding or change the Certificate rate, if any, applicable to any class of Certificates, or after the Notes have been paid in full, the Reserve Fund Required Amount, without the consent of all holders of Certificates then outstanding; or

•
reduce the percentage of the aggregate principal amount of the Notes or of the Controlling Class the consent of the holders of which is required for any amendment to such Transaction Document without the consent of all holders of Notes or of such Controlling Class then outstanding.

No amendment to the Trust Agreement will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the amendment will not (1) cause the Issuer to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (2) cause the Notes to be characterized other than as indebtedness for U.S. federal income tax purposes and (3) cause the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision).

Modification of the Indenture

The Issuer, together with the Indenture Trustee, may, without the consent of the Noteholders of the Issuer, but with prior written notice to each Rating Agency, execute a supplemental Indenture for the purpose of, among other things:

•	adding to the covenants of the Issuer for the benefit of Noteholders;

•
curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, any other Transaction Document or of this prospectus; or

•	adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders;

provided, however, that no such supplemental Indenture may materially adversely affect the interests of any Noteholder.

The Issuer and the Indenture Trustee, may with the consent of the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class and with prior written notice to each Rating Agency, enter into one or more supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental Indenture may, without the consent of all Noteholders affected by such supplemental Indenture:

•
change the final scheduled Payment Date or the due date of any installment of principal of or interest on any Note or reduce the principal amount, the interest rate or the redemption price with respect to any Note, change the application of collections on or the proceeds of a sale of the property of the Issuer to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest on any Note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments;

•
reduce the percentage of the aggregate principal amount of the consent of the holders of Notes or Controlling Class of Notes of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•
modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor, the Servicer or any of their respective affiliates or modify or alter the definition of Note balance;

•
reduce the percentage of the Note balance the consent of the holders of the Notes or the Controlling Class of Notes of which is required to direct the Indenture Trustee to sell or liquidate the property of the Issuer after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•
reduce the percentage of the aggregate principal amount of the Notes or of the Controlling Class of Notes the consent of the holders of which is required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes or of a class of Notes necessary to amend the Indenture or any other documents relating to the Issuer;

•	affect the calculation of the amount of interest or principal payable on any Note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes provided in the Indenture;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture; or

•	modify the definitions of “Aggregate Securitization Value”, “Securitization Value” or “Required Reserve Amount”, as such terms may be defined in the Indenture.

A supplemental Indenture will be deemed not to materially adversely affect the interests of any Noteholder if the person requesting the supplemental Indenture:

•
has, with respect to each Rating Agency, either (1) received written confirmation from such Rating Agency that such supplemental Indenture will not cause the then-current rating of any class of Notes by such Rating Agency to be qualified, reduced or withdrawn or (2) provided such Rating Agency with at least 10 days’ prior written notice of such supplemental indenture and such Rating Agency has not issued written notice that such supplemental Indenture would cause such Rating Agency to qualify, reduce or withdraw its then-current rating of any class of Notes; or

•
obtains and delivers to the Indenture Trustee either an opinion of counsel or an officer’s certificate of the Issuer to the effect that such supplemental Indenture would not materially and adversely affect the interests of any Noteholder.

No supplemental Indenture will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the supplemental Indenture will not (1) cause the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (2) cause the Notes to be characterized other than as indebtedness for U.S. federal income tax purposes and (3) cause the Notes issued by such Issuer to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision).

Termination

The respective obligations of the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

•	the maturity or other liquidation of the last Lease and the disposition of the last Leased Vehicle allocated to the Reference Pool;

•
the final distribution of all funds or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the final distribution on the Certificates pursuant to the Trust Agreement; or

•	the exercise by the Servicer of its optional right to purchase the Exchange Note as described under “Description of the Notes—Optional Purchase of the Exchange Note”.

The Indenture will be discharged with respect to the collateral securing the Notes upon:

•
delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes;

•	payment by the Issuer of all amounts due under the Indenture and the other Transaction Documents; and

•
delivery to the Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

The Indenture Trustee will give written notice of termination to each Noteholder of record.  The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuer will be distributed, subject to applicable law, to the Certificateholders.

Residual Interest; Issuance of Additional Securities

MBFS USA initially will hold the Certificates or residual interest in the Issuer and will be entitled to any amounts not needed on any payment date to make payments on the Notes, or to make any other required payments or deposits in accordance with the priority of payments described herein.  The Depositor or any affiliate thereof, as the sole Certificateholder, may exchange all or a portion of the Certificates or its residual interest for additional notes or certificates issued by the Issuer only if each of the following conditions is satisfied:

•	either

o
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities, as evidenced by an opinion of counsel delivered to the trustees, or

o	all holders of the Notes outstanding immediately prior to the exchange unanimously consent to the terms of the exchange;

•	the exchange must not result in the redemption of any security in exchange for assets of the Issuer or any sale or disposition of the assets of the Issuer;

•	the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of the outstanding Notes; and

•
the Depositor (or such affiliate) delivers an opinion of counsel to the trustees that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any Noteholder, (2) cause any outstanding Note to be deemed sold or exchanged for federal income tax purposes, (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (4) adversely affect the treatment of the outstanding Notes as debt for federal income tax purposes.

The Depositor (or such affiliate) may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

Administration Agreement

MBFS USA will be the Administrator of the Issuer under an Administration Agreement.  The Administrator will provide notices on behalf of the Issuer and perform all administrative obligations of the Issuer under the Transaction Documents.  These obligations include obtaining and preserving the Issuer’s qualification to do business where necessary, notifying the Rating Agencies and the Indenture Trustee of events of default, inspecting the Indenture Trustee’s books and records, monitoring the Issuer’s obligations for the satisfaction and discharge of the Indenture, causing the Servicer to comply with its duties and obligations under the Servicing Agreement and the Servicing Supplement, causing the Indenture Trustee to notify the Noteholders of the redemption of their Notes, preparing and filing the documents necessary to release property from the lien of the Indenture, and delivering any officer’s certificates of the Issuer in connection with supplemental indentures or amendments to the other Transaction Documents.  The Administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer from the Servicing Fee.

To the extent any notice must be delivered to the Rating Agencies by the Issuer, the Owner Trustee, the Titling Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

Legal Proceedings

There are no legal proceedings pending, or to the knowledge of each of the Sponsor, the Depositor, the Issuer, the Initial Beneficiary or the Titling Trust, governmental proceedings contemplated, against such entity or to which any of its properties is subject, that are material to Noteholders.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee or the Indenture Trustee that would be material to Noteholders, see “The Trustees – The Owner Trustee” and “ – The Indenture Trustee”, respectively.  For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Titling Trustee, the Collateral Agent or the Administrative Agent that would be material to Noteholders, see “The Titling Trust –The Titling Trustee and the Titling Trust Administrator” and “–The Collateral Agent and the Administrative Agent”, respectively.

Certain Legal Aspects of the Titling Trust and the Exchange Note

The Titling Trust

The Titling Trust is a statutory trust under Delaware law.  In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property.  The principal requirements for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a certificate of trust with the secretary of state of the State of Delaware.  The Titling Trust has been so formed.  The Titling Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

Because the Titling Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the Bankruptcy Code, as further described below under “—Insolvency-Related Matters”.  As such, the Titling Trust may be subject to Insolvency Laws and claims against the Titling Trust Assets could have priority over the security interest in those assets granted by the Titling Trust to secure the Exchange Note.  In addition, claims of a third party against the Titling Trust Assets, including the assets of the Reference Pool with respect to the Exchange Note, to the extent such claims are not covered by insurance, could take priority over holders of security interests in the assets, such as the Collateral Agent, as more fully described under “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability”.

To the extent that the Titling Trust may be eligible for relief under the Bankruptcy Code or Insolvency Laws, the Titling Trustee is not authorized to commence a case or proceeding thereunder.  Each of the Titling Trustee, the Initial Beneficiary and the holders from time to time of the Specified Interest and the Exchange Note have agreed not to institute a case or proceeding against the Titling Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the Specified Interest or the Exchange Note under the Titling Trust Agreement and the Collateral Agency Agreement.  See “Description of the Transaction Documents—Insolvency Event”.

Structural Considerations

Unlike many structured financings in which the holders of the notes have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuer will not own the Reference Pool Assets.  Instead, the Titling Trust will own the Titling Trust Assets and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the Specified Interest).  The primary asset of the Issuer will be the Exchange Note secured by and principally paid from the Reference Pool.  The Indenture Trustee will take action with respect thereto in the name of the Issuer and on behalf of the Noteholders.  A security interest in the Exchange Note, rather than ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the Indenture Trustee.  The Servicer and/or the Titling Trustee will segregate the Leases and the related Leased Vehicles allocated to the Reference Pool from the other Titling Trust Assets on the books and records each maintains for these assets.  Neither the Servicer nor any holders of Other Reference Pools or the revolving facility pool will have rights in the Leases and the related Leased Vehicles of the Reference Pool and payments made on any Titling Trust Assets other than on those Leases and Leased Vehicles allocated to the Reference Pool will not be available to make payments on the Notes or to cover expenses of the Titling Trust allocable to the Reference Pool.

Allocation of Titling Trust Liabilities

The Titling Trust has one or more series of Specified Interests.  A Specified Interest consists of one or more reference pools, such as the Reference Pool, and the revolving facility pool.  The titling trust documents permit the Titling Trust, in the course of its activities, to incur other debts or liabilities such as Titling Trustee fees or bank account maintenance expenses.  The Titling Trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens.  Under the titling trust documents, these sorts of claims and liabilities will be allocated to the Specified Interest to which they relate.  If a particular liability relates to more than one Specified Interest, it will be allocated among all those Specified Interests ratably.  However, certain creditors, such as judgment creditors or taxing authorities, may not be bound by this allocation.  As a result, it is possible that a particular Specified Interest might bear a disproportionate share of those liabilities if the assets of another Specified Interest are insufficient to absorb its ratable share of the liabilities.

The Issuer and the Indenture Trustee will not have an ownership interest in the Leases and Leased Vehicles allocated to the Reference Pool.  As discussed under “Certain Legal Aspects of the Leases and the Leased Vehicles—Security Interests”, however, the Collateral Agent will have a perfected security interest in the related Leases and Leased Vehicles (other than for Leased Vehicles in Kansas, Missouri, Nebraska and South Dakota) that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien creditors.  Certain liens, however, will generally take priority over the interests of the Collateral Agent in the related Leases and Leased Vehicles.  Potentially material examples of such claims could include:

•	tax liens arising against the Depositor, MBFS USA, the Titling Trust, the Initial Beneficiary or the Issuer; and

•	liens arising under various federal and state criminal statutes.

Insolvency-Related Matters

Each holder or pledgee of the Exchange Note will be required to expressly disclaim any interest in the Titling Trust Assets allocated to any Other Reference Pool and to fully subordinate any claims to such Titling Trust Assets in the event that disclaimer is not given effect.  Although no assurances can be given, in the unlikely event of the bankruptcy of the Initial Beneficiary or MBFS USA, the Depositor believes that the Leases and Leased Vehicles allocated to the Reference Pool would not be treated as part of the Initial Beneficiary’s or MBFS USA’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of any Other Reference Pool or the revolving facility pool, should be enforceable.  In addition, as described under “Risk Factors—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer”, each of the Initial Beneficiary, the Titling Trust, or the Titling Trustee when acting on its behalf, and the Depositor has taken steps in structuring the transactions described in this prospectus and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against the Initial Beneficiary or MBFS USA under the Insolvency Laws, the separate legal existence of each of the Initial Beneficiary and MBFS USA, on the one hand, and the Titling Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Titling Trust, the Depositor or the Issuer would be consolidated with those of the Initial Beneficiary or MBFS USA.

With respect to the Titling Trust, these steps include its creation as a separate, special-purpose Delaware statutory trust of which the Initial Beneficiary is the sole beneficiary, pursuant to the Titling Trust Agreement containing certain limitations, including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any Insolvency Law.  With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement, of which MBFS USA is the sole equity member, containing certain limitations, including, the requirement that it must have at all times a member that is a limited liability company with at least two independent managers, and restrictions on the nature of their businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members, including the two independent managers.  There can be no assurance, however, that the limitations on the activities of the Titling Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of the Initial Beneficiary or MBFS USA, as applicable, if the Initial Beneficiary or MBFS USA, respectively, becomes the subject of a case or proceeding under any Insolvency Law.

If a court were to conclude that the transfer of the Exchange Note from MBFS USA to the Depositor was not a true sale, or that the Depositor should be treated as the same entity as MBFS USA for bankruptcy purposes, any of the following could delay or prevent payments on the Notes:

•
the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances;

•
certain tax or government liens on MBFS USA’s property (that arose prior to the transfer of the Exchange Note to the Depositor) having a prior claim on collections on the Reference Pool before the collections are used to make payments on the Notes; or

•	the Depositor not having a perfected security interest in the Exchange Note or any related cash collections held by MBFS USA at the time that MBFS USA becomes the subject of a bankruptcy proceeding.

MBFS USA will treat its conveyance of the Exchange Note to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes.  However, if a case or proceeding under any Insolvency Law were commenced by or against MBFS USA, and MBFS USA as debtor-in-possession or a creditor, receiver or bankruptcy trustee of MBFS USA were to take the position that the sale, transfer and assignment of the Exchange Note by MBFS USA to the Depositor should instead be treated as a pledge of the Exchange Note to secure a borrowing by MBFS USA, delays in payments of proceeds of the Exchange Note to the Issuer, and therefore to the Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the Exchange Note as against MBFS USA which the Depositor will assign to the Issuer and such Issuer will assign to the Indenture Trustee.  The Indenture Trustee will have a perfected security interest in the Exchange Note, which will be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements.  Accordingly, if the conveyance of the Exchange Note by MBFS USA to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the Issuer and Indenture Trustee as successors in interest, should be treated as a secured creditor of MBFS USA, although a case or proceeding under any Insolvency Law with respect to MBFS USA could result in delays or reductions in distributions on the Exchange Note as indicated above, notwithstanding such perfected security interest.

In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Servicer Advances and Repurchase Payments, may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer.  See “Risk Factors—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer”.

On the Closing Date, Sidley Austin LLP, special insolvency counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if MBFS USA or the Depositor were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the Exchange Note to the Depositor and the Issuer, respectively, each sale, transfer and assignment of the Exchange Note from MBFS USA to the Depositor and from the Depositor to the Issuer would be characterized as a true sale, transfer and assignment, and the Exchange Note and the proceeds thereof would not be property of MBFS USA’s or the Depositor’s bankruptcy estate, respectively.  However, such a legal opinion is not binding on any court.

On the Closing Date, Sidley Austin LLP, special counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if MBFS USA were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion (i) to disregard the separate legal existence of any of the Issuer, the Initial Beneficiary or, so long as the legal existence of the Initial Beneficiary is not disregarded, the Titling Trust, from that of MBFS USA and (ii) to order the substantive consolidation of the assets and liabilities of any of the Issuer, the Initial Beneficiary or, so long as the assets and liabilities of the Initial Beneficiary are not consolidated with those of MBFS USA, the Titling Trust, with the assets and liabilities of MBFS USA.  Among other things, that opinion will assume that the Issuer (or the Administrator or Owner Trustee when acting on its behalf), the Initial Beneficiary and the Titling Trust will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of MBFS USA, not commingling its respective assets with those of MBFS USA, doing business in a separate office from MBFS USA and not holding itself out as having agreed to pay, or being liable for, the debts of MBFS USA.  In addition, that opinion will assume that except as expressly provided by the Trust Agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), MBFS USA generally will not guarantee the obligations of the Issuer, the Initial Beneficiary or the Titling Trust to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as Servicer acting under and in accordance with the Servicing Agreement or in its capacity as Administrator under the Administration Agreement.  Each of MBFS USA, the Issuer, the Initial Beneficiary and the Titling Trust intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of  the Issuer, the Initial Beneficiary and the Titling Trust.  Such a legal opinion, however, will not be binding on any court.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of certain financial companies and their subsidiaries.  OLA differs from the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to additional clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including MBFS USA, the Depositor, the Titling Trust or a particular Issuer, or any of their respective creditors.

Potential Applicability to MBFS USA, the Depositor, the Titling Trust and the Issuer.  There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code.  For a financial company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

If MBFS USA were determined to be a “covered financial company”, the Titling Trust, the Issuer or the Depositor, as “covered subsidiaries” of MBFS USA, could also potentially be subject to the provisions of OLA as a “covered financial company”.  For the Titling Trust, the Issuer or the Depositor to be subject to receivership under OLA as a covered financial company (1) the FDIC would have to be appointed as receiver for MBFS USA under OLA as described above and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Titling Trust, Issuer or Depositor is in default or in danger of default, (b) the appointment of the FDIC as receiver of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of MBFS USA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of MBFS USA or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States.  In addition, no assurance can be given that OLA would not apply to MBFS USA, the Titling Trust, the Depositor or the Issuer or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA.  If the FDIC were appointed receiver of MBFS USA or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which MBFS USA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of MBFS USA’s or such covered subsidiary’s affairs.  In January 2011, the acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA.  In that advisory opinion, the acting FDIC General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law.  As a result, the acting FDIC General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the Issuer), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law.  In addition, the acting FDIC General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the Issuer), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the acting FDIC General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  As no such regulations have been proposed, the foregoing acting FDIC General Counsel’s interpretation currently remains in effect.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the Issuer), are contrary to this advisory opinion, payment or distributions of principal and interest on the Notes issued by the Issuer could be delayed or reduced.

We will structure the transfers of the Exchange Note under the First Tier Sale Agreement with the intent that they would be treated as legal true sales under applicable state law.  If the transfers are so treated, based on the acting FDIC General Counsel of the FDIC’s advisory opinion rendered in January 2011, MBFS USA believes that the FDIC would not be able to recover the Exchange Note transferred under the First Tier Sale Agreement and the Second Tier Sale Agreement using its repudiation power.  However, if those transfers were not respected as legal true sales, then the Depositor under the applicable First Tier Sale Agreement would be treated as having made a loan to MBFS USA, and the Issuer under the applicable Second Tier Sale Agreement would be treated as having made a loan to the Depositor, in each case secured by the transferred Exchange Note.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders.  If the Issuer were placed in receivership under OLA, this repudiation power would extend to the Notes issued by such Issuer.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver.  There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity.  However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the First Tier Sale Agreements and the Second Tier Sale Agreements are respected as legal true sales, as receiver for MBFS USA or a covered subsidiary the FDIC could:

•	require the Issuer, as assignee of MBFS USA and the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Exchange Note;

•
if appointed as receiver of the Titling Trust, require the Issuer as the owner of the Exchange Note or the Indenture Trustee as secured creditor with a security interest in the Exchange Note to go through an administrative claims procedure to establish its rights to payments on the Exchange Note;

•	if appointed as receiver of the Issuer, require the Indenture Trustee for the Notes to go through an administrative claims procedure to establish its rights to payments on the Notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against MBFS USA or a covered subsidiary (including the Titling Trust and the Issuer);

•	repudiate MBFS USA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

•	prior to any such repudiation of the Servicing Agreement and the Servicing Supplement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which MBFS USA or a covered subsidiary (including the Titling Trust and the Issuer) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of MBFS USA or any covered subsidiary or affect any contractual rights of MBFS USA or a covered subsidiary (including the Titling Trust and the Issuer) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Titling Trust were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the Exchange Note, as the debt of such Issuer.  In such an event, the Titling Trust would have a secured claim in the receivership of the Titling Trust for “actual direct compensatory damages” as described above but delays in payments on the Exchange Note would occur and possible reductions in the amount of those payments could occur, which could adversely affect the payments on the Notes.

Similarly, if the Issuer were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the debt of such Issuer.  In such an event, the Noteholders would have a secured claim in the receivership of the Issuer for “actual direct compensatory damages” as described above but delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for MBFS USA, the Titling Trust, the Depositor or the Issuer, were to take any of the actions described above, payments or distributions of principal and interest on the Notes issued by the Issuer would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code.  If the Titling Trust were to become subject to OLA, there is an interpretation under OLA that the grant by the Titling Trust of a security interest in the leases to secure the Exchange Note perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  In July 2011, the FDIC adopted a final regulation which, among other things, codified the advisory opinion.  Based on the regulation, the grant by the Titling Trust of a security interest in the leases to secure the Exchange Note would not be avoidable by the FDIC as a preference under OLA.

Certain Legal Aspects of the Leases and the Leased Vehicles

Security Interests

The Leases are “tangible chattel paper” as defined in the UCC.  Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Collateral Agent may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the Collateral Agent (i.e., the Delaware Secretary of State).  On or within ten days after the Closing Date, UCC-1 financing statements will be filed in Delaware to effect this perfection.  The security interest that the Collateral Agent has in the related Leases could be subordinate to the interest of certain other parties who take possession of those Leases before the filings described above have been completed.  Specifically, the Collateral Agent’s security interest in the related Lease could be subordinate to the rights of a purchaser of such Lease who takes possession of the Lease without knowledge or actual notice of the Collateral Agent’s security interest.  The Leases will not be stamped to reflect the foregoing security arrangements.

Title to the Leased Vehicles allocated to the Reference Pool or within the revolving facility pool is held by the Titling Trust.  Under the Collateral Agency Agreement, the Titling Trust has granted a security interest in and to certain assets, including the Leases and the related Leased Vehicles, to the Collateral Agent to secure the Titling Trust’s obligations under the revolving facility pool and the exchange notes, such as the Exchange Note, issued by the Titling Trust from time to time.  Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind.  The Collateral Agent, as lienholder, perfects its security interest in the Leased Vehicle by being designated as the first lienholder on the certificate of title of each Leased Vehicle (other than in Kansas, Missouri, Nebraska and South Dakota where liens are not placed on the titles for administrative reasons).

ERISA Liens

Liens in favor of the Pension Benefit Guaranty Corporation which are prior to the security interest of the Collateral Agent and Indenture Trustee could attach to the Leases and Leased Vehicles if the Collateral Agent did not have a prior perfected lien on the Leases and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes MBFS USA and its affiliates under its defined benefit pension plans.  The Collateral Agent will, however, have a perfected security interest in the Leases that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien creditors in those Leases and Leased Vehicles.

Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Certain Legal Aspects of the Titling Trust and the Exchange Note—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the Leases allocated to the Exchange Note (including the related Leased Vehicles), that would, by operation of law, take priority over the Collateral Agent’s interest therein.  For a discussion of the risks associated with third-party liens on the Leases, see “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuer’s interest, which may result in delayed or reduced payment on your notes”.  Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Issuer could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the Exchange Note transferred by the Depositor to the Issuer pursuant to the Second Tier Sale Agreement.  See “Risk Factors—The bankruptcy of MBFS USA or the depositor could result in losses or delays in payments on your notes and could delay the appointment of a successor servicer”.

Vicarious Tort Liability

Although the Titling Trust will own the Leased Vehicles allocated to the Reference Pool and the Collateral Agent on behalf of the Issuer will have a perfected security interest therein, the Leased Vehicles will be operated by the related lessees and their invitees.  State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership.  To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party.  However, the laws of many states either do not permit these types of suits, or the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission.  The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident.  However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of Leases were originated, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle.  It is not clear whether there is a limit on an owner’s liability.  In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease.  As a result of the ruling in New York, losses could arise if lawsuits are brought against either the Titling Trust or MBFS USA, as agent of the Titling Trust, in connection with the negligent use or operation of any Leased Vehicles owned by the Titling Trust, including the Leased Vehicles allocated to the Reference Pool.  This case was decided prior to the enactment of the Transportation Act.

The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles and there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner).  The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005.  One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust.  This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability.  New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act.  New York’s highest court, the Court of Appeals, dismissed the appeal.  In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied.  While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

Furthermore, the Titling Trust maintains insurance, and MBFS USA is a named insured under the Titling Trust’s applicable insurance policies.  In addition, Daimler AG maintains an excess liability policy on behalf of all of its subsidiaries.  However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the Titling Trust, claims could be imposed against the Titling Trust Assets, including any Leased Vehicles allocated to the Reference Pool.  If any of these claims were imposed against the Titling Trust assets, investors in the Notes could incur a loss on their investment.

The Titling Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Titling Trust.

Repossession of Leased Vehicles

In the event that a default by a lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Leased Vehicle.  Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a lessee be notified of the default and be given a time period within which to cure that default prior to repossession.  Generally, this right to cure may be exercised on a limited number of occasions in any one-year period.  In these jurisdictions, if a lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.  Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully.  If a breach of the peace cannot be avoided, judicial action will be required.

After the Servicer has repossessed a Leased Vehicle, it may provide the related lessee with a period of time within which to cure the default under the related Lease.  If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Leased Vehicle.  The Sales Proceeds therefrom may be less than the remaining amounts due under that Lease at the time of default.

Deficiency Judgments

The proceeds of sale of a Leased Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Lease.  If the proceeds from the sale do not equal the contract obligation of the related Leased Vehicle, the Servicer may seek a deficiency judgment for the amount of the shortfall.  However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment.  In these states a deficiency judgment may be prohibited or reduced in amount if the lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable.  Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected.  Because a deficiency judgment is a personal judgment against a defaulting lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited.  Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances.  These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States.  Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and Servicers involved in consumer leasing.  The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Act, created the Consumer Financial Protection Bureau, a new federal agency that is responsible for administering and enforcing the laws and regulations applicable to consumer financial products and services.  The CFPB is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another.  The CFPB has succeeded to some consumer protection functions of other regulatory agencies such as the Federal Trade Commission and has supervisory and limited examination authority over certain depository institutions and other financial institutions.  In 2015, the CFPB enacted rules that expand the scope of the CFPB’s supervisory and examination authority to include larger participants in the auto lending and leasing markets.  The rule became effective on August 31, 2015.  MBFS USA is considered such a larger participant and therefore has become subject to the supervisory and examination authority of the CFPB.  The CFPB has stated that it will seek to oversee compliance by such participants with federal consumer financial laws, including the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Consumer Leasing Act, and the Dodd-Frank Acts prohibition on unfair, deceptive, or abusive acts or practices.  Its examinations of such participants will focus, among other things, on whether participants are fairly marketing and disclosing finance terms, providing accurate information to credit bureaus, treating customers fairly when collecting debts and lending fairly.

The federal Consumer Leasing Act of 1976 and Regulation M, issued by the CFPB, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the Lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the lessee may terminate the Lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination.  All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a Lease relating to defective goods.  Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the Leases and may also apply to the Issuer as holder of the Exchange Note.  The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees.  In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance.  Courts have applied general equitable principles in litigation relating to repossession and deficiency balances.  These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

Many states have adopted “lemon laws” providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period.  Should any Leased Vehicle become subject to a lemon law, a lessee could compel the Titling Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease.  Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful.  To the extent a lessee is able to compel the Titling Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds.

Representations and warranties will be made in the Servicing Supplement that each Lease complied in all material respects at the time it was originated with applicable laws.  If any such representation and warranty proves to be incorrect with respect to a Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Supplement to deposit an amount equal to the Repurchase Payment in respect of that Lease into the Exchange Note Collection Account.  See “The Leases—Representations and Warranties” and “-MBFS USA Must Repurchase Certain Leases” for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the Leases.  For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related Lease is likely to be delayed.  In addition, a lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

The Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment.  Furthermore, under the Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the Lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days) or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days.  No early termination charge may be imposed on the lessee for such termination.  In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Leases that may be affected by these laws.  In addition, current military operations of the United States, including military operations in the Middle East and Asia, have persons in reserve status who have been called or will be called to active duty.  The foregoing laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the related lessee’s period of active duty status and, in some cases, may require the Servicer to extend the maturity of the Lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service.  Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the Lease and the related Leased Vehicle in a timely fashion.  If a lessee’s obligations to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes on the related Payment Date.

Material Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of Notes to investors who purchase Notes in an initial distribution and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the Notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Issuer will be provided with an opinion of Sidley Austin LLP, as federal tax counsel to the Issuer, regarding certain federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  Moreover, there are no cases or IRS rulings on similar transactions involving interests issued by an issuer with terms similar to those of the Notes.  As a result, the IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Unless otherwise specified, the following summary relates only to holders of Notes that are United States Persons.  If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes or Certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A holder of Notes that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of Notes, as the case may be.

Sidley Austin LLP, as federal tax counsel to the Issuer, is of the opinion that:

•	Assuming compliance with all of the provisions of the applicable Transaction Documents, for federal income tax purposes:

(1)	the Notes will be characterized as debt if held by persons other than the beneficial owner of the equity in the Issuer or an affiliate of such beneficial owner for such purposes; and

(2)	the Issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the Issuer will not be subject to an entity level tax for federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Tax Characterization of the Issuer

General.  In the opinion of Sidley Austin llp, federal tax counsel to the Issuer, the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the Issuer itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that all relevant parties comply with the terms of the Trust Agreement and related documents and that certain other conditions are met.

If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income.  The Issuer’s taxable income would include all its income on the leases and may possibly be reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The depositor will agree, and the Noteholders and beneficial owners of Notes will agree by their purchase of Notes or beneficial interests therein, as the case may be, to treat the Notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, the Notes will be classified as debt for federal income tax purposes.  The discussion below assumes that this characterization is correct.

Original Issue Discount, etc.  The discussion below assumes that any original issue discount on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is less than a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the Noteholder does not make an election to accrue all income from the Notes, all within the meaning of the original issue discount regulations.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  We suggest that you consult your tax advisor as to the operation of these rules.

Interest Income on the Notes.  Based on the foregoing assumptions, the Notes will not be considered to have been issued with original issue discount.  The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting.  Under the original issue discount regulations, a holder of a Note issued with a de minimis amount of original issue discount must include any original issue discount in income, as capital gain, on a pro rata basis, as principal payments are made on the Note.  A subsequent purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount and original issue discount previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note.  Any gain or loss will be capital gain or loss if the Note was held as a capital asset, excluding accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a Note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a Note.

Medicare Tax.  A 3.8% tax is imposed on the net investment income (which includes interest and net capital gains from the sale of certain debt instruments) of certain individuals, trusts and estates.  We suggest that prospective investors consult with their own tax advisors concerning the Medicare tax.

Foreign Holders.  Interest payments made, or accrued, to a Noteholder who is a Foreign Person for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax or withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a “10 percent shareholder” of the Issuer or the Depositor (including a holder of 10% of the outstanding Certificates, if any), a “controlled foreign corporation” with respect to which the Issuer or the depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (2) provides the Indenture Trustee or other person who is otherwise required to withhold United States tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, signed under penalty of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing the Foreign Person’s name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, provided by the Foreign Person that owns the Note.  If such interest is not portfolio interest, then it will be subject to 30% withholding unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI stating that interest paid is not subject to withholding because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.  If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates in the same manner as United States Persons.  In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

FATCA.  Under Sections 1471 through 1474 of the Internal Revenue Code and the Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), foreign financial institutions may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information relating to their U.S. account holders and investors to the IRS and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest and original issue discount, and on gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Non-financial foreign entities may also be required to provide a certification as to their U.S. owners in order to avoid FATCA withholding.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose new information reporting requirements and increase related penalties for U.S. persons.  Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA.  While the existence of such agreements will not eliminate the risk that Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding Notes through financial institutions in) those countries.

The FATCA withholding tax currently applies to payments of U.S. source income.  The IRS has issued regulations stating that the FATCA withholding tax will not be imposed with respect to gross proceeds from a disposition of equity or debt instruments of U.S. issuers with respect to payments made prior to January 1, 2019.

Prospective investors are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the Notes.

Backup Withholding.  Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt Noteholder fail to provide the required certification, the Issuer will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer.  If the Notes (whether some or all the classes of Notes) were treated as equity interests in a partnership, the Issuer would be treated as a “publicly traded partnership” if the Notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent thereof.  No effort will be made to monitor the Notes, and they may very well be so treated if considered equity.  A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income”.  The Issuer is not expected to qualify for the “qualifying income” exception.

If the Issuer were treated as a publicly traded partnership taxable as a corporation, the Issuer would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income.  Distributions on the Notes might not be deductible in computing the Issuer’s taxable income, and distributions to the Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings.  Such an entity-level tax could result in reduced distributions to Noteholders, or the Noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Foreign Persons could be subject to withholding tax regardless of whether the Issuer is taxed as a corporation or a partnership.

Alternatively, if the Issuer were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuer itself would not be subject to federal income tax, but Noteholders that were determined to be equity interests may have adverse federal income tax consequences.  For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income”, Foreign Persons would be subject to federal income tax (and could also be subject to the branch profits tax) and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all Noteholders treated as equity holders may have adverse timing and character consequences.

Because the Issuer will treat the Notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Related-Party Note Acquisition Considerations.  The U.S. Treasury Department and the IRS recently issued Treasury Regulations in proposed form that address the debt or equity treatment of instruments held by certain parties related to the Issuer.  In particular, in certain circumstances, a Note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the Note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links).  If these proposed Treasury Regulations are published as final in their current form or substantially similar form, it is expected that  any Notes treated as stock under these rules would be automatically converted back to debt when acquired by a beneficial owner that is not an applicable related party, although the application of the proposed Treasury Regulations in this regard is not entirely clear.  In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time, it is possible that such instrument could constitute equity in the Issuer for United States federal income tax purposes which could result in unexpected tax consequences.  In the event that such conversion results in a debt instrument, the tax treatment of such a Note may not be entirely clear and may have tax characteristics differing from Notes of the same class that were not previously held by a related party.  It is impossible to predict if or when the proposed Treasury Regulations may be adopted as final Treasury Regulations.  The proposed Treasury Regulations are complex and may be changed before they are finalized.  Prospective investors are urged to consult their tax advisors regarding the possible effects of the new rules.

Certain State Tax Consequences

Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

The federal and state tax discussions set forth above are included for information purposes only and may not be applicable depending upon a Noteholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA Considerations

Subject to the following discussion, the Notes may be acquired with the assets of a Plan.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan.  Certain governmental plans, although not subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, may be subject to a Similar Law that imposes similar requirements.  A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for these parties in interests or disqualified persons or for the fiduciaries of such Plans.

Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Plan that acquired Notes if assets of the Issuer were deemed to be assets of the Plan.  Under the Plan Assets Regulation, the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Internal Revenue Code only if the Plan acquired an “equity interest” in the Issuer and none of the exceptions to plan assets contained in the Plan Assets Regulation were applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Notes should be treated as indebtedness of the Issuer without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features.  The debt treatment of the Notes for ERISA purposes could change subsequent to their issuance if the Issuer incurs losses.  In the event of a withdrawal or downgrade to below investment grade of the rating of the Notes or a characterization of the Notes as other than indebtedness under applicable local law, the subsequent acquisition of the Notes or interest therein by a Plan or a governmental plan that is subject to Similar Law is prohibited.

However, without regard to whether the Notes are treated as an equity interest in the Issuer for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Depositor, the Servicer, the Administrator, any underwriter, the Owner Trustee, or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Plan.  Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the Notes by Plans—for example:

•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager”.

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the Notes by Plans.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the Notes, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

ERISA also imposes certain duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.  Plan fiduciaries must determine whether the acquisition and holding of Notes and the operations of the Issuer would result in prohibited transactions.

A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA, will be based on the particular investment needs of the Plan and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Moreover, any person considering an investment in the Notes on behalf of or with assets of a Plan should consult with counsel if the depositor, MBFS USA, the Servicer, an underwriter, the Indenture Trustee, the Owner Trustee, a provider of credit support or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding; or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to Similar Laws.  A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of a governmental or church plan considering a purchase of Notes should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of Notes should consult its tax and/or legal advisors regarding the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of Notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.  The general account regulations should not, however, adversely affect the applicability of PTCE 95‑60.

By acquiring a Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan or other employee benefit plan or arrangement, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring the Note (or interest therein) with the assets of a Plan or other employee benefit plan or arrangement that is subject to Similar Law; or (ii) the acquisition and holding of the Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law.

Neither the Issuer, the Servicer, the Administrator, any underwriter nor any of their respective affiliates, agents or employees will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in the Notes.  Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Internal Revenue Code or any Similar Law, the effect of the assets of the Issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Ratings

The Sponsor expects that the Notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the Sponsor to rate the Notes.  The ratings of the Notes will be based primarily upon the value of the Leases and the Leased Vehicles and the Reserve Fund.  There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that a rating with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.

The ratings of the Notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor.  The ratings of the Notes address the likelihood of the payment of principal of and interest on the Notes pursuant to their terms.

There can be no assurance as to whether any agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency.  A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.

None of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrator nor any of their respective affiliates will be required to monitor any changes to the ratings on the Notes.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and SMBC Nikko Securities America, Inc. are acting as representatives, and each of those underwriters has severally agreed to purchase, the initial principal amounts of Notes set forth opposite its name below:

Underwriters of the Notes	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Credit Agricole Securities (USA) Inc.	$110,000,000	$203,500,000	$157,500,000	$47,580,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	44,000,000	81,400,000	63,000,000	19,032,000
SMBC Nikko Securities America, Inc.	44,000,000	81,400,000	63,000,000	19,032,000
Deutsche Bank Securities Inc.	11,000,000	20,350,000	15,750,000	4,758,000
HSBC Securities (USA) Inc.	11,000,000	20,350,000	15,750,000	4,758,000
Total	$220,000,000	$407,000,000	$315,000,000	$95,160,000
The Depositor has been advised by the representatives of the underwriters that the underwriters propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus.  After the initial public offering of the Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus.  After the initial public offering of the Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as follows:

	Selling Concessions not to exceed(1)	Reallowance not to exceed

Class A-1 Notes	0.039%	0.020%
Class A-2 Notes	0.099%	0.050%
Class A-3 Notes	0.132%	0.066%
Class A-4 Notes	0.162%	0.081%

(1)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concessions they would otherwise be entitled to receive.

The depositor or its affiliates may initially retain some or all of one or more classes of notes.

The Notes are new issues of notes and there currently is no secondary market for the Notes.  The underwriters expect to make a secondary market for the Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the Notes will develop.  If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with MBFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee at the direction of the Servicer may, from time to time, invest the funds in the trust accounts in investments acquired from or issued by the underwriters or their affiliates.

MBFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Notes is subject to, among other things, the receipt of certain legal opinions.

None of MBFS USA, the Depositor, the Issuer, the underwriters nor any other party to the transaction makes any representation or agreement that it is undertaking or will have undertaken to comply with the risk retention requirements of, or take any other action (or refrain from taking any action) which may be required by investors for the purpose of their compliance with, the CRR, AIFMD or Solvency II.  Investors are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment compliance with the any such law or regulation.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the Notes being offered pursuant to this prospectus is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the Notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Notes.

The underwriters may make short sales in the Notes being sold in connection with an offering (i.e., they sell more Notes than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional Notes in the offering.  The underwriters must close out any naked short position by purchasing Notes in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Notes as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the Depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

EEA/UK Selling Restrictions

European Economic Area.  In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus and any accompanying free writing prospectus to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer or the Depositor for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Issuer, the Depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

United Kingdom.  Each underwriter has represented and agreed that:

•
it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Certain Investment Company Act Considerations

The Issuer is not registered as an “investment company” under the Investment Company Act.  In making this determination, the Issuer is relying on Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.

Certain Legal Investment Considerations

As of the Closing Date, the Issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Consumer Protection and Reform Act.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, will be passed upon for the Depositor, the Servicer and the Issuer by the general counsel of the Servicer and Sidley Austin llp, San Francisco, California.  Certain matters of Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Mayer Brown LLP, Chicago, Illinois, will act as counsel for the underwriters.

Glossary of Terms

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on leases and described under “Weighted Average Lives of the Notes”.

“ABS Tables” means the tables captioned “Percent of Initial Note Balance at Various ABS Percentages”.

“Accrual Period” means, with respect to (1) the Class A-1 Notes, the period from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the current Payment Date and (2) all other classes of Notes, the period from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Payment Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the administration agreement, dated as of October 1, 2016, among the Administrator, the Issuer and the Indenture Trustee.

“Administrative Agent” means U.S. Bank Trust National Association, in its capacity as administrative agent under the Collateral Agency Agreement.

“Administrator” means MBFS USA, in its capacity as administrator under the Administration Agreement.

“Aggregate Securitization Value” means the sum of the Securitization Values for each Lease and the related Leased Vehicle.

“AIFMD” means Article 17 of Directive 2011/61/EU or the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers together with Chapter 3, Section 5 of Commission Delegated Regulation (EU) 231/2013 of 19 December 2012 supplementing that Directive.

“ALG” means the Automotive Lease Guide.

“ALG Current Residual Value” means, for any Lease, the expected wholesale value of the related Leased Vehicle at its Maturity Date based on a residual value estimate of Book 5 (September edition) provided by ALG in September 2016.

“ALG Residual Value” means, for any Lease, the expected wholesale value of the related Leased Vehicle at its Maturity Date based on a residual value estimate provided by ALG at the time such Lease was originated.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, in its capacity as asset representations reviewer under the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means the asset representations review agreement, dated as of October 1, 2016, among the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer.

“Available Collections” means, for any Payment Date and the related Collection Period, all amounts received by the Issuer as payments on the Exchange Note, as described in clauses (2) through (4) under “The Exchange Note—Payments on the Exchange Note”.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of Available Collections and any Reserve Fund Draw Amount.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Base Monthly Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related lessee that provides a fixed internal rate of return, and amortizes the net capitalized cost of such Lease to the Contract Residual Value of the related Leased Vehicle over the lease term.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Michigan, the State of Illinois or the State of Minnesota, are authorized by law, regulation or executive order to be closed.

“Certificateholder” means any holder of the Certificates, which shall initially be MBFS USA.

“Certificates” means the asset backed certificates issued by the Issuer, which represent the residual interest in the Issuer.

“CFPB” means the Consumer Financial Protection Bureau.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” ” means the Issuer’s Class A-1 0.75000% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-2 Notes” means the  Issuer’s Class A-2 1.15% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-3 Notes” means the  Issuer’s Class A-3 1.35% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-4 Notes” means the Issuer’s Class A-4 1.52% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Clayton” means  Clayton Fixed Income Services LLC, a Delaware limited liability company, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about October 26, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agency Agreement” means the amended and restated collateral agency agreement, dated as of March 1, 2009, among the Titling Trust, the Administrative Agent, the Collateral Agent and the Lender.

“Collateral Agent” means Daimler Title Co., in its capacity as collateral agent under the Collateral Agency Agreement.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs).

“Collections” means, for any Payment Date and the related Collection Period, an amount equal to the sum of (1) the amounts received on the Reference Pool Assets deposited into the Exchange Note Collection Account, (2) Servicer Advances made by the Servicer, (3) Repurchase Payments and (4) in the case of an Optional Purchase, the Optional Purchase Price, provided, however, that (a) any amounts received with respect to a Lease for which a Repurchase Payment has been included in the Collections for any prior Collection Period and (b) any payments received on any Lease to the extent that the Servicer has previously made an Servicer Advance with respect to such Lease and is entitled to reimbursement from such payment, will be excluded.

“Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the related Base Monthly Payment.

“Contract Residual Value” means the value of the related Leased Vehicle at the related Maturity Date established or assigned by the Servicer at the time of origination of such Lease.

“Controlling Class” means the Notes outstanding.

“CRR” means Articles 404 – 410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013, known as the Capital Requirements Regulation, as supplemented by Commission Delegated Regulation (EU) No. 625/2014 and Commission Implementing Regulation (EU) No. 602/2014.

“Cutoff Date” means the close of business on August 31, 2016.

“Cutoff Date Aggregate Securitization Value” means the sum of the Securitization Values for each Lease and the related Leased Vehicle as of the Cutoff Date.

“Defaulted Lease” means a Lease with respect to which, at any time prior to the related Maturity Date, (1) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related due date, (2) such Lease has been identified by the Servicer as uncollectible, (3) the related Leased Vehicle has been repossessed and the related Lease has been terminated, (4) such Lease has been written off by the Servicer in accordance with its customary servicing procedures for writing off lease contracts for Leased Vehicles other than with respect to repossessions or (5) in respect of which the Servicer’s records, in accordance with its customary servicing practices, indicate that all insurance proceeds expected to be received have been received following a casualty or other loss with respect to the related Leased Vehicle.

“Defaulted Vehicle” means a Leased Vehicle related to a Defaulted Lease.

“Definitive Notes” means any Notes that are issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee.

“Deposit Date” means, for each Payment Date, the Business Day preceding such Payment Date.

“Depositor” means Daimler Trust Leasing LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the Indenture Trustee or the administrator, as applicable.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

“Distribution Account” means a trust account established by the Indenture Trustee in its name on behalf of the Noteholders, into which amounts released from the Exchange Note Collection Account and, when necessary, from the Reserve Fund, will be deposited and from which all distributions to the Noteholders will be made.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DOL” means the United States Department of Labor.

“DTC” means The Depository Trust Company and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“Eligible Account” means a trust account (1) maintained with a depository institution or trust company (i)(a) the short-term unsecured debt obligations of which are rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency or (b) having corporate trust powers and a long-term unsecured debt rating that is rated “investment grade” by each Rating Agency and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company or (2) maintained with the Indenture Trustee or Owner Trustee.

“Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from at least one Rating Agency and from each Rating Agency that rates such investment; and

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“Events of Default” under the Indenture will consist of the events specified under “Description of the Notes—Events of Default”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Note” means the exchange note (1) issued by the Titling Trust to the Lender, (2) sold by the Lender to the Depositor under the First-Tier Sale Agreement and (3) sold by the Depositor to the Issuer under the Second-Tier Sale Agreement, and which represents an indirect interest in the Reference Pool.

“Exchange Note Collection Account” means an account established by the Servicer at the Securities Intermediary under the Servicing Supplement into which amounts received in respect of the Reference Pool are deposited.

“Exchange Note Default” means each the events specified under “The Exchange Note—Exchange Note Default”.

“Exchange Note Interest Payment Amount” means, with respect to any Payment Date, an amount equal to the sum of (1) the interest accrued at the Exchange Note interest rate equal to 1.53% during the related interest period on the principal balance of the Exchange Note as of the first day of that interest period, plus (2) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior Payment Date, plus interest on such unpaid amount, to the extent permissible by law, at the Exchange Note interest rate.

“Exchange Note Principal Payment Amount” means an amount equal to the sum of (1) the difference between (a) the Aggregate Securitization Value of all Leases and related Leased Vehicles in the Reference Pool as of the close of business on the last day of the immediately preceding Collection Period, minus (b) the Aggregate Securitization Value of all Leases and related Leased Vehicles in the Reference Pool as of the close of business on the last day of the related Collection Period, plus (2) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior Payment Date; provided, that, for each Payment Date occurring on or after the final scheduled payment date for the Exchange Note or after the acceleration of the Exchange Note, the Exchange Note Principal Payment Amount will equal the entire outstanding principal balance of the Exchange Note as of such Payment Date.

“Exchange Note Supplement” means the supplement to the Collateral Agency Agreement, dated as of October 1, 2016, among the Titling Trust, the Administrative Agent, the Collateral Agent, the Lender, the Servicer, and the Indenture Trustee, under which the Exchange Note is issued.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Final Scheduled Payment Date” means for (i) the Class A-1 Notes, November 15, 2017, (ii) the Class A-2 Notes, January 15, 2019, (iii) the Class A-3 Notes, August 15, 2019 and (iv) the Class A-4 Notes, June 15, 2022.

“First Tier Sale Agreement” means the sale agreement, dated as of October 1, 2016, between MBFS USA and the Depositor, pursuant to which MBFS USA sells the Exchange Note to the Depositor.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person that is not a partnership.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom, as amended.

“Indenture” means the indenture, dated as of October 1, 2016, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank, as indenture trustee under the Indenture, and its successors in such capacity.

“Initial Beneficiary” means Daimler Trust Holdings LLC, a Delaware limited liability company, in its capacity as initial beneficiary under the Titling Trust Agreement.

“Initial Note Balance” means the amount set forth on the cover page of this prospectus above the Issuer’s name.

“Insolvency Event” means, with respect to any person, (1) the making of a general assignment for the benefit of creditors; (2) the filing of a voluntary petition in bankruptcy; (3) being adjudged as bankrupt or insolvent, or having had entered against such person an order for relief in any bankruptcy or insolvency proceeding; (4) the filing by such person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (5) the filing by such person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such person in any proceeding specified in clause (8) below; (6) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such person or of all or any substantial part of the assets of such person; (7) the failure by such person generally to pay its debts as such debts become due; (8) the failure to obtain dismissal within 90 days of the commencement of any proceeding against such person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such person or of such person’s assets or any substantial portion thereof; and (9) the taking of action by such person in furtherance of any of the foregoing.  The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.

“Insolvency Laws” means insolvency laws under the Bankruptcy Code or similar applicable state laws.

“Interest Carryover Shortfall Amount” means, with respect to any Payment Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Payment Date over the amount in respect of interest that is actually paid to the related holders of the Notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Payment Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Payment Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Payment Date.

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth on the cover page of this prospectus.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Issuer” means Mercedes-Benz Auto Lease Trust 2016-B, a Delaware statutory trust, and its successors.

“Leases” means the portfolio of motor vehicle retail lease contracts backed by the related Leased Vehicles allocated to the Reference Pool.

“Lease Balance” means, for any Lease, the present value of the remaining Base Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Contract Rate.

“Lease Default” means a default by the related lessee under a Lease.

“Leased Vehicles” means the new Mercedes-Benz passenger cars and sport utility vehicles allocated to the Reference Pool.

“Lender” means MBFS USA, in its capacity as Lender under the Collateral Agency Agreement, and its successors in such capacity.

“Liquidated Lease” means, with respect to any Collection Period, a Lease (1) in respect of which the related Leased Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease or (2) that terminated more than 120 days prior to the end of such Collection Period and the related Leased Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period.

“Liquidated Vehicle” means the Leased Vehicle related to a Defaulted Lease or a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Defaulted Lease or Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the related lessee) or other expenses incurred prior to repossession, recovery or return of the related Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of such Liquidated Vehicle that has been repossessed, recovered or returned or has reached its Maturity Date and expenses incurred in connection with making claims for any Liquidation Expenses and amounts required by applicable law or under the terms of the related Liquidated Lease to be remitted to the related lessee.

“LKE Program” means the like-kind exchange program established by MBFS USA.

“Matured Vehicle” means a Leased Vehicle with respect to a Lease that has reached its Maturity Date.

“Maturity Date” means the scheduled termination date specified in the related Lease.

“Maturity Date Purchase Option Amount” means an amount equal to (i) the sum of (a) the purchase option amount specified in the Lease, (b) the purchase option fee specified in the Lease, if any, (c) any other fees and taxes related to the purchase of the Leased Vehicle and (d) any due and unpaid payments and other charges under the Lease minus (ii) any concessions granted to the related lessee by MBFS USA.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, and its successors.

“MB USA” means Mercedes-Benz USA, LLC, a Delaware limited liability company, and its successors.

“Member States” means a country that is a member of the European Economic Area.

“Monthly Interest Distributable Amount” means, with respect to any Payment Date and any class of Notes, the interest due on that class of Notes for the related Accrual Period calculated based on the Interest Rate and the principal amount of that class of Notes on the preceding Payment Date after giving effect to all payments of principal to holders of that class of Notes on or prior to that Payment Date, or, in the case of the first Payment Date, on the original principal amount of that class of Notes as of the Closing Date.

“Monthly Remittance Condition” means that (1) MBFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG, (2) there exists no Servicer Default and (3) Daimler AG’s and MBFS USA’S short-term unsecured debt is rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency.

“Net Liquidation Proceeds” means gross amounts (other than administrative charges) received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Residual Value), the proceeds of any repossession, recovery or any collection effort, the proceeds of recourse or similar payments payable under the such Lease, receipt of net insurance proceeds, application of the related security deposit, the proceeds of any disposition fees or otherwise, net of related Liquidation Expenses.

“Nonrecoverable Advance” will mean an amount equal to a Servicer Advance that the Servicer determines in its sole discretion is not recoverable from payments made on or in respect of the related Lease (including from liquidation proceeds).

“Note Balance” means as of any date of determination, the aggregate principal amount of the Notes or of a class of Notes, as applicable.

“Note Owners” means the beneficial owners of the Notes.

“Noteholder” means any holder of a class of Notes.

“Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“OID” means original issue discount.

“OLA” means the Orderly Liquidation Authority.

“Optional Purchase” means the purchase by the Servicer, at its option, of the Exchange Note from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance, after giving effect to all principal payments on such Payment Date.

“Optional Purchase Price” means the purchase price for the Exchange Note, which will be equal to the unpaid principal amount of the Exchange Note plus accrued and unpaid interest as of the last day of the Collection Period relating to the Payment Date on which the Optional Purchase will occur; provided, that such amount may not be less than the Redemption Price for the Notes plus any amounts due to the servicer, the Owner Trustee and the Indenture Trustee on the related Payment Date.

“Other Exchange Note” means an exchange note secured by and paid principally from the leases and leased vehicles allocated to an Other Reference Pool, other than the Exchange Note transferred to the Issuer.

“Other Reference Pool” means a reference pool related to an Other Exchange Note.

“Outstanding Balance” means, with respect to a Lease, the present value of the remaining Base Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Contract Rate.

“Owner Trustee” means Wilmington Trust, National Association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Payment Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning November 15, 2016.

“Plan” means an employee benefit or other plan or arrangement (including an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold the “plan assets” of the foregoing.

“Plan Assets Regulation” means a regulation issued by the DOL set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Principal Distribution Amount” means the sum of the Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

“Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (1) the Note Balance of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) minus (2) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Class A Notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Notes to zero.

“Prohibited Transactions” means the transactions restricted under the Prohibited Transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.

“Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

“PTCE” means Prohibited Transaction Class Exemption.

“Pull-Ahead Payments” means any amounts deposited into the Exchange Note Collection Account with respect to any Lease terminated by the related lessee prior to its Maturity Date as described under “MBFS USA—Extensions and Pull-Ahead Programs”.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the Sponsor to assign ratings to the Notes.

“Record Date” means the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable, or, with respect to any Definitive Notes, the last Business Day of the month preceding the Payment Date or the redemption date, as applicable.

“Redemption Price” means the Note Balance of the Notes plus accrued and unpaid interest to but excluding the date of redemption.

“Reference Pool” means the portion of the revolving facility pool allocated to the Exchange Note.

“Reference Pool Assets” means the Leases and Leased Vehicles.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the difference between (1) the excess, if any, of (a) the Note Balance as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) over (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date less the Target Overcollateralization Amount and (2) the Priority Principal Distribution Amount, if any, with respect to that Payment Date.

“Regulation AB” means Regulation AB under the Securities Act.

“Regulations” means the Treasury regulations promulgated and proposed under the Internal Revenue Code.

“Relevant Member State” means a Member State of the European Economic Area which has implemented the Prospectus Directive.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“Repurchase Payment” means the amount required to be deposited by the Servicer into the Exchange Note Collection Account equal to the initial Securitization Value of a Lease required to be repurchased from the Reference Pool, less the principal portion of all payments made in respect of such Lease since the Cutoff Date, and including any interest accrued and unpaid with regard to such Lease.

“Required Payment Amount” means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through (3) under “Application of Available Funds—Priority of Payments”.

“Reserve Fund” means the segregated trust account established by the Servicer at the Securities Intermediary in the name of the Indenture Trustee, for the benefit of the Noteholders.

“Reserve Fund Amount” means the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Payment Date (or in the case of the first Payment Date, the Closing Date).

“Reserve Fund Deposit” means an amount equal $3,081,284.63 or 0.25% of the Cutoff Date Aggregate Securitization Value.

“Reserve Fund Draw Amount” means, for any Payment Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the Available Collections for that Payment Date; and

•	the Reserve Fund Amount;

provided, however, that, if on the last day of the related Collection Period the Reserve Fund Amount exceeds the Note Balance, the Reserve Fund Draw Amount for that Payment Date will equal the Reserve Fund Amount for that Payment Date.

“Reserve Fund Required Amount” will equal:

•	0.25% of the Cutoff Date Aggregate Securitization Value, or $3,081,284.63, or

•	on any Payment Date occurring on or after the date on which the Note Balance of the Notes has been reduced to zero, zero;

provided, that the required amount may not be greater than the aggregate principal amount of the Notes.

“Residual Value” means, with respect to a Leased Vehicle, the lowest of the Contract Residual Value, the ALG Residual Value and the ALG Current Residual Value.

“Sales Proceeds” means, with respect to a Leased Vehicle, all proceeds received from the sale of such Leased Vehicle, net of related disposition expenses (or an amount equal to the Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program).

“SEC” means the Securities and Exchange Commission, and its successors.

“Second Tier Sale Agreement” means the sale agreement, dated as of October 1, 2016, between the Depositor and the Issuer, pursuant to which the Depositor sells the Exchange Note to the Issuer.

“Securities” means collectively, the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank, as securities intermediary, and its successors in such capacity.

 “Securitization Rate” means, for any Lease and the related Leased Vehicle, the greater of (i) the Contract Rate set forth in the related lease agreement and (ii) 7.25%.

“Securitization Value” means with respect to any Lease (1) for each Lease as of the Cutoff Date, the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate Base Monthly Payments remaining on such Lease (including Base Monthly Payments due but not yet paid) and (b) the Residual Value of the related Leased Vehicle, (2) for each Lease that was not or did not become a Defaulted Lease or Liquidated Lease as of the last day of any Collection Period, the Securitization Value of such Lease as of the Cutoff Date less the principal portion of all payments made in respect of such Lease since the Cutoff Date and (3) (a) for each related Leased Vehicle repurchased by the Servicer during or prior to the Collection Period before its Maturity Date and (b) for each Lease that became a Liquidated Lease or a Defaulted Lease during or prior to the Collection Period before its Maturity Date, zero.

“Securityholder” means any Noteholder or Certificateholder.

“Servicer” means MBFS USA, and its successors, in its capacity as servicer under the Servicing Agreement and the Servicing Supplement.

“Servicer Advance” means an amount equal to the aggregate scheduled Base Monthly Payments due on a Lease but not received (or not received in full) during and prior to the related Collection Period.

“Servicer Default” under the Servicing Agreement and the Servicing Supplement will consist of the events specified under “Description of the Transaction Documents—Servicer Defaults”.

“Servicing Agreement” means the amended and restated servicing agreement, dated as of March 1, 2009, as amended by the supplement to the servicing agreement, dated as of October 1, 2016 (as amended or supplemented from time to time), each among the Titling Trust, the Collateral Agent and the Servicer.

“Servicing Fee” means the amount payable to the Servicer on each Payment Date, equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the First Payment Date) and the Aggregate Securitization Value as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Payment Date).

“Servicing Supplement” means the supplement to the Servicing Agreement entered into in connection with the issuance of the Exchange Note that sets forth any specific rights and duties of the Servicer related to the Reference Pool.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Solvency II” means Article 135(2) of Directive 2009/138/EC of November 25, 2009, known as Solvency II, as amended, together with Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 of 10 October 2014 supplementing that Directive.

“Specified Interest” means a beneficial interest in all or a portion of the revolving facility pool and other Titling Trust Assets.

“Specified Interest Certificate” means a certificate evidencing the Specified Interest.

“Sponsor” means MBFS USA.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 16.50% of the Cutoff Date Aggregate Securitization Value.

“Titling Trust” means Daimler Trust, a Delaware statutory trust, and its successors.

“Titling Trust Administrator” means MBFS USA, in its capacity as titling trust administrator under the Titling Trust Agreement.

“Titling Trust Agreement” means the titling trust agreement, dated as of June 18, 2007, as amended and restated as of August 1, 2007, as further amended and restated as of April 1, 2008, in each case, among the Titling Trust Administrator, the Initial Beneficiary and the Titling Trustee, as further amended by the amendment to the titling trust agreement, dated as of March 1, 2009.

“Titling Trust Assets” means the assets of the Titling Trust described under “The Titling Trust—General” in this prospectus.

“Titling Trustee” means BNY Mellon Trust of Delaware (f/k/a BNY Mellon Trust (Delaware)) (f/k/a The Bank of New York (Delaware), a Delaware banking corporation, as trustee under the Titling Trust Agreement.

“Transaction Documents” means the Exchange Note, the Titling Trust Agreement, the Indenture, the Trust Agreement, the Servicing Agreement, the Administration Agreement, the Collateral Agency Agreement, the Exchange Note Supplement, Asset Representations Review Agreement, the First Tier Sale Agreement and the Second Tier Sale Agreement.

“Transportation Act” means the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005, Pub. L. No. 109-59.

“Trust Agreement” means the amended and restated trust agreement, dated as of October 1, 2016, between the Depositor and the Owner Trustee.

“Trust Estate” means the property of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

“U.S. Bank” means U.S. Bank National Association, and its successors.

Appendix A

Mercedes-Benz Auto Lease Trust 2016-B

Static Pool Information for Prior Securitizations

This Appendix A sets forth in tabular format static pool information of specified pools of the leases and leased vehicles included in the lease securitizations of MBFS USA issued during the last five years. The information in this Appendix A consists of summary information about the original characteristics of the prior pools and prepayment, delinquency and loss data for the prior securitized pools as well as graphical presentation of the data.  Because MBFS USA regularly implements changes to various aspects of its origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the Reference Pool.  However, the prior pools are generally comparable since these changes have not been substantial and the leases in the prior pools were originated under the same general underwriting and purchasing policy framework as the Leases in the Reference Pool.  Nevertheless, prepayments, delinquencies and losses for the pool of Leases in the securitization transaction described in this prospectus may differ from the information shown in this Appendix A for prior securitized pools of leases, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations of MBFS USA.

Mercedes-Benz Auto Lease Trust 2011-A

Static Pool Data

Composition of the Portfolio of the Leases

(As of the Cutoff Date)

Closing Date	February 22, 2011
Cutoff Date	December 31, 2010
Cutoff Date Aggregate Securitization Value	$1,296,468,339.75
Number of Leases	33,526
Average Securitization Value	$38,670.53
Securitization Value Range	$18,933.54 to $137,961.77
Percentage Mercedes-Benz Passenger Cars	70.24%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	29.76%
Aggregate Residual Value	$841,154,047.62
Aggregate of Residual Values as a Percentage of the Cutoff Date
Securitization Value	64.88%
Average Residual Value	$25,089.60
Residual Value Range	$10,674.10 to $75,275.00
Aggregate of Discounted Residual Value(1) as a Percentage of
the Cutoff Date Aggregate Securitization Value	56.06%
Weighted Average Original Term(2)	38.77 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	26.23 months
Remaining Term Range	4 to 57 months
Weighted Average FICO® Score(2)	767.51
Range of FICO® Scores	651 to 886

(1)	Discounted by the greater of the contract rate and 6.75%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2011-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	265	0.79%	$13,602,451.58	1.05%
25 – 36	15,313	45.67	594,656,058.88	45.87
37 – 48	17,412	51.94	663,191,764.33	51.15
49 – 60	536	1.60	25,018,064.96	1.93
Total:	33,526	100.00%	$1,296,468,339.75	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	1,300	3.88%	$44,328,164.20	3.42%
13 – 24	12,987	38.74	446,075,545.07	34.41
25 – 36	18,161	54.17	747,411,997.05	57.65
37 – 48	1,039	3.10	55,742,881.52	4.30
49 – 60	39	0.12	2,909,751.91	0.22
Total:	33,526	100.00%	$1,296,468,339.75	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	8,469	25.26%	$323,868,380.71	24.98%
New York	6,003	17.91	237,696,259.97	18.33
Florida	3,950	11.78	149,144,903.72	11.50
New Jersey	3,726	11.11	141,353,246.85	10.90
Total:	22,148	66.06%	$852,062,791.25	65.71%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	8,593	25.63%	$352,717,924.14	27.21%
C Class	9,765	29.13	269,135,809.25	20.76
ML Class	5,146	15.35	180,929,519.37	13.96
S Class	2,074	6.19	152,239,713.56	11.74
GL Class	2,699	8.05	132,066,288.75	10.19
Total:	28,277	84.35%	$1,087,089,255.07	83.86%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2011-A (“MBALT 2011-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2011-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2011-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	12/31/2010	1,296,468,339.75	1.00	1,296,468,339.75	1.00
1	02/28/2011	1,251,626,201.35	0.97	1,253,027,884.23	0.97
2	03/31/2011	1,229,450,822.96	0.95	1,227,214,240.47	0.95
3	04/30/2011	1,205,584,000.33	0.93	1,200,821,211.61	0.93
4	05/31/2011	1,180,480,394.23	0.91	1,170,244,128.51	0.90
5	06/30/2011	1,153,266,888.63	0.89	1,140,235,067.58	0.88
6	07/31/2011	1,124,487,223.97	0.87	1,109,561,052.36	0.86
7	08/31/2011	1,086,564,903.33	0.84	1,074,751,332.19	0.83
8	09/30/2011	1,048,031,575.01	0.81	1,042,010,979.64	0.80
9	10/31/2011	1,010,646,449.08	0.78	1,009,549,549.45	0.78
10	11/30/2011	966,506,353.43	0.75	968,824,511.61	0.75
11	12/31/2011	927,395,411.25	0.72	927,079,592.79	0.72
12	01/31/2012	888,445,684.55	0.69	886,045,236.92	0.68
13	02/29/2012	840,040,636.29	0.65	849,416,666.75	0.66
14	03/31/2012	792,265,861.99	0.61	805,585,450.49	0.62
15	04/30/2012	748,715,647.91	0.58	765,258,680.18	0.59
16	05/31/2012	701,044,037.87	0.54	721,156,843.02	0.56
17	06/30/2012	659,894,030.30	0.51	676,721,316.18	0.52
18	07/31/2012	620,573,826.07	0.48	634,560,092.64	0.49
19	08/31/2012	579,364,814.94	0.45	591,890,020.11	0.46
20	09/30/2012	534,559,230.23	0.41	551,694,719.85	0.43
21	10/31/2012	493,134,247.34	0.38	503,818,987.48	0.39
22	11/30/2012	444,634,525.27	0.34	459,629,243.43	0.35
23	12/31/2012	392,429,545.81	0.30	410,195,789.89	0.32
24	01/31/2013	355,142,066.67	0.27	367,988,284.95	0.28
25	02/28/2013	312,578,008.84	0.24	323,497,397.89	0.25	*

*
The Servicer exercised its option to purchase the 2011-A exchange note on the first payment date on which the aggregate principal balance of the 2011-A notes was 10% or less of the aggregate principal balance of the 2011-A notes as of the closing date.

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2011-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	12/31/2010	–	–
1	02/28/2011	0.28%	84.71%
2	03/31/2011	0.39%	116.00%
3	04/30/2011	0.43%	125.42%
4	05/31/2011	0.53%	139.65%
5	06/30/2011	0.59%	137.18%
6	07/31/2011	0.65%	132.00%
7	08/31/2011	0.67%	119.67%
8	09/30/2011	0.68%	107.94%
9	10/31/2011	0.72%	101.16%
10	11/30/2011	0.78%	98.00%
11	12/31/2011	0.83%	100.24%
12	01/31/2012	0.88%	101.66%
13	02/29/2012	0.83%	93.91%
14	03/31/2012	0.84%	91.82%
15	04/30/2012	0.84%	90.33%
16	05/31/2012	0.84%	88.62%
17	06/30/2012	0.87%	90.83%
18	07/31/2012	0.90%	92.61%
19	08/31/2012	0.92%	93.50%
20	09/30/2012	0.91%	91.09%
21	10/31/2012	0.95%	94.46%
22	11/30/2012	0.94%	91.97%
23	12/31/2012	0.92%	89.94%
24	01/31/2013	0.92%	92.14%
25	02/28/2013	0.91%	92.55%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2011-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1		1,253,027,884.23	1,788,037.56	46	0.14%	259,394.04	6	0.02%	—	0	0.00%	0.00	0	0.00%
2		1,227,214,240.47	1,825,883.76	44	0.15%	245,409.01	7	0.02%	45,738.61	1	0.00%	0.00	0	0.00%
3		1,200,821,211.61	1,923,451.91	54	0.16%	454,041.63	11	0.04%	176,941.53	5	0.01%	0.00	0	0.00%
4		1,170,244,128.51	1,887,703.83	50	0.16%	196,675.57	6	0.02%	152,776.34	5	0.01%	0.00	0	0.00%
5		1,140,235,067.58	2,311,626.83	65	0.20%	383,129.33	8	0.03%	82,152.46	2	0.01%	0.00	0	0.00%
6		1,109,561,052.36	2,894,694.88	79	0.26%	448,167.30	13	0.04%	33,145.72	1	0.00%	0.00	0	0.00%
7		1,074,751,332.19	2,760,529.84	74	0.26%	886,367.50	22	0.08%	149,433.62	5	0.01%	0.00	0	0.00%
8		1,042,010,979.64	3,049,879.68	87	0.29%	666,514.23	15	0.06%	342,656.96	8	0.03%	0.00	0	0.00%
9		1,009,549,549.45	2,264,351.80	69	0.22%	521,462.63	13	0.05%	96,608.11	2	0.01%	0.00	0	0.00%
10		968,824,511.61	3,156,506.14	84	0.33%	627,899.40	19	0.06%	181,985.41	6	0.02%	0.00	0	0.00%
11		927,079,592.79	3,505,566.53	99	0.38%	534,908.99	13	0.06%	351,416.72	9	0.04%	0.00	0	0.00%
12		886,045,236.92	2,818,462.55	81	0.32%	720,053.13	21	0.08%	243,566.49	7	0.03%	0.00	0	0.00%
13		849,416,666.75	3,079,315.09	98	0.36%	746,833.71	20	0.09%	142,637.20	4	0.02%	0.00	0	0.00%
14		805,585,450.49	2,619,674.81	73	0.33%	423,793.41	15	0.05%	184,481.90	6	0.02%	0.00	0	0.00%
15		765,258,680.18	2,678,684.76	86	0.35%	729,788.16	17	0.10%	134,553.73	5	0.02%	0.00	0	0.00%
16		721,156,843.02	2,468,511.97	85	0.34%	506,431.37	16	0.07%	227,230.69	6	0.03%	0.00	0	0.00%
17		676,721,316.18	3,607,711.06	116	0.53%	511,935.55	18	0.08%	131,137.42	5	0.02%	0.00	0	0.00%
18		634,560,092.64	3,063,560.99	97	0.48%	892,223.24	26	0.14%	220,753.36	8	0.03%	0.00	0	0.00%
19		591,890,020.11	2,357,010.72	76	0.40%	766,095.52	27	0.13%	348,263.91	10	0.06%	0.00	0	0.00%
20		551,694,719.85	2,855,399.02	93	0.52%	539,432.82	20	0.10%	234,004.09	8	0.04%	0.00	0	0.00%
21		503,818,987.48	2,028,138.24	67	0.40%	650,535.85	23	0.13%	139,126.97	5	0.03%	0.00	0	0.00%
22		459,629,243.43	3,040,874.03	102	0.66%	549,843.01	18	0.12%	277,988.91	11	0.06%	0.00	0	0.00%
23		410,195,789.89	2,192,066.51	71	0.53%	830,139.41	26	0.20%	213,291.84	7	0.05%	0.00	0	0.00%
24		367,988,284.95	1,791,128.48	64	0.49%	822,550.96	24	0.22%	369,968.93	10	0.10%	0.00	0	0.00%
25		323,497,397.89	2,027,323.15	64	0.63%	455,943.75	17	0.14%	254,207.03	7	0.08%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2011-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	02/28/2011	667,180.10	688,463.69	(21,283.59)	(21,283.59)	(0.002)%
2	03/31/2011	377,334.23	233,828.90	143,505.33	122,221.74	0.009%
3	04/30/2011	361,805.57	307,478.24	54,327.33	176,549.07	0.014%
4	05/31/2011	939,211.63	836,820.11	102,391.52	278,940.59	0.022%
5	06/30/2011	442,425.45	224,681.73	217,743.72	496,684.31	0.038%
6	07/31/2011	575,679.56	452,527.84	123,151.72	619,836.03	0.048%
7	08/31/2011	773,907.80	763,952.61	9,955.19	629,791.22	0.049%
8	09/30/2011	1,331,064.15	1,257,866.52	73,197.63	702,988.85	0.054%
9	10/31/2011	1,062,574.89	628,296.45	434,278.44	1,137,267.29	0.088%
10	11/30/2011	720,637.64	887,816.95	(167,179.31)	970,087.98	0.075%
11	12/31/2011	977,329.10	982,294.47	(4,965.37)	965,122.61	0.074%
12	01/31/2012	781,499.65	605,203.25	176,296.40	1,141,419.01	0.088%
13	02/29/2012	523,898.56	697,469.70	(173,571.14)	967,847.87	0.075%
14	03/31/2012	678,187.04	889,061.59	(210,874.55)	756,973.32	0.058%
15	04/30/2012	553,111.90	652,103.24	(98,991.34)	657,981.98	0.051%
16	05/31/2012	943,851.86	813,188.77	130,663.09	788,645.07	0.061%
17	06/30/2012	663,801.66	632,095.82	31,705.84	820,350.91	0.063%
18	07/31/2012	506,582.21	714,233.77	(207,651.56)	612,699.35	0.047%
19	08/31/2012	769,840.86	573,296.18	196,544.68	809,244.03	0.062%
20	09/30/2012	580,211.64	614,803.27	(34,591.63)	774,652.40	0.060%
21	10/31/2012	590,798.76	679,506.28	(88,707.52)	685,944.88	0.053%
22	11/30/2012	978,561.24	1,162,533.21	(183,971.97)	501,972.91	0.039%
23	12/31/2012	2,005,532.67	2,150,168.10	(144,635.43)	357,337.48	0.028%
24	01/31/2013	1,194,166.87	1,323,264.29	(129,097.42)	228,240.06	0.018%
25	02/28/2013	713,405.21	430,866.20	282,539.01	510,779.07	0.039%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	02/28/2011	7,119,707.84	8,014,386.93	(894,679.09)	(894,679.09)	(0.069)%
2	03/31/2011	6,517,629.56	7,347,105.33	(829,475.77)	(1,724,154.86)	(0.133)%
3	04/30/2011	8,216,669.68	9,389,473.90	(1,172,804.22)	(2,896,959.08)	(0.223)%
4	05/31/2011	10,571,548.45	12,157,452.36	(1,585,903.91)	(4,482,862.99)	(0.346)%
5	06/30/2011	11,093,216.76	12,665,835.05	(1,572,618.29)	(6,055,481.28)	(0.467)%
6	07/31/2011	12,136,278.60	13,630,589.02	(1,494,310.42)	(7,549,791.70)	(0.582)%
7	08/31/2011	16,481,851.68	18,348,550.88	(1,866,699.20)	(9,416,490.90)	(0.726)%
8	09/30/2011	13,820,180.23	15,776,524.77	(1,956,344.54)	(11,372,835.44)	(0.877)%
9	10/31/2011	13,606,848.37	15,348,145.18	(1,741,296.81)	(13,114,132.25)	(1.012)%
10	11/30/2011	21,902,588.36	25,352,331.20	(3,449,742.84)	(16,563,875.09)	(1.278)%
11	12/31/2011	23,222,519.49	26,539,079.09	(3,316,559.60)	(19,880,434.69)	(1.533)%
12	01/31/2012	23,935,131.32	27,392,849.90	(3,457,718.58)	(23,338,153.27)	(1.800)%
13	02/29/2012	21,251,955.80	24,569,308.72	(3,317,352.92)	(26,655,506.19)	(2.056)%
14	03/31/2012	28,175,503.81	31,054,168.23	(2,878,664.42)	(29,534,170.61)	(2.278)%
15	04/30/2012	25,363,215.61	28,645,368.29	(3,282,152.68)	(32,816,323.29)	(2.531)%
16	05/31/2012	28,911,816.49	34,962,001.21	(6,050,184.72)	(38,866,508.01)	(2.998)%
17	06/30/2012	29,786,378.32	36,800,449.55	(7,014,071.23)	(45,880,579.24)	(3.539)%
18	07/31/2012	28,326,619.71	34,817,209.98	(6,490,590.27)	(52,371,169.51)	(4.040)%
19	08/31/2012	29,448,852.13	35,258,092.41	(5,809,240.28)	(58,180,409.79)	(4.488)%
20	09/30/2012	28,566,282.14	33,613,510.78	(5,047,228.64)	(63,227,638.43)	(4.877)%
21	10/31/2012	36,052,488.91	42,266,306.23	(6,213,817.32)	(69,441,455.75)	(5.356)%
22	11/30/2012	32,711,740.31	37,944,916.71	(5,233,176.40)	(74,674,632.15)	(5.760)%
23	12/31/2012	37,632,791.43	43,269,098.05	(5,636,306.62)	(80,310,938.77)	(6.195)%
24	01/31/2013	32,997,548.36	37,620,619.45	(4,623,071.09)	(84,934,009.86)	(6.551)%
25	02/28/2013	37,286,294.80	41,293,101.30	(4,006,806.50)	(88,940,816.36)	(6.860)%

Mercedes-Benz Auto Lease Trust 2011-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	November 16, 2011
Cutoff Date	September 30, 2011
Cutoff Date Aggregate Securitization Value	$1,310,000,709.82
Number of Leases	32,877
Average Securitization Value	$39,845.51
Securitization Value Range	$8,289.19 to $142,092.60
Percentage Mercedes-Benz Passenger Cars	69.59%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	30.39%
Percentage Smart Automobiles	0.03%
Aggregate Residual Value	$904,209,088.10
Aggregate of Residual Values as a Percentage of the Cutoff Date
Securitization Value	69.02%
Average Residual Value	$27,502.79
Residual Value Range	$6,406.00 to $89,621.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	59.12%
Weighted Average Original Term(2)	37.04 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	25.87 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	768.18
Range of FICO® Scores	651 to 884

(1)	Discounted by the greater of the contract rate and 7.50%.

(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2011-B.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	1,932	5.88%	$83,015,255.26	6.34%
25 – 36	18,742	57.01	712,585,660.13	54.40
37 – 48	11,615	35.33	485,567,854.77	37.07
49 – 60	588	1.79	28,831,939.66	2.20
Total:	32,877	100.00%	$1,310,000,709.82	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	533	1.62%	$19,314,655.57	1.47%
13 – 24	15,758	47.93	570,859,434.74	43.58
25 – 36	12,999	39.54	561,616,741.32	42.87
37 – 48	3,513	10.69	153,705,935.23	11.73
49 – 60	74	0.23	4,503,942.96	0.34
Total:	32,877	100.00%	$1,310,000,709.82	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	8,424	25.62%	$327,479,253.85	25.00%
New York	6,052	18.41	242,842,711.07	18.54
New Jersey	3,770	11.47	147,481,392.16	11.26
Florida	3,549	10.79	141,139,003.02	10.77
Total:	21,795	66.29%	$858,942,360.10	65.57%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	9,742	29.63%	$412,418,653.35	31.48%
C Class	9,623	29.27	273,308,024.80	20.86
ML Class	5,496	16.72	201,487,338.48	15.38
S Class	1,984	6.03	144,148,015.92	11.00
GL Class	2,459	7.48	125,157,070.24	9.55
Total:	29,304	89.13%	$1,156,519,102.79	88.27%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2011-B (“MBALT 2011-B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2011-B
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2011-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	09/30/2011	1,310,000,709.82	1.00	1,310,000,709.82	1.00
1	11/30/2011	1,269,465,501.57	0.97	1,265,780,598.41	0.97
2	12/31/2011	1,249,283,129.32	0.95	1,240,259,460.00	0.95
3	01/31/2012	1,228,637,766.19	0.94	1,215,633,175.40	0.93
4	02/29/2012	1,208,022,270.28	0.92	1,193,593,486.34	0.91
5	03/31/2012	1,187,177,828.18	0.91	1,170,087,642.01	0.89
6	04/30/2012	1,164,285,173.29	0.89	1,144,585,578.74	0.87
7	05/31/2012	1,139,228,438.01	0.87	1,117,460,569.85	0.85
8	06/30/2012	1,112,110,048.24	0.85	1,084,609,752.64	0.83
9	07/31/2012	1,082,662,359.16	0.83	1,051,331,294.56	0.80
10	08/31/2012	1,050,277,030.05	0.80	1,016,783,114.80	0.78
11	09/30/2012	1,006,173,373.76	0.77	983,152,327.38	0.75
12	10/31/2012	952,994,371.25	0.73	939,179,930.69	0.72
13	11/30/2012	902,984,602.64	0.69	892,772,735.82	0.68
14	12/31/2012	838,274,741.14	0.64	839,255,313.42	0.64
15	01/31/2013	775,637,677.28	0.59	789,038,375.63	0.60
16	02/28/2013	710,811,618.73	0.54	738,541,252.79	0.56
17	03/31/2013	650,653,543.74	0.50	682,703,311.27	0.52
18	04/30/2013	599,750,871.69	0.46	638,407,280.31	0.49
19	05/31/2013	552,542,138.81	0.42	594,725,473.56	0.45
20	06/30/2013	510,732,943.73	0.39	555,356,919.96	0.42
21	07/31/2013	470,412,384.67	0.36	513,288,318.83	0.39
22	08/31/2013	427,974,545.30	0.33	472,678,361.43	0.36
23	09/30/2013	381,593,740.44	0.29	431,057,800.72	0.33
24	10/31/2013	339,553,080.12	0.26	387,618,572.27	0.30
25	11/30/2013	293,724,167.59	0.22	343,354,330.29	0.26	*

*
The Servicer exercised its option to purchase the 2011-B exchange note on the first payment date on which the aggregate principal balance of the 2011-B notes was 10% or less of the aggregate principal balance of the 2011-B notes as of the closing date.

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2011-B.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	09/30/2011	–	–
1	11/30/2011	0.45%	142.01%
2	12/31/2011	0.54%	167.62%
3	01/31/2012	0.56%	172.64%
4	02/29/2012	0.54%	164.44%
5	03/31/2012	0.55%	163.42%
6	04/30/2012	0.57%	158.57%
7	05/31/2012	0.61%	151.21%
8	06/30/2012	0.68%	151.02%
9	07/31/2012	0.75%	146.28%
10	08/31/2012	0.81%	139.85%
11	09/30/2012	0.80%	122.70%
12	10/31/2012	0.81%	111.45%
13	11/30/2012	0.83%	107.72%
14	12/31/2012	0.80%	99.30%
15	01/31/2013	0.75%	90.73%
16	02/28/2013	0.69%	81.12%
17	03/31/2013	0.69%	78.46%
18	04/30/2013	0.67%	74.33%
19	05/31/2013	0.66%	72.20%
20	06/30/2013	0.66%	70.80%
21	07/31/2013	0.68%	72.00%
22	08/31/2013	0.67%	70.31%
23	09/30/2013	0.64%	65.68%
24	10/31/2013	0.64%	65.16%
25	11/30/2013	0.60%	61.09%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2011-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
		1,310,000,709.82
1	11/30/2011	1,265,780,598.41	1,723,290.20	40	0.14%	227,840.98	5	0.02%	—	0	0.00%	0.00	0	0.00%
2	12/31/2011	1,240,259,460.00	1,432,745.54	39	0.12%	424,847.47	10	0.03%	34,194.81	1	0.00%	0.00	0	0.00%
3	01/31/2012	1,215,633,175.40	1,491,626.64	36	0.12%	249,707.40	7	0.02%	163,438.93	4	0.01%	0.00	0	0.00%
4	02/29/2012	1,193,593,486.34	1,870,285.89	49	0.16%	407,658.91	7	0.03%	116,819.61	3	0.01%	0.00	0	0.00%
5	03/31/2012	1,170,087,642.01	1,326,495.67	40	0.11%	351,917.82	9	0.03%	203,464.17	4	0.02%	0.00	0	0.00%
6	04/30/2012	1,144,585,578.74	1,676,301.21	45	0.15%	250,867.21	9	0.02%	154,348.79	3	0.01%	0.00	0	0.00%
7	05/31/2012	1,117,460,569.85	2,404,743.99	61	0.22%	442,531.90	11	0.04%	50,742.99	2	0.00%	0.00	0	0.00%
8	06/30/2012	1,084,609,752.64	2,421,446.60	63	0.22%	542,642.80	14	0.05%	156,123.58	4	0.01%	0.00	0	0.00%
9	07/31/2012	1,051,331,294.56	2,358,884.98	62	0.22%	339,006.39	9	0.03%	208,302.87	4	0.02%	0.00	0	0.00%
10	08/31/2012	1,016,783,114.80	2,234,933.84	59	0.22%	873,483.31	23	0.09%	142,014.61	4	0.01%	0.00	0	0.00%
11	09/30/2012	983,152,327.38	3,139,949.94	87	0.32%	725,009.85	20	0.07%	255,086.74	7	0.03%	0.00	0	0.00%
12	10/31/2012	939,179,930.69	2,976,362.33	86	0.32%	690,194.47	19	0.07%	119,005.95	4	0.01%	0.00	0	0.00%
13	11/30/2012	892,772,735.82	3,225,769.17	97	0.36%	715,262.54	21	0.08%	214,305.86	6	0.02%	0.00	0	0.00%
14	12/31/2012	839,255,313.42	3,415,854.06	100	0.41%	574,934.88	19	0.07%	372,409.75	10	0.04%	0.00	0	0.00%
15	01/31/2013	789,038,375.63	2,165,036.15	65	0.27%	1,382,465.64	38	0.18%	394,292.36	13	0.05%	0.00	0	0.00%
16	02/28/2013	738,541,252.79	2,346,684.19	72	0.32%	737,026.61	25	0.10%	435,324.73	11	0.06%	0.00	0	0.00%
17	03/31/2013	682,703,311.27	2,291,923.31	73	0.34%	662,005.18	19	0.10%	299,829.85	9	0.04%	0.00	0	0.00%
18	04/30/2013	638,407,280.31	1,416,321.23	45	0.22%	556,502.33	20	0.09%	299,726.37	8	0.05%	0.00	0	0.00%
19	05/31/2013	594,725,473.56	2,196,077.91	64	0.37%	398,340.58	14	0.07%	144,688.37	5	0.02%	0.00	0	0.00%
20	06/30/2013	555,356,919.96	1,882,248.07	58	0.34%	604,953.30	20	0.11%	100,302.10	3	0.02%	0.00	0	0.00%
21	07/31/2013	513,288,318.83	1,812,927.01	53	0.35%	460,587.81	12	0.09%	19,995.99	1	0.00%	0.00	0	0.00%
22	08/31/2013	472,678,361.43	1,634,876.98	47	0.35%	629,531.51	17	0.13%	53,632.52	2	0.01%	0.00	0	0.00%
23	09/30/2013	431,057,800.72	2,204,944.42	68	0.51%	449,899.19	13	0.10%	205,152.80	6	0.05%	0.00	0	0.00%
24	10/31/2013	387,618,572.27	1,635,719.46	53	0.42%	426,992.52	13	0.11%	100,614.14	3	0.03%	0.00	0	0.00%
25	11/30/2013	343,354,330.29	1,545,579.82	45	0.45%	399,738.28	12	0.12%	211,839.36	6	0.06%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2011-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	11/30/2011	1,232,776.62	1,346,601.74	(113,825.12)	(113,825.12)	(0.009)%
2	12/31/2011	391,874.60	334,460.92	57,413.68	(56,411.44)	(0.004)%
3	01/31/2012	860,216.92	905,353.76	(45,136.84)	(101,548.28)	(0.008)%
4	02/29/2012	620,357.85	380,657.36	239,700.49	138,152.21	0.011%
5	03/31/2012	720,155.90	661,034.97	59,120.93	197,273.14	0.015%
6	04/30/2012	511,512.64	365,496.89	146,015.75	343,288.89	0.026%
7	05/31/2012	654,746.98	596,981.07	57,765.91	401,054.80	0.031%
8	06/30/2012	660,493.32	783,822.16	(123,328.84)	277,725.96	0.021%
9	07/31/2012	698,844.22	641,652.91	57,191.31	334,917.27	0.026%
10	08/31/2012	885,826.06	999,854.90	(114,028.84)	220,888.43	0.017%
11	09/30/2012	541,661.65	411,091.98	130,569.67	351,458.10	0.027%
12	10/31/2012	1,020,870.22	746,557.84	274,312.38	625,770.48	0.048%
13	11/30/2012	1,793,209.39	1,936,441.50	(143,232.11)	482,538.37	0.037%
14	12/31/2012	3,464,920.16	4,281,930.00	(817,009.84)	(334,471.47)	(0.026)%
15	01/31/2013	2,152,237.87	2,316,096.54	(163,858.67)	(498,330.14)	(0.038)%
16	02/28/2013	928,797.20	802,294.16	126,503.04	(371,827.10)	(0.028)%
17	03/31/2013	1,118,646.05	818,361.69	300,284.36	(71,542.74)	(0.005)%
18	04/30/2013	710,148.40	752,401.85	(42,253.45)	(113,796.19)	(0.009)%
19	05/31/2013	663,615.80	689,740.39	(26,124.59)	(139,920.78)	(0.011)%
20	06/30/2013	467,267.25	576,810.93	(109,543.68)	(249,464.46)	(0.019)%
21	07/31/2013	504,862.55	520,091.39	(15,228.84)	(264,693.30)	(0.020)%
22	08/31/2013	274,339.70	490,254.73	(215,915.03)	(480,608.33)	(0.037)%
23	09/30/2013	518,301.47	472,833.54	45,467.93	(435,140.40)	(0.033)%
24	10/31/2013	661,307.53	310,750.18	350,557.35	(84,583.05)	(0.006)%
25	11/30/2013	228,376.99	233,499.19	(5,122.20)	(89,705.25)	(0.007)%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	11/30/2011	10,322,047.56	11,857,984.14	(1,535,936.58)	(1,535,936.58)	(0.117)%
2	12/31/2011	7,849,035.26	9,141,344.87	(1,292,309.61)	(2,828,246.19)	(0.216)%
3	01/31/2012	7,332,638.89	8,643,639.71	(1,311,000.82)	(4,139,247.01)	(0.316)%
4	02/29/2012	5,446,992.00	6,284,916.21	(837,924.21)	(4,977,171.22)	(0.380)%
5	03/31/2012	6,797,489.82	7,271,626.11	(474,136.29)	(5,451,307.51)	(0.416)%
6	04/30/2012	8,556,677.33	9,183,182.65	(626,505.32)	(6,077,812.83)	(0.464)%
7	05/31/2012	10,068,145.25	11,300,397.37	(1,232,252.12)	(7,310,064.95)	(0.558)%
8	06/30/2012	15,909,540.86	19,408,259.28	(3,498,718.42)	(10,808,783.37)	(0.825)%
9	07/31/2012	15,754,043.20	19,173,892.17	(3,419,848.97)	(14,228,632.34)	(1.086)%
10	08/31/2012	17,834,659.14	21,249,107.65	(3,414,448.51)	(17,643,080.85)	(1.347)%
11	09/30/2012	18,459,328.74	20,881,245.01	(2,421,916.27)	(20,064,997.12)	(1.532)%
12	10/31/2012	27,522,547.10	30,494,515.00	(2,971,967.90)	(23,036,965.02)	(1.759)%
13	11/30/2012	29,454,664.76	32,080,735.51	(2,626,070.75)	(25,663,035.77)	(1.959)%
14	12/31/2012	35,444,371.74	39,171,863.88	(3,727,492.14)	(29,390,527.91)	(2.244)%
15	01/31/2013	35,328,389.24	38,002,806.18	(2,674,416.94)	(32,064,944.85)	(2.448)%
16	02/28/2013	37,839,943.06	39,395,720.94	(1,555,777.88)	(33,620,722.73)	(2.566)%
17	03/31/2013	43,232,890.33	44,684,988.74	(1,452,098.41)	(35,072,821.14)	(2.677)%
18	04/30/2013	32,061,957.35	35,249,656.38	(3,187,699.03)	(38,260,520.17)	(2.921)%
19	05/31/2013	32,284,785.10	36,236,951.89	(3,952,166.79)	(42,212,686.96)	(3.222)%
20	06/30/2013	29,161,540.87	32,860,076.75	(3,698,535.88)	(45,911,222.84)	(3.505)%
21	07/31/2013	31,854,317.59	36,243,920.01	(4,389,602.42)	(50,300,825.26)	(3.840)%
22	08/31/2013	31,596,218.57	35,333,784.56	(3,737,565.99)	(54,038,391.25)	(4.125)%
23	09/30/2013	33,138,860.96	37,284,087.65	(4,145,226.69)	(58,183,617.94)	(4.441)%
24	10/31/2013	35,183,048.23	37,791,591.59	(2,608,543.36)	(60,792,161.30)	(4.641)%
25	11/30/2013	37,546,651.35	39,442,826.37	(1,896,175.02)	(62,688,336.32)	(4.785)%

Mercedes-Benz Auto Lease Trust 2012-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	March 22, 2012
Cutoff Date	January 31, 2012
Cutoff Date Aggregate Securitization Value	$1,697,643,474.41
Number of Leases	45,053
Average Securitization Value	$37,681.03
Securitization Value Range	$6,812.59 to $146,409.25
Percentage Mercedes-Benz Passenger Cars	68.44%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	31.54%
Percentage Smart Automobiles	0.01%
Aggregate Residual Value	$1,139,551,610.25
Aggregate of Residual Values as a Percentage of the Cutoff Date	67.13%
Average Residual Value	$25,293.58
Residual Value Range	$4,160.00 to $91,303.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	58.91%
Weighted Average Original Term(2)	37.41 months
Original Term Range	13 to 60 months
Weighted Average Remaining Term(2)	25.04 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	770.55
Range of FICO® Scores	651 to 900

(1)	Discounted by the greater of the contract rate and 6.50%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2012-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	1,889	4.19%	$74,143,447.18	4.37%
25 – 36	25,518	56.64	946,862,260.14	55.78
37 – 48	16,353	36.30	622,748,917.18	36.68
49 – 60	1,293	2.87	53,888,849.91	3.17
Total:	45,053	100.00%	$1,697,643,474.41	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	3,967	8.81%	$113,453,745.78	6.68%
13 – 24	19,803	43.95	714,404,981.78	42.08
25 – 36	17,259	38.31	690,662,366.94	40.68
37 – 48	3,915	8.69	172,734,982.46	10.17
49 – 60	109	0.24	6,387,397.45	0.38
Total:	45,053	100.00%	$1,697,643,474.41	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	11,601	25.75%	$421,628,043.11	24.84%
New York	8,040	17.85	305,458,600.97	17.99
Florida	4,878	10.83	184,641,653.24	10.88
New Jersey	4,870	10.81	177,803,674.69	10.47
Total:	29,389	65.24%	$1,089,531,972.01	64.18%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	12,766	28.34%	$494,702,900.54	29.14%
C Class	12,307	27.32	338,657,012.41	19.95
ML Class	7,551	16.76	264,265,574.38	15.57
S Class	2,817	6.25	183,365,472.41	10.80
GL Class	3,653	8.11	174,194,304.67	10.26
Total:	39,094	86.78%	$1,455,185,264.41	85.72%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2012-A (“MBALT 2012‑A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2012-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2012-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	01/31/2012	1,697,643,474.41	1.00	1,697,643,474.41	1.00
1	03/31/2012	1,639,160,271.74	0.97	1,634,161,625.08	0.96
2	04/30/2012	1,606,501,025.43	0.95	1,598,785,383.82	0.94
3	05/31/2012	1,571,685,496.98	0.93	1,559,298,447.76	0.92
4	06/30/2012	1,537,967,076.75	0.91	1,516,842,317.26	0.89
5	07/31/2012	1,501,103,868.42	0.88	1,475,309,676.75	0.87
6	08/31/2012	1,460,741,636.32	0.86	1,433,344,326.48	0.84
7	09/30/2012	1,416,491,023.42	0.83	1,393,821,042.31	0.82
8	10/31/2012	1,367,415,629.45	0.81	1,349,033,087.89	0.79
9	11/30/2012	1,312,757,878.47	0.77	1,301,013,975.18	0.77
10	12/31/2012	1,254,795,004.61	0.74	1,246,373,275.44	0.73
11	01/31/2013	1,190,690,448.90	0.70	1,194,744,364.14	0.70
12	02/28/2013	1,132,046,692.45	0.67	1,144,338,007.85	0.67
13	03/31/2013	1,075,479,046.82	0.63	1,088,053,254.54	0.64
14	04/30/2013	1,001,132,387.99	0.59	1,031,985,331.74	0.61
15	05/31/2013	934,386,100.95	0.55	975,841,755.31	0.57
16	06/30/2013	874,631,597.01	0.52	925,475,208.13	0.55
17	07/31/2013	813,045,335.75	0.48	868,375,848.73	0.51
18	08/31/2013	753,173,373.76	0.44	812,480,416.15	0.48
19	09/30/2013	690,809,736.77	0.41	758,254,859.90	0.45
20	10/31/2013	615,292,177.38	0.36	697,537,101.80	0.41
21	11/30/2013	552,608,716.16	0.33	638,347,606.95	0.38
22	12/31/2013	492,304,002.50	0.29	576,900,300.12	0.34
23	01/31/2014	443,140,305.46	0.26	517,237,872.00	0.30
24	02/28/2014	396,611,896.23	0.23	462,831,260.43	0.27
25	03/31/2014	348,334,633.61	0.21	396,558,972.39	0.23	*

*
The Servicer exercised its option to purchase the 2012-A exchange note on the first payment date on which the aggregate principal balance of the 2012-A notes was 10% or less of the aggregate principal balance of the 2012-A notes as of the closing date.

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2012-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	01/31/2012	–	–
1	03/31/2012	0.46%	142.29%
2	04/30/2012	0.47%	143.48%
3	05/31/2012	0.51%	152.24%
4	06/30/2012	0.58%	170.78%
5	07/31/2012	0.62%	166.94%
6	08/31/2012	0.64%	154.96%
7	09/30/2012	0.64%	135.65%
8	10/31/2012	0.65%	122.94%
9	11/30/2012	0.67%	111.84%
10	12/31/2012	0.73%	106.93%
11	01/31/2013	0.74%	97.22%
12	02/28/2013	0.74%	92.36%
13	03/31/2013	0.77%	92.84%
14	04/30/2013	0.71%	83.15%
15	05/31/2013	0.69%	78.24%
16	06/30/2013	0.67%	74.24%
17	07/31/2013	0.67%	72.63%
18	08/31/2013	0.67%	71.10%
19	09/30/2013	0.64%	67.03%
20	10/31/2013	0.56%	58.02%
21	11/30/2013	0.54%	54.85%
22	12/31/2013	0.53%	53.62%
23	01/31/2014	0.58%	58.35%
24	02/28/2014	0.62%	61.45%
25	03/31/2014	0.68%	68.95%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2012-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	03/31/2012	1,634,161,625.08	1,669,998.92	41	0.10%	248,597.21	7	0.02%	—	0	0.00%	0.00	0	0.00%
2	04/30/2012	1,598,785,383.82	1,870,572.86	48	0.12%	454,065.47	9	0.03%	23,813.27	1	0.00%	0.00	0	0.00%
3	05/31/2012	1,559,298,447.76	1,711,135.92	44	0.11%	459,706.06	10	0.03%	69,702.76	3	0.00%	0.00	0	0.00%
4	06/30/2012	1,516,842,317.26	2,248,448.03	59	0.15%	307,911.69	8	0.02%	103,749.60	3	0.01%	0.00	0	0.00%
5	07/31/2012	1,475,309,676.75	2,546,023.94	70	0.17%	474,450.47	13	0.03%	208,814.83	6	0.01%	0.00	0	0.00%
6	08/31/2012	1,433,344,326.48	2,439,360.90	67	0.17%	633,406.72	17	0.04%	164,482.35	6	0.01%	0.00	0	0.00%
7	09/30/2012	1,393,821,042.31	2,999,847.00	81	0.22%	527,644.85	15	0.04%	272,929.13	8	0.02%	0.00	0	0.00%
8	10/31/2012	1,349,033,087.89	2,904,901.36	80	0.22%	773,594.52	18	0.06%	135,012.34	3	0.01%	0.00	0	0.00%
9	11/30/2012	1,301,013,975.18	2,896,494.94	86	0.22%	868,679.52	21	0.07%	406,179.78	10	0.03%	0.00	0	0.00%
10	12/31/2012	1,246,373,275.44	4,546,295.96	123	0.36%	810,052.69	24	0.06%	338,286.43	10	0.03%	0.00	0	0.00%
11	01/31/2013	1,194,744,364.14	2,377,658.78	64	0.20%	883,905.98	25	0.07%	453,084.61	13	0.04%	0.00	0	0.00%
12	02/28/2013	1,144,338,007.85	3,133,713.26	86	0.27%	906,691.63	26	0.08%	226,878.16	8	0.02%	0.00	0	0.00%
13	03/31/2013	1,088,053,254.54	3,109,240.37	92	0.29%	375,559.45	11	0.03%	315,727.17	8	0.03%	0.00	0	0.00%
14	04/30/2013	1,031,985,331.74	2,666,086.82	76	0.26%	915,267.13	26	0.09%	156,377.11	5	0.02%	0.00	0	0.00%
15	05/31/2013	975,841,755.31	2,014,676.27	63	0.21%	830,326.81	22	0.09%	284,362.26	8	0.03%	0.00	0	0.00%
16	06/30/2013	925,475,208.13	2,195,532.76	66	0.24%	680,046.26	23	0.07%	379,326.36	9	0.04%	0.00	0	0.00%
17	07/31/2013	868,375,848.73	2,677,257.88	82	0.31%	653,043.01	19	0.08%	117,352.86	4	0.01%	0.00	0	0.00%
18	08/31/2013	812,480,416.15	2,723,172.90	80	0.34%	1,014,473.90	29	0.12%	207,734.85	6	0.03%	0.00	0	0.00%
19	09/30/2013	758,254,859.90	2,882,606.77	85	0.38%	755,023.95	23	0.10%	279,201.54	8	0.04%	0.00	0	0.00%
20	10/31/2013	697,537,101.80	2,281,524.63	72	0.33%	690,659.55	19	0.10%	197,687.83	7	0.03%	0.00	0	0.00%
21	11/30/2013	638,347,606.95	2,269,593.05	68	0.36%	886,800.69	28	0.14%	254,730.69	8	0.04%	0.00	0	0.00%
22	12/31/2013	576,900,300.12	2,049,445.09	63	0.36%	967,720.75	30	0.17%	218,669.18	8	0.04%	0.00	0	0.00%
23	01/31/2014	517,237,872.00	1,306,409.54	42	0.25%	701,523.61	20	0.14%	134,847.20	5	0.03%	0.00	0	0.00%
24	02/28/2014	462,831,260.43	1,889,541.60	62	0.41%	503,722.21	15	0.11%	176,548.50	6	0.04%	0.00	0	0.00%
25	03/31/2014	396,558,972.39	1,363,102.30	45	0.34%	642,064.64	21	0.16%	81,032.85	3	0.02%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2012-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	03/31/2012	812,383.21	965,239.27	(152,856.06)	(152,856.06)	(0.009)%
2	04/30/2012	692,919.38	662,596.99	30,322.39	(122,533.67)	(0.007)%
3	05/31/2012	1,151,969.64	663,834.46	488,135.18	365,601.51	0.022%
4	06/30/2012	737,870.52	882,143.14	(144,272.62)	221,328.89	0.013%
5	07/31/2012	1,032,305.80	1,137,205.33	(104,899.53)	116,429.36	0.007%
6	08/31/2012	996,172.43	1,081,453.81	(85,281.38)	31,147.98	0.002%
7	09/30/2012	1,048,850.56	1,145,004.52	(96,153.96)	(65,005.98)	(0.004)%
8	10/31/2012	818,412.71	570,756.62	247,656.09	182,650.11	0.011%
9	11/30/2012	2,232,651.29	2,561,540.80	(328,889.51)	(146,239.40)	(0.009)%
10	12/31/2012	5,216,292.82	5,999,405.48	(783,112.66)	(929,352.06)	(0.055)%
11	01/31/2013	3,845,089.74	4,148,172.09	(303,082.35)	(1,232,434.41)	(0.073)%
12	02/28/2013	1,297,769.48	1,459,961.58	(162,192.10)	(1,394,626.51)	(0.082)%
13	03/31/2013	949,474.67	1,230,465.63	(280,990.96)	(1,675,617.47)	(0.099)%
14	04/30/2013	930,497.72	1,163,871.00	(233,373.28)	(1,908,990.75)	(0.112)%
15	05/31/2013	809,815.08	808,113.25	1,701.83	(1,907,288.92)	(0.112)%
16	06/30/2013	891,874.84	722,151.33	169,723.51	(1,737,565.41)	(0.102)%
17	07/31/2013	1,057,298.73	1,005,989.06	51,309.67	(1,686,255.74)	(0.099)%
18	08/31/2013	602,452.89	781,759.98	(179,307.09)	(1,865,562.83)	(0.110)%
19	09/30/2013	656,569.19	724,932.03	(68,362.84)	(1,933,925.67)	(0.114)%
20	10/31/2013	800,964.49	847,936.26	(46,971.77)	(1,980,897.44)	(0.117)%
21	11/30/2013	424,966.02	628,266.75	(203,300.73)	(2,184,198.17)	(0.129)%
22	12/31/2013	661,488.51	580,383.23	81,105.28	(2,103,092.89)	(0.124)%
23	01/31/2014	621,265.18	607,975.31	13,289.87	(2,089,803.02)	(0.123)%
24	02/28/2014	404,717.80	396,372.92	8,344.88	(2,081,458.14)	(0.123)%
25	03/31/2014	583,898.11	672,422.81	(88,524.70)	(2,169,982.84)	(0.128)%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	03/31/2012	14,953,551.34	17,750,017.51	(2,796,466.17)	(2,796,466.17)	(0.165)%
2	04/30/2012	10,731,409.02	12,853,706.41	(2,122,297.39)	(4,918,763.56)	(0.290)%
3	05/31/2012	14,834,820.24	17,885,626.18	(3,050,805.94)	(7,969,569.50)	(0.469)%
4	06/30/2012	18,200,472.84	21,864,456.62	(3,663,983.78)	(11,633,553.28)	(0.685)%
5	07/31/2012	16,678,231.46	20,118,524.55	(3,440,293.09)	(15,073,846.37)	(0.888)%
6	08/31/2012	17,895,268.67	21,523,995.04	(3,628,726.37)	(18,702,572.74)	(1.102)%
7	09/30/2012	16,917,212.47	20,545,746.09	(3,628,533.62)	(22,331,106.36)	(1.315)%
8	10/31/2012	21,323,751.73	24,963,279.50	(3,639,527.77)	(25,970,634.13)	(1.530)%
9	11/30/2012	23,066,409.88	27,161,835.16	(4,095,425.28)	(30,066,059.41)	(1.771)%
10	12/31/2012	26,788,694.94	32,068,004.97	(5,279,310.03)	(35,345,369.44)	(2.082)%
11	01/31/2013	27,189,374.56	32,515,846.54	(5,326,471.98)	(40,671,841.42)	(2.396)%
12	02/28/2013	29,497,950.13	33,820,038.93	(4,322,088.80)	(44,993,930.22)	(2.650)%
13	03/31/2013	36,228,740.57	41,129,570.29	(4,900,829.72)	(49,894,759.94)	(2.939)%
14	04/30/2013	36,115,940.93	43,147,782.94	(7,031,842.01)	(56,926,601.95)	(3.353)%
15	05/31/2013	37,117,211.00	45,163,918.33	(8,046,707.33)	(64,973,309.28)	(3.827)%
16	06/30/2013	32,773,154.05	39,958,425.23	(7,185,271.18)	(72,158,580.46)	(4.251)%
17	07/31/2013	39,134,466.06	48,007,342.60	(8,872,876.54)	(81,031,457.00)	(4.773)%
18	08/31/2013	40,056,974.53	48,905,551.52	(8,848,576.99)	(89,880,033.99)	(5.294)%
19	09/30/2013	38,995,550.99	47,537,997.65	(8,542,446.66)	(98,422,480.65)	(5.798)%
20	10/31/2013	46,270,452.47	54,828,533.80	(8,558,081.33)	(106,980,561.98)	(6.302)%
21	11/30/2013	46,197,756.55	54,172,091.12	(7,974,334.57)	(114,954,896.55)	(6.771)%
22	12/31/2013	48,571,546.44	56,195,073.95	(7,623,527.51)	(122,578,424.06)	(7.221)%
23	01/31/2014	48,834,324.83	54,828,907.33	(5,994,582.50)	(128,573,006.56)	(7.574)%
24	02/28/2014	45,230,684.64	50,619,171.31	(5,388,486.67)	(133,961,493.23)	(7.891)%
25	03/31/2014	57,403,712.25	64,511,644.76	(7,107,932.51)	(141,069,425.74)	(8.310)%

Mercedes-Benz Auto Lease Trust 2013-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	April 24, 2013
Cutoff Date	February 28, 2013
Cutoff Date Aggregate Securitization Value	$2,399,519,126.59
Number of Leases	57,098
Average Securitization Value	$42,024.57
Securitization Value Range	$16,384.48 to $146,934.37
Percentage Mercedes-Benz Passenger Cars	72.21%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	27.79%
Aggregate Residual Value	$1,721,197,534.44
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	71.73%
Average Residual Value	$30,144.62
Residual Value Range	$10,581.20 to $86,210.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	63.29%
Weighted Average Original Term(2)	34.55 months
Original Term Range	18 to 60 months
Weighted Average Remaining Term(2)	25.13 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	780.28
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.25%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2013-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	11,413	19.99%	$485,036,931.09	20.21%
25 – 36	31,917	55.90	1,292,547,673.34	53.87
37 – 48	12,548	21.98	562,531,430.23	23.44
49 – 60	1,220	2.14	59,403,091.93	2.48
Total:	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	2,185	3.83%	$83,947,125.26	3.50%
13 – 24	30,913	54.14	1,230,742,781.39	51.29
25 – 36	18,378	32.19	821,685,063.20	34.24
37 – 48	5,436	9.52	250,932,831.42	10.46
49 – 60	186	0.33	12,211,325.32	0.51
Total:	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	16,560	29.00%	$680,327,226.27	28.35%
New York	9,051	15.85	383,519,705.41	15.98
Florida	6,405	11.22	270,886,169.44	11.29
New Jersey	5,356	9.38	222,721,848.80	9.28
Total:	37,372	65.45%	$1,557,454,949.92	64.90%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	15,800	27.67%	$680,586,773.73	28.36%
C Class	19,205	33.64	620,210,168.19	25.85
ML Class	6,283	11.00	265,237,988.59	11.05
GL Class	4,426	7.75	237,821,337.08	9.91
S Class	2,646	4.63	191,230,557.72	7.97
GLK Class	4,632	8.11	144,140,745.24	6.01
CLS Class	1,945	3.41	121,032,000.07	5.04
Total:	54,937	96.21%	$2,260,259,570.62	94.19%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2013-A (“MBALT 2013‑A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2013-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2013-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	02/28/2013	2,399,519,126.59	1.00	2,399,519,126.59	1.00
1	04/30/2013	2,330,335,419.19	0.97	2,330,708,720.58	0.97
2	05/31/2013	2,295,555,415.79	0.96	2,295,606,323.25	0.96
3	06/30/2013	2,260,576,078.82	0.94	2,259,679,009.01	0.94
4	07/31/2013	2,225,275,963.98	0.93	2,217,896,496.10	0.92
5	08/31/2013	2,189,775,025.64	0.91	2,177,177,946.76	0.91
6	09/30/2013	2,153,949,657.77	0.90	2,137,084,161.42	0.89
7	10/31/2013	2,118,170,254.32	0.88	2,094,373,336.50	0.87
8	11/30/2013	2,077,962,376.51	0.87	2,045,482,621.51	0.85
9	12/31/2013	2,034,365,964.98	0.85	1,988,594,983.24	0.83
10	01/31/2014	1,954,095,807.71	0.81	1,923,756,041.85	0.80
11	02/28/2014	1,876,580,078.71	0.78	1,860,275,292.44	0.78
12	03/31/2014	1,791,970,726.18	0.75	1,777,686,137.67	0.74
13	04/30/2014	1,708,227,924.21	0.71	1,696,093,290.30	0.71
14	05/31/2014	1,596,093,227.49	0.67	1,612,507,866.91	0.67
15	06/30/2014	1,488,800,999.60	0.62	1,516,087,440.97	0.63
16	07/31/2014	1,345,343,371.43	0.56	1,403,699,692.86	0.58
17	08/31/2014	1,220,401,671.50	0.51	1,285,822,175.39	0.54
18	09/30/2014	1,119,740,898.55	0.47	1,164,910,326.82	0.49
19	10/31/2014	1,003,676,634.14	0.42	1,062,239,872.76	0.44
20	11/30/2014	840,318,430.43	0.35	968,550,551.35	0.40
21	12/31/2014	750,724,163.77	0.31	858,836,371.04	0.36
22	01/31/2015	672,392,768.22	0.28	767,175,098.13	0.32
23	02/28/2015	594,853,354.51	0.25	687,420,021.62	0.29
24	03/31/2015	509,095,733.51	0.21	598,061,922.31	0.25	*

*
The Servicer exercised its option to purchase the 2013-A exchange note on the first payment date on which the aggregate principal balance of the 2013-A notes was 10% or less of the aggregate principal balance of the 2013-A notes as of the closing date.

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2013-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	02/28/2013	–	–
1	04/30/2013	0.29%	97.44%
2	05/31/2013	0.30%	99.77%
3	06/30/2013	0.31%	103.03%
4	07/31/2013	0.37%	119.77%
5	08/31/2013	0.40%	127.93%
6	09/30/2013	0.42%	131.87%
7	10/31/2013	0.45%	139.11%
8	11/30/2013	0.50%	144.78%
9	12/31/2013	0.58%	151.85%
10	01/31/2014	0.55%	128.83%
11	02/28/2014	0.54%	112.95%
12	03/31/2014	0.59%	109.50%
13	04/30/2014	0.65%	106.78%
14	05/31/2014	0.63%	92.05%
15	06/30/2014	0.63%	87.66%
16	07/31/2014	0.56%	74.06%
17	08/31/2014	0.56%	71.42%
17	09/30/2014	0.65%	80.84%
19	10/31/2014	0.62%	74.83%
20	11/30/2014	0.33%	38.34%
21	12/31/2014	0.41%	47.14%
22	01/31/2015	0.47%	52.68%
23	02/28/2015	0.47%	51.79%
24	03/31/2015	0.46%	49.82%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2013-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	04/30/2013	2,330,708,720.58	1,533,438.05	38	0.07%	289,102.98	6	0.01%	—	1	0.00%	0.00%	0	0.00%
2	05/31/2013	2,295,606,323.25	1,632,079.44	38	0.07%	310,457.94	8	0.01%	110,568.77	3	0.00%	0.00%	0	0.00%
3	06/30/2013	2,259,679,009.01	2,364,206.37	56	0.10%	635,738.73	13	0.03%	222,673.25	3	0.01%	0.00%	0	0.00%
4	07/31/2013	2,217,896,496.10	2,357,829.09	61	0.11%	558,916.24	11	0.03%	97,122.25	6	0.00%	0.00%	0	0.00%
5	08/31/2013	2,177,177,946.76	2,305,351.23	57	0.11%	608,067.93	15	0.03%	221,903.10	6	0.01%	0.00%	0	0.00%
6	09/30/2013	2,137,084,161.42	3,176,089.79	72	0.15%	539,930.04	12	0.03%	226,597.53	8	0.01%	0.00%	0	0.00%
7	10/31/2013	2,094,373,336.50	3,224,746.69	79	0.15%	667,950.40	17	0.03%	250,163.31	3	0.01%	0.00%	0	0.00%
8	11/30/2013	2,045,482,621.51	3,455,930.84	87	0.17%	949,183.23	21	0.05%	235,463.31	10	0.01%	0.00%	0	0.00%
9	12/31/2013	1,988,594,983.24	4,008,993.74	102	0.20%	576,031.64	13	0.03%	337,988.51	10	0.02%	0.00%	0	0.00%
10	01/31/2014	1,923,756,041.85	3,634,875.56	93	0.19%	1,377,651.06	37	0.07%	214,247.76	13	0.01%	0.00%	0	0.00%
11	02/28/2014	1,860,275,292.44	4,491,748.98	110	0.24%	1,061,140.93	26	0.06%	374,647.50	8	0.02%	0.00%	0	0.00%
12	03/31/2014	1,777,686,137.67	3,990,484.50	102	0.22%	1,210,218.30	29	0.07%	134,647.73	8	0.01%	0.00%	0	0.00%
13	04/30/2014	1,696,093,290.30	3,539,387.29	90	0.21%	946,925.02	23	0.06%	356,943.15	5	0.02%	0.00%	0	0.00%
14	05/31/2014	1,612,507,866.91	4,213,805.91	114	0.26%	1,036,544.88	29	0.06%	554,480.52	8	0.03%	0.00%	0	0.00%
15	06/30/2014	1,516,087,440.97	3,565,260.66	96	0.24%	1,131,747.26	29	0.07%	310,945.36	9	0.02%	0.00%	0	0.00%
16	07/31/2014	1,403,699,692.86	3,309,457.40	95	0.24%	729,669.41	19	0.05%	296,298.89	4	0.02%	0.00%	0	0.00%
17	08/31/2014	1,285,822,175.39	3,534,108.77	100	0.27%	1,004,728.68	29	0.08%	246,074.99	6	0.02%	0.00%	0	0.00%
18	09/30/2014	1,164,910,326.82	3,169,594.80	96	0.27%	1,115,663.15	32	0.10%	392,509.00	8	0.03%	0.00%	0	0.00%
19	10/31/2014	1,062,239,872.76	3,002,781.85	88	0.28%	600,856.96	18	0.06%	265,926.10	7	0.03%	0.00%	0	0.00%
20	11/30/2014	968,550,551.35	3,133,319.26	88	0.32%	1,110,901.49	32	0.11%	187,856.26	8	0.02%	0.00%	0	0.00%
21	12/31/2014	858,836,371.04	3,018,598.01	86	0.35%	776,762.99	24	0.09%	196,322.90	8	0.02%	0.00%	0	0.00%
22	01/31/2015	767,175,098.13	2,443,233.67	72	0.32%	749,179.50	20	0.10%	133,180.02	5	0.02%	0.00%	0	0.00%
23	02/28/2015	687,420,021.62	2,793,768.75	82	0.41%	849,975.88	24	0.12%	101,777.31	6	0.01%	0.00%	0	0.00%
24	03/31/2015	598,061,922.31	1,728,849.87	50	0.29%	927,370.66	26	0.16%	286,878.68	3	0.05%	0.00%	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2013-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	04/30/2013	1,402,807.80	1,495,193.40	(92,385.60)	(92,385.60)	(0.004)%
2	05/31/2013	1,022,348.99	921,898.15	100,450.84	8,065.24	0.000%
3	06/30/2013	1,403,844.75	1,439,718.33	(35,873.58)	(27,808.34)	(0.001)%
4	07/31/2013	2,127,628.68	1,606,461.53	521,167.15	493,358.81	0.021%
5	08/31/2013	1,335,782.89	1,416,150.99	(80,368.10)	412,990.71	0.017%
6	09/30/2013	1,392,760.46	1,450,251.61	(57,491.15)	355,499.56	0.015%
7	10/31/2013	1,047,877.03	1,010,026.02	37,851.01	393,350.57	0.016%
8	11/30/2013	1,198,452.89	1,309,808.58	(111,355.69)	281,994.88	0.012%
9	12/31/2013	1,395,830.75	711,462.08	684,368.67	966,363.55	0.040%
10	01/31/2014	1,783,386.02	1,517,822.86	265,563.16	1,231,926.71	0.051%
11	02/28/2014	1,108,824.24	1,232,587.90	(123,763.66)	1,108,163.05	0.046%
12	03/31/2014	1,518,997.84	1,393,692.60	125,305.24	1,233,468.29	0.051%
13	04/30/2014	1,499,103.98	1,295,449.25	203,654.73	1,437,123.02	0.060%
14	05/31/2014	857,884.12	1,032,059.52	(174,175.40)	1,262,947.62	0.053%
15	06/30/2014	1,302,920.03	987,596.54	315,323.49	1,578,271.11	0.066%
16	07/31/2014	1,000,711.42	645,020.66	355,690.76	1,933,961.87	0.081%
17	08/31/2014	1,456,312.44	1,753,696.29	(297,383.85)	1,636,578.02	0.068%
18	09/30/2014	1,197,904.51	1,499,928.85	(302,024.34)	1,334,553.68	0.056%
19	10/31/2014	1,571,433.81	964,179.93	607,253.88	1,941,807.56	0.081%
20	11/30/2014	616,228.89	707,915.34	(91,686.45)	1,850,121.11	0.077%
21	12/31/2014	1,202,763.67	1,100,550.84	102,212.83	1,952,333.94	0.081%
22	01/31/2015	869,338.32	970,231.73	(100,893.41)	1,851,440.53	0.077%
23	02/28/2015	740,988.11	906,812.46	(165,824.35)	1,685,616.18	0.070%
24	03/31/2015	636,490.94	1,114,209.20	(477,718.26)	1,207,897.92	0.050%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	04/30/2013	11,855,533.53	13,400,102.62	(1,544,569.09)	(1,544,569.09)	(0.064)%
2	05/31/2013	5,800,892.13	6,601,267.78	(800,375.65)	(2,344,944.74)	(0.098)%
3	06/30/2013	8,009,392.84	9,120,413.45	(1,111,020.61)	(3,455,965.35)	(0.144)%
4	07/31/2013	11,611,864.06	13,059,418.90	(1,447,554.84)	(4,903,520.19)	(0.204)%
5	08/31/2013	11,277,965.07	12,862,926.21	(1,584,961.14)	(6,488,481.33)	(0.270)%
6	09/30/2013	11,101,277.50	12,434,493.62	(1,333,216.12)	(7,821,697.45)	(0.326)%
7	10/31/2013	13,924,208.27	15,110,638.38	(1,186,430.11)	(9,008,127.56)	(0.375)%
8	11/30/2013	19,947,431.47	21,523,527.46	(1,576,095.99)	(10,584,223.55)	(0.441)%
9	12/31/2013	26,736,888.34	28,476,328.86	(1,739,440.52)	(12,323,664.07)	(0.514)%
10	01/31/2014	36,289,726.50	37,423,022.25	(1,133,295.75)	(13,456,959.82)	(0.561)%
11	02/28/2014	36,730,858.41	37,470,720.74	(739,862.33)	(14,196,822.15)	(0.592)%
12	03/31/2014	54,472,244.65	55,607,860.53	(1,135,615.88)	(15,332,438.03)	(0.639)%
13	04/30/2014	55,089,342.19	56,919,384.63	(1,830,042.44)	(17,162,480.47)	(0.715)%
14	05/31/2014	58,478,605.01	60,811,219.82	(2,332,614.81)	(19,495,095.28)	(0.812)%
15	06/30/2014	71,241,818.18	73,148,635.21	(1,906,817.03)	(21,401,912.31)	(0.892)%
16	07/31/2014	89,069,944.82	87,470,776.05	1,599,168.77	(19,802,743.54)	(0.825)%
17	08/31/2014	96,321,765.87	91,194,437.92	5,127,327.95	(14,675,415.59)	(0.612)%
18	09/30/2014	100,875,561.01	96,167,332.16	4,708,228.85	(9,967,186.74)	(0.415)%
19	10/31/2014	83,380,726.59	81,879,274.05	1,501,452.54	(8,465,734.20)	(0.353)%
20	11/30/2014	77,651,236.43	78,019,802.78	(368,566.35)	(8,834,300.55)	(0.368)%
21	12/31/2014	92,830,549.02	94,068,328.64	(1,237,779.62)	(10,072,080.17)	(0.420)%
22	01/31/2015	77,754,951.04	76,799,976.97	954,974.07	(9,117,106.10)	(0.380)%
23	02/28/2015	67,515,308.11	66,724,109.21	791,198.90	(8,325,907.20)	(0.347)%
24	03/31/2015	77,130,994.87	77,419,355.59	(288,360.72)	(8,614,267.92)	(0.359)%

Mercedes-Benz Auto Lease Trust 2013-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	November 26, 2013
Cutoff Date	September 30, 2013
Cutoff Date Aggregate Securitization Value	$1,569,995,087.88
Number of Leases	37,363
Average Securitization Value	$42,020.05
Securitization Value Range	$16,596.41 to $148,205.98
Percentage Mercedes-Benz Passenger Cars	71.75%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	28.25%
Aggregate Residual Value	$1,159,889,424.74
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	73.88%
Average Residual Value	$31,043.80
Residual Value Range	$11,608.00 to $88,011.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	64.95%
Weighted Average Original Term(2)	34.16 months
Original Term Range	18 to 60 months
Weighted Average Remaining Term(2)	24.32 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	780.64
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.75%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2013-B.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	7,441	19.92%	$317,333,459.21	20.21%
25 – 36	21,303	57.02	877,797,626.75	55.91
37 – 48	7,972	21.34	342,443,042.95	21.81
49 – 60	647	1.73	32,420,958.97	2.07
Total:	37,363	100.00%	$1,569,995,087.88	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	3,367	9.01%	$128,616,742.52	8.19%
13 – 24	18,508	49.54	724,309,168.32	46.13
25 – 36	11,798	31.58	548,912,241.61	34.96
37 – 48	3,576	9.57	160,138,137.91	10.20
49 – 60	114	0.31	8,018,797.52	0.51
Total:	37,363	100.00%	$1,569,995,087.88	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	10,594	28.35%	$430,109,837.87	27.40%
New York	6,049	16.19	259,455,856.32	16.53
Florida	4,236	11.34	179,684,803.72	11.44
New Jersey	3,738	10.00	154,938,038.73	9.87
Texas	1,743	4.67	80,075,114.59	5.10
Total:	26,360	70.55%	$1,104,263,651.23	70.34%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
C Class	13,140	35.17%	$420,446,372.88	26.78%
E Class	9,500	25.43	401,530,523.90	25.58
ML Class	3,886	10.40	167,351,341.53	10.66
GL Class	2,661	7.12	154,148,897.77	9.82
S Class	1,849	4.95	130,136,451.74	8.29
GLK Class	3,424	9.16	107,704,055.62	6.86
Total:	34,460	92.23%	$1,381,317,643.44	87.99%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2013-B (“MBALT 2013‑B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2013-B
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2013-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	09/30/2013	1,569,995,087.88	1.00	1,569,995,087.88	1.00
1	11/30/2013	1,526,062,308.01	0.97	1,527,275,705.44	0.97
2	12/31/2013	1,504,019,096.12	0.96	1,503,851,364.59	0.96
3	01/31/2014	1,481,483,304.52	0.94	1,479,729,471.13	0.94
4	02/28/2014	1,458,785,130.76	0.93	1,455,572,943.61	0.93
5	03/31/2014	1,435,713,444.54	0.91	1,426,950,912.65	0.91
6	04/30/2014	1,411,431,154.09	0.90	1,395,276,710.06	0.89
7	05/31/2014	1,383,073,378.51	0.88	1,361,798,291.77	0.87
8	06/30/2014	1,352,414,267.36	0.86	1,323,259,503.16	0.84
9	07/31/2014	1,285,234,016.89	0.82	1,275,948,164.22	0.81
10	08/31/2014	1,220,804,186.83	0.78	1,223,844,220.38	0.78
11	09/30/2014	1,163,330,595.05	0.74	1,166,693,145.34	0.74
12	10/31/2014	1,099,243,393.98	0.70	1,115,914,554.08	0.71
13	11/30/2014	1,013,890,777.04	0.65	1,063,734,251.76	0.68
14	12/31/2014	927,539,848.55	0.59	992,845,148.46	0.63
15	01/31/2015	845,705,756.55	0.54	929,575,505.23	0.59
16	02/28/2015	786,264,454.59	0.50	867,951,231.24	0.55
17	03/31/2015	729,967,965.07	0.46	799,408,136.07	0.51
18	04/30/2015	680,000,670.93	0.43	734,467,369.13	0.47
19	05/31/2015	619,181,454.46	0.39	675,709,488.61	0.43
20	06/30/2015	551,612,495.61	0.35	612,670,688.56	0.39
21	07/31/2015	497,487,804.55	0.32	557,836,320.12	0.36
22	08/31/2015	444,966,050.50	0.28	504,752,368.19	0.32
23	09/30/2015	391,840,859.49	0.25	451,125,421.67	0.29
24	10/31/2015	356,884,678.21	0.23	406,597,665.95	0.26*

*
The Servicer exercised its option to purchase the 2013-B exchange note on the first payment date on which the aggregate principal balance of the 2013-B notes was 10% or less of the aggregate principal balance of the 2013-B notes as of the closing date.

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2013-B.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	09/30/2013	–	–
1	11/30/2013	0.27%	87.78%
2	12/31/2013	0.31%	101.11%
3	01/31/2014	0.34%	108.67%
4	02/28/2014	0.36%	112.62%
5	03/31/2014	0.42%	128.41%
6	04/30/2014	0.48%	144.49%
7	05/31/2014	0.52%	148.18%
8	06/30/2014	0.60%	153.29%
9	07/31/2014	0.50%	114.28%
10	08/31/2014	0.47%	96.09%
11	09/30/2014	0.54%	96.41%
12	10/31/2014	0.53%	84.94%
13	11/30/2014	0.43%	60.34%
14	12/31/2014	0.37%	50.44%
15	01/31/2015	0.30%	38.06%
16	02/28/2015	0.34%	42.55%
17	03/31/2015	0.44%	53.27%
18	04/30/2015	0.55%	64.84%
19	05/31/2015	0.55%	63.54%
20	06/30/2015	0.53%	59.47%
21	07/31/2015	0.54%	59.23%
22	08/31/2015	0.54%	58.36%
23	09/30/2015	0.53%	56.57%
24	10/31/2015	0.60%	63.17%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2013-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	11/30/2013	1,527,275,705.44	1,299,367.43	32	0.09%	582,638.47	10	0.04%	—	0	0.00%	0.00%	0	0.00%
2	12/31/2013	1,503,851,364.59	1,917,374.49	45	0.13%	190,822.14	5	0.01%	279,272.18	4	0.02%	0.00%	0	0.00%
3	01/31/2014	1,479,729,471.13	1,878,844.10	47	0.13%	226,948.14	5	0.02%	35,890.25	1	0.00%	0.00%	0	0.00%
4	02/28/2014	1,455,572,943.61	1,612,935.82	42	0.11%	632,922.87	16	0.04%	107,716.31	2	0.01%	0.00%	0	0.00%
5	03/31/2014	1,426,950,912.65	1,614,080.35	41	0.11%	160,856.67	4	0.01%	289,739.90	7	0.02%	0.00%	0	0.00%
6	04/30/2014	1,395,276,710.06	1,487,371.73	41	0.11%	233,088.09	6	0.02%	38,225.49	1	0.00%	0.00%	0	0.00%
7	05/31/2014	1,361,798,291.77	1,932,389.84	51	0.14%	400,601.43	12	0.03%	33,757.64	1	0.00%	0.00%	0	0.00%
8	06/30/2014	1,323,259,503.16	2,202,249.68	57	0.17%	472,404.68	12	0.04%	132,712.33	4	0.01%	0.00%	0	0.00%
9	07/31/2014	1,275,948,164.22	2,437,949.57	64	0.19%	287,658.44	7	0.02%	197,621.79	6	0.02%	0.00%	0	0.00%
10	08/31/2014	1,223,844,220.38	2,658,913.86	68	0.22%	361,652.82	10	0.03%	152,033.53	4	0.01%	0.00%	0	0.00%
11	09/30/2014	1,166,693,145.34	2,318,332.24	60	0.20%	486,573.75	13	0.04%	213,773.53	5	0.02%	0.00%	0	0.00%
12	10/31/2014	1,115,914,554.08	1,786,720.84	50	0.16%	632,109.30	15	0.06%	184,544.98	5	0.02%	0.00%	0	0.00%
13	11/30/2014	1,063,734,251.76	2,959,037.53	77	0.28%	530,065.32	14	0.05%	59,595.53	2	0.01%	0.00%	0	0.00%
14	12/31/2014	992,845,148.46	2,016,800.90	56	0.20%	674,460.98	19	0.07%	190,805.17	6	0.02%	0.00%	0	0.00%
15	01/31/2015	929,575,505.23	1,913,649.32	51	0.21%	639,957.17	19	0.07%	262,469.04	8	0.03%	0.00%	0	0.00%
16	02/28/2015	867,951,231.24	1,830,519.98	52	0.21%	664,096.58	18	0.08%	147,042.31	4	0.02%	0.00%	0	0.00%
17	03/31/2015	799,408,136.07	1,526,214.43	47	0.19%	109,491.55	3	0.01%	156,141.73	4	0.02%	0.00%	0	0.00%
18	04/30/2015	734,467,369.13	2,071,961.87	57	0.28%	322,110.20	10	0.04%	47,590.69	1	0.01%	0.00%	0	0.00%
19	05/31/2015	675,709,488.61	2,177,418.24	58	0.32%	596,543.76	16	0.09%	128,455.63	4	0.02%	0.00%	0	0.00%
20	06/30/2015	612,670,688.56	1,306,382.19	41	0.21%	399,489.21	11	0.07%	193,777.62	5	0.03%	0.00%	0	0.00%
21	07/31/2015	557,836,320.12	1,143,557.17	31	0.20%	390,227.83	13	0.07%	162,871.82	4	0.03%	0.00%	0	0.00%
22	08/31/2015	504,752,368.19	1,342,415.49	42	0.27%	609,275.81	15	0.12%	63,749.08	2	0.01%	0.00%	0	0.00%
23	09/30/2015	451,125,421.67	1,568,858.10	47	0.35%	271,990.95	7	0.06%	154,471.15	4	0.03%	0.00%	0	0.00%
24	10/31/2015	406,597,665.95	1,284,436.10	42	0.32%	328,388.70	10	0.08%	80,907.77	2	0.02%	0.00%	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2013-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	11/30/2013	840,908.85	757,087.16	83,821.69	83,821.69	0.005%
2	12/31/2013	800,801.94	686,704.50	114,097.44	197,919.13	0.013%
3	01/31/2014	1,267,405.62	1,167,433.13	99,972.49	297,891.62	0.019%
4	02/28/2014	606,600.58	700,211.68	(93,611.10)	204,280.52	0.013%
5	03/31/2014	788,413.76	594,821.09	193,592.67	397,873.19	0.025%
6	04/30/2014	1,146,053.90	1,138,020.05	8,033.85	405,907.04	0.026%
7	05/31/2014	528,482.54	718,166.78	(189,684.24)	216,222.80	0.014%
8	06/30/2014	683,446.05	719,096.86	(35,650.81)	180,571.99	0.012%
9	07/31/2014	806,244.57	530,054.47	276,190.10	456,762.09	0.029%
10	08/31/2014	995,034.15	896,642.57	98,391.58	555,153.67	0.035%
11	09/30/2014	894,708.77	946,801.85	(52,093.08)	503,060.59	0.032%
12	10/31/2014	978,656.29	962,396.46	16,259.83	519,320.42	0.033%
13	11/30/2014	999,653.34	759,808.14	239,845.20	759,165.62	0.048%
14	12/31/2014	1,129,349.24	814,831.81	314,517.43	1,073,683.05	0.068%
15	01/31/2015	734,237.76	952,447.59	(218,209.83)	855,473.22	0.054%
16	02/28/2015	603,077.92	443,626.71	159,451.21	1,014,924.43	0.065%
17	03/31/2015	604,539.95	716,832.75	(112,292.80)	902,631.63	0.057%
18	04/30/2015	624,309.92	648,415.87	(24,105.95)	878,525.68	0.056%
19	05/31/2015	643,470.15	696,811.92	(53,341.77)	825,183.91	0.053%
20	06/30/2015	853,081.84	643,595.37	209,486.47	1,034,670.38	0.066%
21	07/31/2015	515,474.62	646,502.51	(131,027.89)	903,642.49	0.058%
22	08/31/2015	632,322.00	574,509.32	57,812.68	961,455.17	0.061%
23	09/30/2015	450,874.24	452,777.55	(1,903.31)	959,551.86	0.061%
24	10/31/2015	597,081.65	609,789.36	(12,707.71)	946,844.15	0.060%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	11/30/2013	7,688,443.09	8,608,629.86	(920,186.77)	(920,186.77)	(0.059)%
2	12/31/2013	4,634,378.91	5,155,512.14	(521,133.23)	(1,441,320.00)	(0.092)%
3	01/31/2014	5,447,048.82	5,903,459.42	(456,410.60)	(1,897,730.60)	(0.121)%
4	02/28/2014	6,354,436.77	6,885,999.46	(531,562.69)	(2,429,293.29)	(0.155)%
5	03/31/2014	10,219,007.20	10,789,460.11	(570,452.91)	(2,999,746.20)	(0.191)%
6	04/30/2014	13,326,625.24	14,288,843.01	(962,217.77)	(3,961,963.97)	(0.252)%
7	05/31/2014	15,727,193.39	16,947,320.70	(1,220,127.31)	(5,182,091.28)	(0.330)%
8	06/30/2014	20,557,172.02	21,380,669.16	(823,497.14)	(6,005,588.42)	(0.383)%
9	07/31/2014	29,242,165.90	29,400,175.11	(158,009.21)	(6,163,597.63)	(0.393)%
10	08/31/2014	35,042,653.04	33,362,274.72	1,680,378.32	(4,483,219.31)	(0.286)%
11	09/30/2014	40,468,098.42	38,779,023.13	1,689,075.29	(2,794,144.02)	(0.178)%
12	10/31/2014	34,445,399.83	33,423,934.28	1,021,465.55	(1,772,678.47)	(0.113)%
13	11/30/2014	36,797,624.89	36,520,874.45	276,750.44	(1,495,928.03)	(0.095)%
14	12/31/2014	54,817,298.66	54,270,133.03	547,165.63	(948,762.40)	(0.060)%
15	01/31/2015	49,608,733.60	48,348,959.73	1,259,773.87	311,011.47	0.020%
16	02/28/2015	48,809,282.90	46,756,722.41	2,052,560.49	2,363,571.96	0.151%
17	03/31/2015	55,100,444.77	52,553,551.17	2,546,893.60	4,910,465.56	0.313%
18	04/30/2015	52,799,390.23	50,726,472.09	2,072,918.14	6,983,383.70	0.445%
19	05/31/2015	47,732,012.68	46,089,557.75	1,642,454.93	8,625,838.63	0.549%
20	06/30/2015	52,103,458.91	52,178,623.43	(75,164.52)	8,550,674.11	0.545%
21	07/31/2015	45,094,094.08	44,913,316.81	180,777.27	8,731,451.38	0.556%
22	08/31/2015	43,850,738.56	42,276,686.14	1,574,052.42	10,305,503.80	0.656%
23	09/30/2015	45,677,452.22	44,766,946.60	910,505.62	11,216,009.42	0.714%
24	10/31/2015	36,979,459.63	36,138,571.80	840,887.83	12,056,897.25	0.768%

Mercedes-Benz Auto Lease Trust 2014-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	April 9, 2014
Cutoff Date	February 28, 2014
Cutoff Date Aggregate Securitization Value	$2,379,989,193.90
Number of Leases	56,365
Average Securitization Value	$42,224.59
Securitization Value Range	$18,013.68 to $149,003.84
Percentage Mercedes-Benz Passenger Cars	71.06%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	28.94%
Aggregate Residual Value	$1,759,458,761.00
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	73.93%
Average Residual Value	$31,215.45
Residual Value Range	$10,288.88 to $90,392.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	64.99%
Weighted Average Original Term(2)	34.55 months
Original Term Range	18 to 60 months
Weighted Average Remaining Term(2)	24.30 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	780.81
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.75%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2014-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	7,427	13.18%	$311,599,040.98	13.09%
25 – 36	36,087	64.02	1,516,762,938.58	63.73
37 – 48	11,819	20.97	501,958,346.04	21.09
49 – 60	1,032	1.83	49,668,868.30	2.09
Total:	56,365	100.00%	$2,379,989,193.90	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	8,075	14.33%	$287,167,095.77	12.07%
13 – 24	25,222	44.75	992,353,225.70	41.70
25 – 36	19,015	33.74	906,684,907.59	38.10
37 – 48	3,944	7.00	184,999,588.28	7.77
49 – 60	109	0.19	8,784,376.56	0.37
Total:	56,365	100.00%	$2,379,989,193.90	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	15,642	27.75%	$637,537,496.94	26.79%
New York	9,278	16.46	396,536,464.57	16.66
Florida	6,516	11.56	277,026,513.70	11.64
New Jersey	5,441	9.65	228,250,719.24	9.59
Texas	2,657	4.71	120,737,633.00	5.07
Total:	39,534	70.13%	$1,660,088,827.45	69.75%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	15,099	26.79%	$646,185,236.83	27.15%
C Class	18,373	32.60	575,155,771.61	24.17
ML Class	6,057	10.75	264,051,689.09	11.09
GL Class	4,146	7.36	251,016,190.54	10.55
S Class	2,249	3.99	163,670,108.37	6.88
GLK Class	4,609	8.18	149,005,594.17	6.26
Total:	50,533	89.67%	$2,049,084,590.61	86.10%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2014-A (“MBALT 2014‑A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2014-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2014-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	02/28/2014	2,379,989,193.90	1.00	2,379,989,193.90	1.00
1	04/30/2014	2,313,126,052.80	0.97	2,311,898,847.25	0.97
2	05/31/2014	2,278,649,061.08	0.96	2,274,725,700.46	0.96
3	06/30/2014	2,243,954,404.12	0.94	2,234,007,759.23	0.94
4	07/31/2014	2,207,920,176.94	0.93	2,189,068,642.12	0.92
5	08/31/2014	2,171,191,302.36	0.91	2,140,112,180.81	0.90
6	09/30/2014	2,134,751,030.79	0.90	2,086,106,159.77	0.88
7	10/31/2014	2,074,452,929.75	0.87	2,028,838,246.17	0.85
8	11/30/2014	1,997,686,240.29	0.84	1,967,356,109.08	0.83
9	12/31/2014	1,884,705,701.55	0.79	1,886,103,236.51	0.79
10	01/31/2015	1,777,661,270.79	0.75	1,809,040,151.86	0.76
11	02/28/2015	1,689,250,310.95	0.71	1,735,234,642.72	0.73
12	03/31/2015	1,601,593,448.09	0.67	1,645,118,168.95	0.69
13	04/30/2015	1,517,235,658.19	0.64	1,560,756,784.54	0.66
14	05/31/2015	1,428,905,014.05	0.60	1,482,298,903.04	0.62
15	06/30/2015	1,330,429,809.06	0.56	1,393,593,020.86	0.59
16	07/31/2015	1,236,722,895.92	0.52	1,308,888,978.91	0.55
17	08/31/2015	1,152,297,594.75	0.48	1,224,811,524.45	0.51
18	09/30/2015	1,064,284,450.91	0.45	1,132,550,695.15	0.48
19	10/31/2015	981,678,671.98	0.41	1,049,938,274.76	0.44
20	11/30/2015	883,161,508.63	0.37	964,055,036.22	0.41
21	12/31/2015	791,476,035.72	0.33	870,239,447.20	0.37
22	01/31/2016	699,143,499.08	0.29	798,291,788.94	0.34
23	02/29/2016	602,989,959.05	0.25	723,937,584.50	0.30
24	03/31/2016	549,593,729.34	0.23	639,268,310.54	0.27
25	04/30/2016	499,177,424.38	0.21	568,013,326.04	0.24	*

*
The Servicer exercised its option to purchase the 2014-A exchange note on the first payment date on which the aggregate principal balance of the 2014-A notes was 10% or less of the aggregate principal balance of the 2014-A notes as of the closing date.

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2014-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	02/28/2014	–	–
1	04/30/2014	0.33%	108.10%
2	05/31/2014	0.36%	117.12%
3	06/30/2014	0.42%	132.22%
4	07/31/2014	0.47%	148.36%
5	08/31/2014	0.54%	165.79%
6	09/30/2014	0.62%	187.26%
7	10/31/2014	0.60%	168.35%
8	11/30/2014	0.54%	137.77%
9	12/31/2014	0.43%	98.52%
10	01/31/2015	0.36%	71.94%
11	02/28/2015	0.37%	65.60%
12	03/31/2015	0.46%	72.80%
13	04/30/2015	0.54%	77.14%
14	05/31/2015	0.55%	74.18%
15	06/30/2015	0.55%	71.13%
16	07/31/2015	0.55%	68.43%
17	08/31/2015	0.58%	69.52%
18	09/30/2015	0.61%	72.02%
19	10/31/2015	0.63%	72.46%
20	11/30/2015	0.59%	66.69%
21	12/31/2015	0.61%	66.79%
22	01/31/2016	0.52%	55.94%
23	02/29/2016	0.39%	41.57%
24	03/31/2016	0.54%	56.57%
25	04/30/2016	0.64%	66.21%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2014-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	04/30/2014	2,311,898,847.25	1,577,532.27	31	0.07%	388,776.37	8	0.02%	—	0	0.00%	0.00	0	0.00%
2	05/31/2014	2,274,725,700.46	1,914,011.81	48	0.08%	669,006.86	10	0.03%	160,074.97	3	0.01%	0.00	0	0.00%
3	06/30/2014	2,234,007,759.23	2,781,415.26	64	0.12%	600,409.65	16	0.03%	116,660.60	3	0.01%	0.00	0	0.00%
4	07/31/2014	2,189,068,642.12	2,523,911.37	58	0.12%	442,319.85	11	0.02%	314,388.78	9	0.01%	0.00	0	0.00%
5	08/31/2014	2,140,112,180.81	2,454,875.26	60	0.11%	852,021.97	21	0.04%	189,970.57	6	0.01%	0.00	0	0.00%
6	09/30/2014	2,086,106,159.77	3,038,277.14	74	0.15%	777,033.51	18	0.04%	344,389.37	9	0.02%	0.00	0	0.00%
7	10/31/2014	2,028,838,246.17	2,565,029.16	65	0.13%	810,468.97	20	0.04%	654,072.67	15	0.03%	0.00	0	0.00%
8	11/30/2014	1,967,356,109.08	3,749,939.77	89	0.19%	529,167.61	14	0.03%	447,185.39	10	0.02%	0.00	0	0.00%
9	12/31/2014	1,886,103,236.51	3,652,895.86	90	0.19%	839,313.63	20	0.04%	351,042.50	9	0.02%	0.00	0	0.00%
10	01/31/2015	1,809,040,151.86	3,563,681.76	83	0.20%	1,045,615.44	27	0.06%	197,083.72	5	0.01%	0.00	0	0.00%
11	02/28/2015	1,735,234,642.72	3,900,416.82	92	0.22%	1,046,195.43	25	0.06%	194,869.74	6	0.01%	0.00	0	0.00%
12	03/31/2015	1,645,118,168.95	2,733,410.27	70	0.17%	950,905.44	22	0.06%	189,694.77	4	0.01%	0.00	0	0.00%
13	04/30/2015	1,560,756,784.54	3,420,421.77	88	0.22%	670,981.29	16	0.04%	192,372.63	4	0.01%	0.00	0	0.00%
14	05/31/2015	1,482,298,903.04	3,602,492.44	91	0.24%	978,370.60	24	0.07%	165,492.51	5	0.01%	0.00	0	0.00%
15	06/30/2015	1,393,593,020.86	3,687,960.01	97	0.26%	752,250.42	18	0.05%	193,654.54	5	0.01%	0.00	0	0.00%
16	07/31/2015	1,308,888,978.91	3,516,036.69	98	0.27%	663,631.17	19	0.05%	49,879.48	1	0.00%	0.00	0	0.00%
17	08/31/2015	1,224,811,524.45	3,577,141.53	91	0.29%	983,899.48	29	0.08%	208,418.20	7	0.02%	0.00	0	0.00%
18	09/30/2015	1,132,550,695.15	3,078,377.01	83	0.27%	923,793.11	24	0.08%	468,933.72	14	0.04%	0.00	0	0.00%
19	10/31/2015	1,049,938,274.76	3,436,708.13	94	0.33%	730,325.98	21	0.07%	413,185.20	11	0.04%	0.00	0	0.00%
20	11/30/2015	964,055,036.22	3,079,494.83	82	0.32%	867,425.92	24	0.09%	62,053.61	2	0.01%	0.00	0	0.00%
21	12/31/2015	870,239,447.20	3,324,534.84	91	0.38%	959,993.10	25	0.11%	309,047.38	9	0.04%	0.00	0	0.00%
27	01/31/2016	798,291,788.94	2,568,558.47	74	0.32%	1,222,473.35	32	0.15%	369,434.58	9	0.05%	0.00	0	0.00%
28	02/29/2016	723,937,584.50	2,404,508.97	64	0.33%	881,978.71	24	0.12%	181,483.36	5	0.03%	0.00	0	0.00%
29	03/31/2016	639,268,310.54	2,122,907.42	59	0.33%	792,322.11	23	0.12%	213,904.37	6	0.03%	0.00	0	0.00%
30	04/30/2016	568,013,326.04	1,974,055.16	53	0.35%	889,619.37	25	0.16%	156,312.50	4	0.03%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2014-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	04/30/2014	1,487,384.11	1,484,720.78	2,663.33	2,663.33	0.000%
2	05/31/2014	844,854.31	677,741.98	167,112.33	169,775.66	0.007%
3	06/30/2014	1,417,803.32	1,344,991.59	72,811.73	242,587.39	0.010%
4	07/31/2014	1,144,611.28	838,630.08	305,981.20	548,568.59	0.023%
5	08/31/2014	1,700,353.37	1,445,220.64	255,132.73	803,701.32	0.034%
6	09/30/2014	1,799,169.23	1,715,659.70	83,509.53	887,210.85	0.037%
7	10/31/2014	1,388,616.97	1,219,101.20	169,515.77	1,056,726.62	0.044%
8	11/30/2014	1,245,642.27	1,132,623.51	113,018.76	1,169,745.38	0.049%
9	12/31/2014	1,339,121.44	1,168,188.41	170,933.03	1,340,678.41	0.056%
10	01/31/2015	1,677,782.15	1,364,751.02	313,031.13	1,653,709.54	0.069%
11	02/28/2015	1,274,186.58	1,161,053.68	113,132.90	1,766,842.44	0.074%
12	03/31/2015	1,855,043.41	1,447,660.58	407,382.83	2,174,225.27	0.091%
13	04/30/2015	1,250,159.37	1,474,981.65	(224,822.28)	1,949,402.99	0.082%
14	05/31/2015	1,035,778.39	1,092,082.24	(56,303.85)	1,893,099.14	0.080%
15	06/30/2015	833,887.46	1,178,668.12	(344,780.66)	1,548,318.48	0.065%
16	07/31/2015	1,269,390.17	1,178,250.81	91,139.36	1,639,457.84	0.069%
17	08/31/2015	639,552.05	967,538.33	(327,986.28)	1,311,471.56	0.055%
18	09/30/2015	875,065.91	834,639.18	40,426.73	1,351,898.29	0.057%
19	10/31/2015	1,107,076.07	1,016,129.15	90,946.92	1,442,845.21	0.061%
20	11/30/2015	1,125,157.85	843,983.16	281,174.69	1,724,019.90	0.072%
21	12/31/2015	924,530.51	985,665.72	(61,135.21)	1,662,884.69	0.070%
22	01/31/2016	898,332.11	551,091.32	347,240.79	2,010,125.48	0.084%
23	02/29/2016	907,980.20	718,497.61	189,482.59	2,199,608.07	0.092%
24	03/31/2016	644,087.96	868,169.59	(224,081.63)	1,975,526.44	0.083%
25	04/30/2016	637,653.52	767,362.24	(129,708.72)	1,845,817.72	0.078%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	04/30/2014	13,539,948.30	15,029,958.06	(1,490,009.76)	(1,490,009.76)	(0.063)%
2	05/31/2014	9,898,136.35	10,934,652.97	(1,036,516.62)	(2,526,526.38)	(0.106)%
3	06/30/2014	12,763,641.79	13,973,933.33	(1,210,291.54)	(3,736,817.92)	(0.157)%
4	07/31/2014	17,255,666.95	18,030,840.10	(775,173.15)	(4,511,991.07)	(0.190)%
5	08/31/2014	20,983,815.71	21,566,278.16	(582,462.45)	(5,094,453.52)	(0.214)%
6	09/30/2014	26,263,667.87	25,936,139.84	327,528.03	(4,766,925.49)	(0.200)%
7	10/31/2014	30,253,340.44	30,208,000.12	45,340.32	(4,721,585.17)	(0.198)%
8	11/30/2014	35,756,183.71	36,208,666.45	(452,482.74)	(5,174,067.91)	(0.217)%
9	12/31/2014	54,517,413.22	54,131,425.88	385,987.34	(4,788,080.57)	(0.201)%
10	01/31/2015	51,828,895.57	50,939,057.21	889,838.36	(3,898,242.21)	(0.164)%
11	02/28/2015	50,278,235.24	48,224,611.91	2,053,623.33	(1,844,618.88)	(0.078)%
12	03/31/2015	64,697,684.46	62,212,061.97	2,485,622.49	641,003.61	0.027%
13	04/30/2015	61,292,371.78	59,486,627.75	1,805,744.03	2,446,747.64	0.103%
14	05/31/2015	56,478,786.58	56,107,602.02	371,184.56	2,817,932.20	0.118%
15	06/30/2015	67,342,956.82	67,334,633.62	8,323.20	2,826,255.40	0.119%
16	07/31/2015	63,776,853.44	63,898,947.42	(122,093.98)	2,704,161.42	0.114%
17	08/31/2015	64,486,319.31	63,462,608.09	1,023,711.22	3,727,872.64	0.157%
18	09/30/2015	74,288,270.57	72,302,134.22	1,986,136.35	5,714,008.99	0.240%
19	10/31/2015	65,254,553.21	62,644,217.75	2,610,335.46	8,324,344.45	0.350%
20	11/30/2015	68,590,429.87	65,848,676.60	2,741,753.27	11,066,097.72	0.465%
21	12/31/2015	78,021,204.76	74,687,344.14	3,333,860.62	14,399,958.34	0.605%
22	01/31/2016	58,629,030.53	55,952,287.10	2,676,743.43	17,076,701.77	0.718%
23	02/29/2016	61,281,992.55	58,544,927.66	2,737,064.89	19,813,766.66	0.833%
24	03/31/2016	72,717,639.91	68,422,646.96	4,294,992.95	24,108,759.61	1.013%
25	04/30/2016	60,601,914.50	57,195,518.75	3,406,395.75	27,515,155.36	1.156%

Mercedes-Benz Auto Lease Trust 2015-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	January 14, 2015
Cutoff Date	November 30, 2014
Cutoff Date Aggregate Securitization Value	$2,410,007,750.93
Number of Leases	57,690
Average Securitization Value	$41,775.14
Securitization Value Range	$15,984.13 to $147,416.02
Percentage Mercedes-Benz Passenger Cars	69.74%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	30.26%
Aggregate Residual Value	$1,762,832,979.55
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	73.15%
Average Residual Value	$30,556.99
Residual Value Range	$11,513.00 to $88,301.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	64.56%
Weighted Average Original Term(2)	34.41 months
Original Term Range	18 to 60 months
Weighted Average Remaining Term(2)	23.64 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	782.11
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.75%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2015-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	4,794	8.31%	$185,007,954.17	7.68%
25 – 36	40,879	70.86%	1,696,818,218.56	70.41%
37 – 48	11,087	19.22%	485,691,102.02	20.15%
49 – 60	930	1.61%	42,490,476.18	1.76%
Total:	57,690	100.00%	$2,410,007,750.93	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	8,298	14.38%	$266,153,792.55	11.04%
13 – 24	27,460	47.60%	1,052,856,399.23	43.69%
25 – 36	18,674	32.37%	918,505,912.68	38.11%
37 – 48	3,179	5.51%	165,288,784.19	6.86%
49 – 60	79	0.14%	7,202,862.28	0.30%
Total:	57,690	100.00%	$2,410,007,750.93	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	16,033	27.79%	$641,284,936.37	26.61%
New York	9,362	16.23	399,905,023.12	16.59%
Florida	6,785	11.76	285,564,137.50	11.85%
New Jersey	5,583	9.68	232,821,831.35	9.66%
Total:	37,763	65.46%	$1,559,575,928.34	64.71%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	16,088	27.89%	$659,974,716.28	27.38%
C Class	15,994	27.72	455,926,141.86	18.92
ML Class	6,667	11.56	291,375,272.93	12.09
GL Class	4,040	7.00	241,651,671.64	10.03
S Class	2,707	4.69	238,772,581.87	9.91
GLK Class	5,248	9.10	172,664,252.27	7.16
Total:	46,704	87.96%	$2,060,364,636.85	85.49%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2015-A (“MBALT 2015‑A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2015-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2015-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	11/30/2014	2,410,007,750.93	1.00	2,410,007,750.93	1.00
1	01/31/2015	2,338,513,908.00	0.97	2,332,437,524.34	0.97
2	02/28/2015	2,301,011,679.82	0.95	2,291,269,676.03	0.95
3	03/31/2015	2,263,523,405.62	0.94	2,240,435,601.94	0.93
4	04/30/2015	2,217,900,185.57	0.92	2,187,647,986.13	0.91
5	05/31/2015	2,170,231,739.04	0.90	2,134,622,835.98	0.89
6	06/30/2015	2,117,423,859.28	0.88	2,072,822,537.54	0.86
7	07/31/2015	2,046,811,749.27	0.85	2,008,695,902.18	0.83
8	08/31/2015	1,976,044,820.70	0.82	1,942,927,158.88	0.81
9	09/30/2015	1,899,112,203.17	0.79	1,869,226,174.72	0.78
10	10/31/2015	1,803,127,703.50	0.75	1,793,442,239.73	0.74
11	11/30/2015	1,692,492,381.55	0.70	1,709,705,122.64	0.71
12	12/31/2015	1,560,765,408.68	0.65	1,613,464,450.06	0.67
13	01/31/2016	1,470,315,518.63	0.61	1,538,050,072.27	0.64
14	02/29/2016	1,384,212,900.50	0.57	1,463,083,749.06	0.61
15	03/31/2016	1,272,994,824.21	0.53	1,363,820,896.60	0.57
16	04/30/2016	1,187,618,418.72	0.49	1,268,083,446.19	0.53
17	05/31/2016	1,115,559,088.01	0.46	1,182,648,975.72	0.49
18	06/30/2016	1,011,918,947.51	0.42	1,086,589,691.38	0.45
19	07/31/2016	916,301,530.69	0.38	1,003,253,139.68	0.42

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2015-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	11/30/2014	—	—
1	01/31/2015	0.43%	137.67%
2	02/28/2015	0.45%	140.04%
3	03/31/2015	0.55%	170.07%
4	04/30/2015	0.57%	173.33%
5	05/31/2015	0.58%	172.04%
6	06/30/2015	0.62%	172.49%
7	07/31/2015	0.60%	149.94%
8	08/31/2015	0.61%	134.88%
9	09/30/2015	0.64%	125.49%
10	10/31/2015	0.62%	106.87%
11	11/30/2015	0.58%	89.65%
12	12/31/2015	0.53%	72.40%
13	01/31/2016	0.52%	67.39%
14	02/29/2016	0.52%	64.60%
15	03/31/2016	0.50%	60.59%
16	04/30/2016	0.57%	66.73%
17	05/31/2016	0.64%	73.57%
18	06/31/2016	0.63%	70.49%
19	07/31/2016	0.60%	65.19%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2015-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	01/31/2015	2,332,437,524.34	1,603,659.02	37	0.07%	761,983.45	16	0.03%	—	0	0.00%	0.00	0	0.00%
2	02/28/2015	2,291,269,676.03	2,243,840.24	56	0.10%	388,797.71	11	0.02%	320,681.96	6	0.01%	0.00	0	0.00%
3	03/31/2015	2,240,435,601.94	2,553,118.71	62	0.11%	309,026.48	8	0.01%	93,533.16	2	0.00%	0.00	0	0.00%
4	04/30/2015	2,187,647,986.13	2,300,140.83	52	0.11%	618,324.34	13	0.03%	54,705.83	2	0.00%	0.00	0	0.00%
5	05/31/2015	2,134,622,835.98	3,049,568.65	68	0.14%	456,218.11	12	0.02%	253,786.52	5	0.01%	0.00	0	0.00%
6	06/30/2015	2,072,822,537.54	3,445,113.92	79	0.17%	585,366.38	12	0.03%	141,910.37	4	0.01%	0.00	0	0.00%
7	07/31/2015	2,008,695,902.18	3,072,435.21	71	0.15%	838,484.52	19	0.04%	185,310.29	3	0.01%	0.00	0	0.00%
8	08/31/2015	1,942,927,158.88	3,130,193.30	73	0.16%	942,075.86	23	0.05%	256,406.47	7	0.01%	0.00	0	0.00%
9	09/30/2015	1,869,226,174.72	3,808,145.40	89	0.20%	1,031,138.67	25	0.06%	107,299.35	3	0.01%	0.00	0	0.00%
10	10/31/2015	1,793,442,239.73	3,664,261.34	97	0.20%	954,794.48	20	0.05%	451,658.96	11	0.03%	0.00	0	0.00%
11	11/30/2015	1,709,705,122.64	3,828,921.84	92	0.22%	1,036,466.64	30	0.06%	202,574.01	3	0.01%	0.00	0	0.00%
12	12/31/2015	1,613,464,450.06	3,503,359.98	86	0.22%	1,121,905.73	28	0.07%	430,547.79	12	0.03%	0.00	0	0.00%
13	01/31/2016	1,538,050,072.27	3,183,019.07	78	0.21%	1,283,955.76	33	0.08%	585,082.79	12	0.04%	0.00	0	0.00%
14	02/29/2016	1,463,083,749.06	3,724,072.61	89	0.25%	877,711.50	21	0.06%	398,557.34	9	0.03%	0.00	0	0.00%
15	03/31/2016	1,363,820,896.60	4,025,843.17	95	0.30%	979,134.92	24	0.07%	216,666.28	4	0.02%	0.00	0	0.00%
16	04/30/2016	1,268,083,446.19	3,063,687.16	75	0.24%	1,448,459.99	34	0.11%	202,780.03	6	0.02%	0.00	0	0.00%
17	05/31/2016	1,182,648,975.72	9,097,619.94	288	0.77%	2,356,352.02	70	0.20%	1,018,568.41	29	0.09%	0.00	0	0.00%
18	06/30/2016	1,086,589,691.38	3,526,166.80	98	0.32%	827,096.95	20	0.08%	450,890.25	12	0.04%	0.00	0	0.00%
19	07/31/2016	1,003,253,139.68	3,398,123.60	98	0.34%	1,467,944.18	38	0.15%	313,842.54	6	0.03%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2015-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	01/31/2015	1,795,825.81	1,916,697.13	(120,871.32)	(120,871.32)	(0.005)%
2	02/28/2015	1,298,050.09	1,318,484.52	(20,434.43)	(141,305.75)	(0.006)%
3	03/31/2015	1,433,260.67	1,250,455.43	182,805.24	41,499.49	0.002%
4	04/30/2015	1,443,847.52	1,556,905.42	(113,057.90)	(71,558.41)	(0.003)%
5	05/31/2015	1,395,614.05	988,669.33	406,944.72	335,386.31	0.014%
6	06/30/2015	1,309,327.32	1,434,752.93	(125,425.61)	209,960.70	0.009%
7	07/31/2015	1,375,988.31	1,541,337.73	(165,349.42)	44,611.28	0.002%
8	08/31/2015	1,211,939.18	1,113,265.51	98,673.67	143,284.95	0.006%
9	09/30/2015	1,441,249.31	1,049,173.98	392,075.33	535,360.28	0.022%
10	10/31/2015	1,537,631.15	1,494,175.95	43,455.20	578,815.48	0.024%
11	11/30/2015	1,515,875.39	1,488,385.13	27,490.26	606,305.74	0.025%
12	12/31/2015	1,632,760.63	1,352,054.56	280,706.07	887,011.81	0.037%
13	01/31/2016	1,378,318.40	1,212,430.98	165,887.42	1,052,899.23	0.044%
14	02/29/2016	1,724,047.70	1,400,136.65	323,911.05	1,376,810.28	0.057%
15	03/31/2016	1,261,669.07	1,084,299.44	177,369.63	1,554,179.91	0.064%
16	04/30/2016	1,075,176.07	1,309,002.36	(233,826.29)	1,320,353.62	0.055%
17	05/31/2016	887,917.37	671,896.67	216,020.70	1,536,374.32	0.064%
18	06/30/2016	1,300,944.58	1,039,611.87	261,332.71	1,797,707.03	0.075%
19	07/31/2016	1,417,201.53	1,483,642.17	(66,440.64)	1,731,266.39	0.072%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	01/31/2015	18,718,492.17	20,360,091.33	(1,641,599.16)	(1,641,599.16)	(0.068)%
2	02/28/2015	11,906,211.94	12,791,663.36	(885,451.42)	(2,527,050.58)	(0.105)%
3	03/31/2015	20,133,168.69	21,732,832.74	(1,599,664.05)	(4,126,714.63)	(0.171)%
4	04/30/2015	23,444,787.71	24,859,866.31	(1,415,078.60)	(5,541,793.23)	(0.230)%
5	05/31/2015	24,186,042.90	25,572,255.19	(1,386,212.29)	(6,928,005.52)	(0.287)%
6	06/30/2015	32,512,414.22	34,636,573.27	(2,124,159.05)	(9,052,164.57)	(0.376)%
7	07/31/2015	35,417,888.95	37,594,264.73	(2,176,375.78)	(11,228,540.35)	(0.466)%
8	08/31/2015	38,108,719.44	39,809,687.93	(1,700,968.49)	(12,929,508.84)	(0.536)%
9	09/30/2015	46,664,607.70	48,108,466.64	(1,443,858.94)	(14,373,367.78)	(0.596)%
10	10/31/2015	49,273,082.61	50,470,247.34	(1,197,164.73)	(15,570,532.51)	(0.646)%
11	11/30/2015	57,025,886.39	57,138,879.72	(112,993.33)	(15,683,525.84)	(0.651)%
12	12/31/2015	70,264,072.21	69,779,729.17	484,343.04	(15,199,182.80)	(0.631)%
13	01/31/2016	52,015,980.43	51,068,325.37	947,655.06	(14,251,527.74)	(0.591)%
14	02/29/2016	51,171,227.65	49,871,876.45	1,299,351.20	(12,952,176.54)	(0.537)%
15	03/31/2016	76,559,849.89	73,216,251.70	3,343,598.19	(9,608,578.35)	(0.399)%
16	04/30/2016	74,648,706.12	72,745,046.65	1,903,659.47	(7,704,918.88)	(0.320)%
17	05/31/2016	65,893,815.45	64,617,410.81	1,276,404.64	(6,428,514.24)	(0.267)%
18	06/30/2016	76,955,509.98	75,171,325.34	1,784,184.64	(4,644,329.60)	(0.193)%
19	07/31/2016	65,291,006.08	63,893,655.96	1,397,350.12	(3,246,979.48)	(0.135)%

Mercedes-Benz Auto Lease Trust 2015-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	October 28, 2015
Cutoff Date	August 31, 2015
Cutoff Date Aggregate Securitization Value	$1,510,005,517.86
Number of Leases	35,751
Average Securitization Value	$42,236.74
Securitization Value Range	$16,970.26 to $148,035.96
Percentage Mercedes-Benz Passenger Cars	69.56%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	30.44%
Aggregate Residual Value	$1,109,844,215.49
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	73.50%
Average Residual Value	$31,043.73
Residual Value Range	$12,661.00 to $92,341.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	64.71%
Weighted Average Original Term(2)	35.42 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	23.96 months
Remaining Term Range	3 to 56 months
Weighted Average FICO® Score(2)	783.31
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 6.75%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2015-B.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	1,417	3.96%	$57,581,764.38	3.81%
25 – 36	28,937	80.94	1,206,466,340.91	79.90
37 – 48	4,964	13.88	223,687,102.27	14.81
49 – 60	433	1.21	22,270,310.30	1.47
Total:	35,751	100.00%	$1,510,005,517.86	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	5,136	14.37%	$178,955,803.01	11.85%
13 – 24	12,595	35.23	512,699,858.72	33.95
25 – 36	16,837	47.10	744,703,408.89	49.32
37 – 48	1,148	3.21	70,512,231.93	4.67
49 – 60	35	0.10	3,134,215.31	0.21
Total:	35,751	100.00%	$1,510,005,517.86	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	9,929	27.77%	$402,763,365.74	26.67%
New York	5,703	15.95	246,326,906.77	16.31
Florida	4,504	12.60	191,917,855.32	12.71
New Jersey	3,384	9.47	143,241,841.46	9.49
Total:	23,520	65.79	$984,249,969.29	65.18%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
C Class	10,432	29.18%	$330,295,170.61	21.87%
E Class	8,147	22.79	328,872,349.08	21.78
S Class	2,230	6.24	193,896,303.47	12.84
ML Class	4,272	11.95	188,095,856.98	12.46
GL Class	2,455	6.87	143,187,015.81	9.48
GLK Class	2,426	6.79	79,429,593.30	5.26
Total:	29,962	83.82%	$1,263,776,289.25	83.69%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2015-B (“MBALT 2015-B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2015-B
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

 MBALT 2015-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	08/31/2015	1,510,005,517.86	1.00	1,510,005,517.86	1.00
1	10/31/2015	1,466,035,323.34	0.97	1,458,214,232.33	0.97
2	11/30/2015	1,434,447,842.78	0.95	1,426,678,279.29	0.94
3	12/31/2015	1,402,652,617.58	0.93	1,389,405,275.76	0.92
4	01/31/2016	1,369,862,269.95	0.91	1,356,229,720.29	0.90
5	02/29/2016	1,336,652,331.22	0.89	1,320,833,731.85	0.87
6	03/31/2016	1,296,796,796.58	0.86	1,278,731,127.75	0.85
7	04/30/2016	1,258,175,804.95	0.83	1,237,330,179.99	0.82
8	05/31/2016	1,219,393,995.48	0.81	1,198,211,645.90	0.79
9	06/30/2016	1,170,909,152.42	0.78	1,151,239,377.51	0.76
10	07/31/2016	1,109,619,302.88	0.73	1,107,851,946.21	0.73

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2015-B.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	08/31/2015	—	—
1	10/31/2015	0.56%	176.25%
2	11/30/2015	0.48%	151.02%
3	12/31/2015	0.54%	165.01%
4	01/31/2016	0.51%	153.91%
5	02/29/2016	0.51%	152.36%
6	03/31/2016	0.54%	148.43%
7	04/30/2016	0.58%	144.55%
8	05/31/2016	0.62%	136.13%
9	06/30/2016	0.65%	127.18%
10	07/31/2016	0.59%	102.04%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2015-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	10/31/2015	1,458,214,232.33	911,283.98	19	0.06%	140,718.50	4	0.01%	94,694.53	2	0.01%	0.00	0	0.00%
2	11/30/2015	1,426,678,279.29	832,749.43	20	0.06%	426,370.13	10	0.03%	24,510.66	1	0.00%	0.00	0	0.00%
3	12/31/2015	1,389,405,275.76	1,579,144.30	35	0.11%	214,930.10	5	0.02%	173,363.42	3	0.01%	0.00	0	0.00%
4	01/31/2016	1,356,229,720.29	983,347.73	25	0.07%	1,023,300.21	22	0.08%	77,210.65	2	0.01%	0.00	0	0.00%
5	02/29/2016	1,320,833,731.85	1,199,250.40	27	0.09%	350,311.17	9	0.03%	373,867.69	7	0.03%	0.00	0	0.00%
6	03/31/2016	1,278,731,127.75	1,320,001.81	30	0.10%	448,368.40	12	0.04%	32,768.72	1	0.00%	0.00	0	0.00%
7	04/30/2016	1,237,330,179.99	1,491,222.05	34	0.12%	285,243.31	8	0.02%	147,616.48	4	0.01%	0.00	0	0.00%
8	05/31/2016	1,198,211,645.90	3,794,542.85	109	0.32%	814,577.96	22	0.07%	251,719.64	6	0.02%	0.00	0	0.00%
9	06/30/2016	1,151,239,377.51	1,998,668.00	47	0.17%	855,100.55	18	0.07%	241,569.30	4	0.02%	0.00	0	0.00%
10	07/31/2016	1,107,851,946.21	1,859,439.69	48	0.17%	947,943.66	21	0.09%	224,511.85	5	0.02%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2015-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	10/31/2015	1,008,930.67	1,098,995.90	(90,065.23)	(90,065.23)	(0.006)%
2	11/30/2015	692,817.27	686,024.03	6,793.24	(83,271.99)	(0.006)%
3	12/31/2015	670,862.41	628,464.31	42,398.10	(40,873.89)	(0.003)%
4	01/31/2016	845,681.52	731,946.44	113,735.08	72,861.19	0.005%
5	02/29/2016	795,284.14	867,527.31	(72,243.17)	618.02	0.000%
6	03/31/2016	1,004,129.60	813,569.08	190,560.52	191,178.54	0.013%
7	04/30/2016	634,380.17	677,361.36	(42,981.19)	148,197.35	0.010%
8	05/31/2016	401,865.98	330,354.68	71,511.30	219,708.65	0.015%
9	06/30/2016	996,982.45	795,635.46	201,346.99	421,055.64	0.028%
10	07/31/2016	788,390.90	686,571.89	101,819.01	522,874.65	0.035%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	10/31/2015	15,634,875.07	16,474,213.45	(839,338.38)	(839,338.38)	(0.056)%
2	11/30/2015	13,228,214.14	13,678,876.92	(450,662.78)	(1,290,001.16)	(0.085)%
3	12/31/2015	18,581,335.10	18,590,799.14	(9,464.04)	(1,299,465.20)	(0.086)%
4	01/31/2016	15,901,553.71	15,746,648.75	154,904.96	(1,144,560.24)	(0.076)%
5	02/29/2016	17,427,697.03	17,028,757.03	398,940.00	(745,620.24)	(0.049)%
6	03/31/2016	23,955,658.34	23,218,618.48	737,039.86	(8,580.38)	(0.001)%
7	04/30/2016	24,321,313.26	23,392,795.18	928,518.08	919,937.70	0.061%
8	05/31/2016	23,028,913.07	22,065,910.85	963,002.22	1,882,939.92	0.125%
9	06/30/2016	30,597,260.53	30,043,507.68	553,752.85	2,436,692.77	0.161%
10	07/31/2016	27,726,660.82	26,883,109.60	843,551.22	3,280,243.99	0.217%

Mercedes-Benz Auto Lease Trust 2016-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	March 16, 2016
Cutoff Date	January 31, 2016
Cutoff Date Securitization Value	$1,560,009,098.90
Number of Leases	37,427
Average Securitization Value	$41,681.38
Securitization Value Range	$16,476.99 to $194,994.42
Percentage Mercedes-Benz Passenger Cars	68.34%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	31.66%
Aggregate Residual Value	$1,158,924,346.82
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	74.29%
Average Residual Value	$30,964.93
Residual Value Range	$10,287.00 to $99,253.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	64.95%
Weighted Average Original Term(2)	35.78 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	23.45 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	781.60
Range of FICO® Scores	651 to 899

(1)	Discounted by the greater of the contract rate and 7.25%.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2016-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)

13 – 24	1,482	3.96%	$61,239,155.36	3.93%
25 – 36	30,970	82.75	1,272,680,624.07	81.58
37 – 48	4,606	12.31	206,989,997.17	13.27
49 – 60	369	0.99	19,099,322.30	1.22
Total:	37,427	100.00%	$1,560,009,098.90	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	6,768	18.08%	$226,937,285.20	14.55%
13 – 24	13,553	36.21	569,747,243.64	36.52
25 – 36	16,168	43.20	705,228,201.49	45.21
37 – 48	917	2.45	56,057,211.72	3.59
49 – 60	21	0.06	2,039,156.85	0.13
Total:	37,427	100.00%	$1,560,009,098.90	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	10,034	26.81%	$404,522,721.76	25.93%
New York	6,021	16.09	256,991,684.65	16.47
Florida	4,866	13.00	202,851,074.08	13.00
New Jersey	3,310	8.84	135,686,540.90	8.70
Texas	1,878	5.02	83,077,836.18	5.33
Total:	26,109	69.76%	$1,083,129,857.57	69.43%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
C Class	10,962	29.29%	$344,272,265.53	22.07%
E Class	7,420	19.83	297,884,919.19	19.10
S Class	2,530	6.76	216,727,747.35	13.89
ML/GLE Class	4,656	12.44	206,846,418.22	13.26
GL Class	2,523	6.74	144,924,460.33	9.29
GLK Class	2,509	6.70	80,172,659.62	5.14
Total:	30,600	81.76%	$1,290,828,470.24	82.75%

(1)	As a percentage of total number of Leases as of the Cutoff Date.

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2016-A (“MBALT 2016-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2016-A
Pool Factor(1)

(1)	Prepayment assumption based on 100% prepayment speed.

MBALT 2016-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	01/31/2016	1,560,009,098.90	1.00	1,560,009,098.90	1.00
1	03/31/2016	1,513,846,735.16	0.97	1,507,927,490.22	0.97
2	04/30/2016	1,488,191,072.16	0.95	1,476,457,776.64	0.95
3	05/31/2016	1,461,719,934.44	0.94	1,444,478,444.08	0.93
4	06/30/2016	1,433,721,088.11	0.92	1,404,110,147.71	0.90
5	07/31/2016	1,392,911,106.34	0.89	1,365,156,687.99	0.88

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2016-A.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	01/31/2016	—	—
1	03/31/2016	0.50%	153.97%
2	04/30/2016	0.56%	170.57%
3	05/31/2016	0.59%	177.34%
4	06/30/2016	0.70%	204.84%
5	07/31/2016	0.66%	177.23%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2016-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	Number of Leases	% of Securitization Value	61-90 Days Delinquent ($)	Number of Leases	% of Securitization Value	91-120 Days Delinquent ($)	Number of Leases	% of Securitization Value	120+ Days Delinquent ($)	Number of Leases	% of Securitization Value
1	03/31/2016	1,507,927,490.22	1,264,102.52	30	0.08%	164,610.37	3	0.01%	190,396.06	1	0.01%	0.00	0	0.00%
2	04/30/2016	1,476,457,776.64	1,662,979.39	36	0.11%	252,418.96	6	0.02%	-	0	0.00%	0.00	0	0.00%
3	05/31/2016	1,444,478,444.08	3,204,951.34	83	0.22%	634,101.60	15	0.04%	200,140.22	6	0.01%	0.00	0	0.00%
4	06/30/2016	1,404,110,147.71	2,467,550.37	52	0.18%	523,691.83	12	0.04%	329,837.99	4	0.02%	0.00	0	0.00%
5	07/31/2016	1,365,156,687.99	3,247,922.92	72	0.24%	582,903.83	11	0.04%	308,927.54	6	0.02%	0.00	0	0.00%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2016-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases ($)	Liquidation Value of Defaulted Leases ($)	Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) ($)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Securitization Value
1	03/31/2016	1,399,014.54	1,391,603.26	7,411.28	7,411.28	0.000%
2	04/30/2016	996,832.54	878,400.11	118,432.43	125,843.71	0.008%
3	05/31/2016	407,680.16	357,379.66	50,300.50	176,144.21	0.011%
4	06/30/2016	1,145,651.61	1,023,159.53	122,492.08	298,636.29	0.019%
5	07/31/2016	1,269,420.23	939,738.48	329,681.75	628,318.04	0.040%

	Date	Securitization Value of Liquidated Leases ($)	Liquidation Proceeds and Recoveries ($)	Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) ($)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	03/31/2016	14,184,803.92	15,009,807.83	(825,003.91)	(825,003.91)	-0.053%
2	04/30/2016	12,081,134.70	12,355,146.66	(274,011.96)	(1,099,015.87)	-0.070%
3	05/31/2016	13,700,581.06	13,883,401.51	(182,820.45)	(1,281,836.32)	-0.082%
4	06/30/2016	21,767,416.08	22,157,598.78	(390,182.70)	(1,672,019.02)	-0.107%
5	07/31/2016	20,478,348.32	20,567,172.97	(88,824.65)	(1,760,843.67)	-0.113%

Appendix B

Assumed Cashflows

Modeling Assumption: The cash flow schedules appearing in the immediately following tables were generated assuming that (i) the lessees make their remaining lease payments starting in September 2016 and every month thereafter until all scheduled lease payments are made and (ii) the residual value of the Leased Vehicles is due the month following the last related lease payment.

Period	Beginning Aggregate Securitization Value ($)	Base Monthly Payment ($)	Residual Value ($)
September 2016	1,232,513,851.10	20,171,750.24	0.00
October 2016	1,219,887,533.99	21,465,591.25	0.00
November 2016	1,205,814,216.14	21,165,240.04	13,201,129.32
December 2016	1,178,754,750.31	20,811,814.21	16,254,330.66
January 2017	1,148,831,437.81	20,549,231.03	10,665,565.40
February 2017	1,124,578,099.14	20,236,626.81	13,044,345.80
March 2017	1,098,111,477.37	20,040,441.11	8,166,765.24
April 2017	1,076,558,276.96	19,757,943.18	11,943,840.98
May 2017	1,051,379,911.23	19,414,659.10	13,697,611.61
June 2017	1,024,638,506.48	19,063,417.08	14,586,725.98
July 2017	997,196,975.75	18,760,630.77	13,291,421.20
August 2017	971,187,225.57	18,436,820.68	14,081,813.74
September 2017	944,553,361.69	17,948,961.17	20,543,313.98
October 2017	911,784,411.32	17,318,494.37	26,868,907.53
November 2017	873,121,789.13	16,588,743.38	31,109,582.30
December 2017	830,714,054.22	15,837,089.53	33,292,607.66
January 2018	786,618,015.85	15,240,454.35	24,058,494.66
February 2018	752,085,834.99	14,744,042.48	22,431,368.85
March 2018	719,467,846.36	14,287,003.90	19,940,259.30
April 2018	689,600,351.38	13,745,674.76	23,644,662.03
May 2018	656,388,764.44	13,198,476.84	24,266,313.00
June 2018	622,901,419.96	12,415,136.56	33,691,273.61
July 2018	580,569,437.72	11,749,712.52	29,407,535.74
August 2018	542,930,270.29	11,054,292.60	30,087,764.54
September 2018	505,078,455.37	10,307,445.28	30,972,261.50
October 2018	466,859,873.11	9,674,759.62	26,509,955.33
November 2018	433,504,794.09	8,397,700.12	54,444,570.45
December 2018	373,289,902.42	7,057,577.11	57,907,680.89
January 2019	310,587,216.79	5,963,826.59	46,292,137.85
February 2019	260,213,762.07	4,904,745.13	46,041,307.50
March 2019	210,845,234.90	3,880,836.20	44,755,664.04
April 2019	163,487,379.65	2,853,463.51	43,968,418.69
May 2019	117,657,434.69	2,135,895.70	31,188,522.65
June 2019	85,047,527.83	1,322,637.89	34,216,404.50
July 2019	50,025,242.04	1,208,357.95	3,733,801.80
August 2019	45,387,587.66	964,366.22	11,362,937.95
September 2019	33,336,550.46	820,083.24	4,916,649.05
October 2019	27,803,112.39	759,134.64	1,718,499.95
November 2019	25,495,262.42	662,838.18	2,856,660.80
December 2019	22,131,414.05	550,366.40	3,537,947.80
January 2020	18,178,088.82	452,391.08	2,836,484.95
February 2020	15,000,274.77	373,577.99	2,694,508.70
March 2020	12,023,944.91	283,115.16	2,657,909.30
April 2020	9,156,441.03	208,112.57	2,262,170.70
May 2020	6,742,164.81	135,983.09	2,431,893.55

A-I-1

Period	Beginning Aggregate Securitization Value ($)	Base Monthly Payment ($)	Residual Value ($)
June 2020	4,215,582.96	68,326.44	2,126,869.80
July 2020	2,046,274.24	55,423.21	400,931.55
August 2020	1,602,642.02	42,978.78	284,346.50
September 2020	1,285,321.86	38,032.92	154,108.25
October 2020	1,101,259.74	38,032.92	0.00
November 2020	1,070,184.84	31,020.09	165,006.00
December 2020	880,919.98	27,696.19	143,039.00
January 2021	715,759.94	16,100.63	200,195.85
February 2021	503,958.19	11,057.78	158,394.65
March 2021	337,701.19	9,007.76	53,298.00
April 2021	277,508.55	5,690.53	163,021.75
May 2021	110,544.13	0.00	111,212.00
June 2021	0.00	0.00	0.00

A-I-2

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear.  The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Description of the Notes—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing IRS Form W-8ECI.

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing IRS Form W-9.

A-I-3

United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  IRS Form W-8BEN, W-8BEN-E and W-8ECI are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either IRS Form W-8BEN, W-8BEN-E or W-8ECI changes, a new IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable, must be filed within 30 days of such change.  IRS Form W-8BEN, W-8BEN-E and W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.  The information contained in this Annex I is an integral part of the prospectus to which it is attached.

A-I-4

Mercedes-Benz Auto Lease Trust 2016-B
Issuer

Daimler Trust Leasing LLC
Depositor

Mercedes-Benz Financial Services USA LLC
Sponsor, Servicer and Administrator

$220,000,000   0.75000%  Class A-1 Asset Backed Notes
$407,000,000          1.15%  Class A-2 Asset Backed Notes
$315,000,000          1.35%  Class A-3 Asset Backed Notes
$95,160,000            1.52%  Class A-4 Asset Backed Notes

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  Daimler Trust Leasing LLC has not authorized anyone to provide you with additional or different information.  Daimler Trust Leasing LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes may be required to deliver a prospectus until 90 days after the date of this prospectus.

Joint Bookrunners
Credit Agricole Securities	BofA Merrill Lynch	SMBC Nikko

Co-Managers
Deutsche Bank Securities		HSBC
October 18, 2016